SCHEDULE 14C INFORMATION
           Information Statement Pursuant to Section 14(c) of the
                  Securities Exchange Act of 1934

Check the appropriate box:
[x]    Preliminary Information Statement
[ ]   Confidential, for Use of the Commission Only [as permitted by
Rule 14c-65(d)(2)]
[ ]   Definitive Proxy Statement

                INTRAOP MEDICAL CORPORATION
              (FORMERLY DIGITALPREVIEWS.COM, INC.)
          (name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-
11 and 0-11.

1)Title of each class of securities to which transaction applies:
             Common stock
2)Aggregate number of securities to which transaction applies:
             14,923,000 common shares
3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        Per unit price is $2.15 representing the price per share for the last reported over-the-counter sale of the securities on April 16, 2004.

Aggregate number of Securities (Item 2)      14,923,000 shares
Price Per Unit (Item 3 above)                $2.15
Filing Fee per $1,000,000 offering value     $126
Filing Fee for aggregate offering*           $4,065.10

*Calculated as: aggregate number of securities (item 2 above) multiplied by per unit price (item 3 above) multiplied by
0.00012670 (representing the fee of $126.70 per $1,000,000).

4)Proposed maximum aggregate value of transaction:
      $32,084,450
    5)  Total fee paid:   $4,065.10

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the
offsetting fee was paid previously.   Identify the previous filing by
registration statement number, or the Form or Schedule and the date of its filing.
    1)   Amount Previously Paid:
    2)   Form, Schedule or Registration Statement No.:
    3)   Filing Party:
    4)   Date Filed:

                      INTRAOP MEDICAL CORPORATION
                          INFORMATION STATEMENT

FOR WRITTEN CONSENT OF STOCKHOLDERS
provided to the Stockholders of Intraop Medical Corporation

This Information Statement for Written Consent of Stockholders (the "Information Statement") is being furnished to the holders of outstanding shares of common stock of Intraop Medical Corporation, a Nevada Corporation (the "Company"), by the Board of Directors of the Company in connection with the solicitation of an action of the Company's stockholders (the "Stockholders") by written consent in lieu of a special meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US
A PROXY.

     WE ARE ASKING YOU TO RETURN A WRITTEN CONSENT
     ---------------------------------------------

The Company and Intraop Medical, Inc., a Delaware corporation (the "Target"), have entered into an agreement that provides for a merger, as result of which the Target will be merged with and into the Company. In the merger, the Target's stockholders will receive one share of the Company common stock for each of their shares of the Target common stock and each of their shares of the Target preferred stock. Each warrant and convertible note of the Target, outstanding and unexercised as of the effective time of the merger and each option to purchase common stock of the Target then outstanding will be assumed by the Company. Pursuant to an Agreement for the Purchase of Common Stock dated as of October 3, 2003 (as amended) on the closing of the merger, the Company will cancel up to 19,932,265 shares of its common stock currently owned of record by the Company's principal shareholder, David Shamy, as directed by the Target. Mr. Shamy received remuneration for his agreement to cancel such shares.

All information concerning the Company in this Information Statement has been furnished by the Company, and all information concerning Intraop Medical, Inc., a Delaware corporation has been furnished by Intraop Medical, Inc. The Stockholders are encouraged to read this Information Statement carefully and understand it before they consent.

Share Information: The OTC/BB closing price of the Company common stock on April 13, 2004 was $1.95 per share.

SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER IN DETERMINING HOW TO VOTE ON THE PROPOSED MERGER.

NEITHER THE SECURITIES AND THE EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE ISSUED IN THIS TRANSACTION OR DETERMINED THAT THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL
OFFENSE.

THIS INFORMATION STATEMENT IS DATED APRIL 16, 2004. THIS INFORMATION STATEMENT AND THE ENCLOSED WRITTEN CONSENT OF THE STOCKHOLDERS OF
INTRAOP MEDICAL CORPORATION (THE "WRITTEN CONSENT") ARE FIRST BEING MAILED TO THE STOCKHOLDERS ON OR ABOUT APRIL 27, 2004.


                             SUMMARY

This brief summary highlights selected information from this Information Statement. It does not contain all of the information that is important to you.

STOCKHOLDERS ARE ENCOURAGED TO CAREFULLY READ THIS ENTIRE DOCUMENT AND OTHER DOCUMENTS TO WHICH THIS INFORMATION STATEMENT REFERS TO FULLY UNDERSTAND OUR PROPOSED MERGER. EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN LEGAL, TAX AND ACCOUNTING ADVISORS REGARDING THE CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE SOLICITATION MADE HEREBY AND THE MATTERS REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TARGET.

This Information Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company or the Target since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

The Merger (page 19)
We have attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

Parties to the Merger (page 19)
Intraop Medical Corporation (the "Company")
7408 Comstock Circle
Salt Lake City, Utah 84121
801-943-2345

Intraop Medical, Inc. (the "Target")
3170 De la Cruz Blvd., Suite 108
Santa Clara, California 95054
408-986-6020

Intraop Medical Corporation is a Nevada corporation which was organized for the purposes of engaging in the consulting and seminar business.
In September 2003, Intraop Medical Corporation, in anticipation of negotiating the merger with Intraop Medical, Inc. formally abandoned its consulting and seminar business operations.

Intraop Medical, Inc. is a privately-held Delaware corporation which manufactures, markets, and distributes the Mobetron, a proprietary medical device used in Intraoperative Radiation Therapy as therapy for a wide range of cancers.

Effect and Timing of the Merger
We propose that the Company and the Target combine by way of merger as a result of which each shareholder of the Target will receive one share of the Company's common stock in exchange for each share of Target common stock or Target preferred stock. Each warrant and convertible note of the Target, outstanding and unexercised as of the effective time of the merger and each option to purchase common stock of the Target then outstanding will be assumed by the Company. On the closing of the merger, the Company will cancel up to 19,932,265 shares of its common stock currently owned of record by the Company's principal shareholder, David Shamy, as directed by the Target. Mr. Shamy received remuneration for his agreement to cancel such shares.

     We expect to complete the merger no later than May      , 2004,
although the merger agreement does not automatically expire on such date. If the merger is not completed by June 30, 2004, either the Target or the Company may terminate the merger.

Name and Management After the Merger (pages 20 and 55)
Upon consummation of the merger, the Company will retain its name. Upon the closing of the merger the officers and directors of the Company will resign their positions and the directors and officers of the Company will be as follows:

     Name                        Position
     ----                        --------
Donald A. Goer                Chief Executive Officer, President,
                                and Director
John P. Matheu                Director
Mary Louise Meurk             Secretary and Director
Theodore L. Phillips, M.D.    Director
Richard Simon                 Vice President of Operations
Howard Solovei                Chief Financial Officer

Potential Ability of the Officers, Directors and Affiliates to Control the Affairs of the Surviving Corporation

Assuming no additional shares are issued in any equity financings by either the Company or Target prior to the merger and including approximately 858,000 shares which are issuable for services rendered in connection with the merger, on completion of the merger, the proposed officers and directors of the surviving corporation and their affiliates will own approximately 12.0 percent (including shares and shares which may be issued for warrants, options, convertible securities) of the surviving corporation's approximately 21,000,000 fully diluted shares if the Company cancels all 19,932,265 shares of Company common stock owned by David Shamy. The actual number of shares may vary depending on pre-merger equity activities of the Target. If the maximum of 22,000,000 shares are issued to Target equity holders in the merger, total shares outstanding at the closing of the merger would be approximately 24,360,000 and the percentage held by officers and directors and their affiliates would be approximately 10.2 percent.
See "Business of Target" for a discussion of such activities.

The Written Consent
Your Written Consent (attached hereto as Appendix E) is solicited by the Board of Directors of the Company to approve the merger and all of the transactions contemplated by the Merger Agreement (defined below) attached hereto as Appendix A, including approval of the Amended and Restated Articles of Incorporation of the Company, as the surviving corporation, attached as Exhibit B to the Merger Agreement attached hereto as Appendix A.

Record Date and Vote Required (page 30)
Approval of the merger by the Company's Stockholders requires the affirmative vote of the persons holding a majority of the outstanding shares of the Company common stock entitled to vote. You can vote if you owned Company common stock at the close of business on March 31, 2004, the record date. Each share of your Company common stock will be entitled to one vote at that time. As of the record date, David Shamy (currently one of the directors of the Company) beneficially owned 20,000,030 shares of Company common stock of which 20,000,000 were directly owned, and Phil Ray (also a director of the Company) beneficially owned 17,765 shares of the Company common stock of which 4,000 shares of Company common stock were directly owned. Together David Shamy and Phil Ray beneficially owned about 20,017,795 shares of the Company common stock, representing approximately 89.8 percent of the voting power of the Company common stock entitled to vote. The Target's directors, executive officers and affiliates owned no shares of the Company common stock of the record date.

Our Reasons for the Merger (page 25)
The Company's Board of Directors has unanimously approved the merger and the terms of the merger agreement and unanimously recommends that the stockholders vote in favor of the approval of the merger and the merger agreement. The Board believes that as a result of the Company's inability to succeed in the original business of the Company, the best way to give value back to the Company's stockholders was to find an industry which could supply significant revenues and thereby increase the potential for increased shareholder value. The Company believes that it has found such an industry in the industry for medical devices and believes that the Target's unique product, the Mobetron, will provide the Company an opportunity to increase the Company's stockholders return on investment. The Surviving Corporation will be managed by the officers and directors of the Target who have experience in this field.

In addition to the expected advantages of the merger discussed above, the Board of Directors of the Company is also aware of a number of potential disadvantages and risks associated with the merger, including the following:
  completion of the proposed merger is subject to satisfaction of closing conditions, including stockholder approval by both parties and due diligence investigation by the Target and therefore there can be no assurances that the proposed merger will be completed;

  on completion of the merger the Company will assume all of the Target's liabilities, whether disclosed or not, and after the merger the Company will not be able to obtain relief from anyone for breaches of the Target's representations and warranties;

  the Company has not been represented by counsel in the merger negotiations due to lack of resources and while the Company believes the merger terms to be fair, the Company has not had the benefit of experienced counsel assisting the Company with preparing the merger agreement and related documents;

  the Company does not know how many shares will be outstanding after the merger as the number of shares the Company is required to issue in the merger will depend on a number of factors, including the possible conversion of promissory notes to stock, the amount of equity fundraising completed before the merger and the amount of interest and dividends convertible into stock as well as the number of shares held by David Shamy which may be cancelled or may be transferred to other individuals in connection with the pre-merger financing transactions. The maximum amount of shares of common stock the Company is required to issue in the merger is 22,000,000. Each additional share that is issued in the merger will mean additional dilution for the Company's equity holders on the date of the merger;

  - the Target is a development-stage company that has been in operation for over 10 years and has never been profitable;

  -   the Target has significant additional capital needs;

  - the Target's single product is subject to uncertain market acceptance;

  - the Target is dependent on key suppliers and has limited manufacturing experience;

  -   the Target is subject to intense competition;

  - the Target's industry is subject to rapid, unpredictable and significant technological change;

  - the Target may be unable to protect its patents and proprietary technology;

  - the Target may unknowingly infringe the intellectual property rights of third parties and thereby expose the Company to suit;

  -   the Target is subject to extensive government regulation;

  -   the Target expects to be highly dependent on overseas sales;

  - if the Target's revenue stream were to become more dependent upon third party payors such as insurance companies, the revenues could decrease and business could suffer;

  - the Target could be subject to product liability claims for which it has limited insurance coverage;

  - the Target is substantially dependent on certain employees and the loss of the services of one or more of these employees would have a material adverse effect;

The Target's limited resources may prevent it from developing additional products and services.

Stockholders are urged to carefully review the risk factors relating to the merger included in this Information Statement. See "Risk Factors" herein.

The discussion of our reasons for the merger includes forward-looking statements about possible or assumed future results of our operations and the performance of the combined company after the merger. For a discussion of factors that could affect these future results, see "Forward Looking Statements May Prove Inaccurate" on page 8.

Company Board's Recommendation to the Stockholders (page 19)
The Company's Board of Directors believes that the merger is advisable, fair to you and in your best interests, and unanimously recommends that you approve the merger and the merger agreement.

Per Share Market Price Information (page 44)
The Company's common stock is traded on the Over-the-Counter Bulletin Board Market under the symbol "IOPM." On April 13, 2004, the Company's common stock closed at $1.95 per share.

Conditions to Completion of the Merger (page 21)
Whether we complete the merger depends on a number of conditions being satisfied in addition to the Company stockholders' approval of the merger agreement. However, either the Company or the Target may choose to complete the merger even though one or more of these conditions has not been satisfied, as long as the law allows them to do so. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Waiver, Extension and Amendment (page 25)
The Company and the Target may jointly amend the merger agreement, and each the Company and the Target by action taken of authorized by their respective Boards of Directors may waive its right to require the other to adhere to the terms and conditions of the merger agreement and may extend the time for the performance of any obligations or other acts of the other parties.

Termination of the Merger Agreement (page 24)
The Company and the Target can agree at any time prior to completing the merger to terminate the merger agreement. In addition, either the Company or the Target can decide, without the other's consent, to terminate the merger agreement if the merger has not been completed by June 30, 2004, the other company has breached the merger agreement or for other reasons.

Interests of the Company's Officers and Directors in the Merger that Differ from Your Interests (page 27)

David Shamy, one of the Directors of the Company and the Company's principal shareholder has interests in the merger that differ from, or are in addition to, your interests as stockholders of the Company. David Shamy has entered into an Agreement for the Purchase of Common Stock dated as of October 3, 2003 (as amended) pursuant to which David Shamy has agreed that on the closing of the merger the Company can cancel up to 19,932,265 shares of its common stock currently owned of record by David Shamy, as directed by the Target. Mr. Shamy received remuneration of approximately $148,000 for his agreement to cancel such shares. See "The Merger - Interests of Company Management in the Merger and Potential Conflicts of Interests."

Dissenters' Appraisal Rights (page 27)
Nevada law provides dissenters' appraisal rights in the merger. The Target's stockholders will also have dissenters' appraisal rights in the merger pursuant to Delaware law and if applicable, may also have dissenters' rights under California law. The Target covenants in the Merger Agreement that not more than ten percent (10 percent) of the shares of the Target common stock (including shares of the Target preferred stock on an as-converted basis) outstanding immediately prior to the effective time of the Merger will be eligible as dissenting shares. If more than ten percent (10 percent) of the Target's stockholders dissent, the Company will have the right to terminate the Merger Agreement.

Accounting Treatment (page 30)
The Company will account for the merger using the purchase accounting method. This means that, for accounting and financial reporting purposes, the Company will make a determination of the fair value of the Target's assets and liabilities in order to allocate the purchase price to the assets acquired and the liabilities assumed.

Forward-Looking Statements May Prove Inaccurate
The Company has made forward-looking statements in this Information Statement and in other documents to which we refer you that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the surviving company after the merger is completed. When we use any of the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the actual financial results and performance of each of our companies after the merger, and these factors or events could cause those results or performance to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

  - we may be unable to raise the additional capital required for operations or to meet financial obligations;

  - the Target's single product may not meet the expected market acceptance;

  - competition among companies in the surviving company's industry may increase or a significant new competitor may emerge;

  - actions taken or failed to be taken by the Target's key suppliers;

  - loss of services of key employees would have adverse material effects on the business;

  - third parties may infringe the Target's proprietary intellectual property rights or patents;

  - inability to protect the Target's patents and proprietary technology;

  - litigation involving matters such as intellectual property and consumer issues, including product liability claims may adversely affect our business;

  - general economic conditions in the U.S. or abroad may change or be worse than we currently expect;

  - significant, rapid and unpredictable technological changes may occur in the industry;

  - legislative or regulatory changes may adversely affect our business; and

  -   changes may occur in the securities markets.

Going Concern Opinion
In connection with their audit of the financial statements for the year ended December 31, 2003 the Company's auditors, Madsen & Associates, CPAs Inc., have expressed that the Company has incurred losses since inception and has not yet been successful in establishing profitable operations, raising substantial doubt as to the Company's ability to continue as a going concern. See Madsen & Associates, CPAs, Inc.'s report on page 33 and Note 8 to the Financial Statements of the Company on page 42. In addition, there are substantial concerns about the Target's ability to continue as a going concern. See Note 2 to the Target's Unconsolidated Financial Statements for December 31, 2003 on page 65.

Certain Federal Income Tax Consequences (page 30)
The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Assuming the merger does qualify as a reorganization, subject to the limitations and qualifications referred to in this Information Statement the Company's holders of common stock will generally not recognize gain or loss for United States federal income tax purposes as a result of the merger. Stockholders who exercise dissenters' or appraisal rights with respect to such their shares of Company common stock with respect to the Merger and receive payment for such shares in cash will generally recognize capital gain or loss. No opinion of counsel will be issued as to the federal income tax effects of the merger.

Cash Received by Stockholders that Dissent.
Any Company Shareholder who perfects his or her dissenters' and appraisal rights under Nevada law will receive payment of the fair market value for his or her shares of the Company common stock.


                             RISK FACTORS

The Company Stockholders shall carefully consider the following risk factors, together with the other information included and incorporated by reference in this Information Statement, in deciding whether to approve the merger and the merger agreement.

Risks Relating to the Proposed Merger
Completion of the proposed merger is subject to satisfaction of closing conditions, including shareholder approval by both parties and due diligence.

Although the Merger Agreement has been executed, there can be no assurances that the proposed merger will be completed. There are several conditions to closing of the transaction, including shareholder approval by both the Company and the Target and satisfaction by the Target of its on-going due diligence investigation of the Company. Because of the way in which the transaction is structured to comply with applicable securities laws, approval of at least 75 percent of the Target's outstanding shares is required. Further, if the results of the Target's due diligence investigation is not satisfactory in its sole discretion or if events occur that have a material adverse effect on the Company, the Target may terminate the Agreement and the merger may not occur. Likewise, if events occur that have a material adverse effect on the Target the Company may terminate the Merger Agreement and the proposed merger. In addition, either party can terminate if the other has breached its representations and warranties (subject to a cure period), the parties may agree among themselves for any reason to terminate and the Merger Agreement by its terms expires on June 30, 2004. There can be no assurances that such events will not occur and the merger is therefore not a certainty.

If the merger does not occur, we will not have a viable business and unless another suitable merger partner can be found we will likely go out of business.

On completion of the merger we will assume all of the Target's liabilities, whether disclosed or not, and after the merger we will not be able to obtain relief from anyone for breaches of the Target representations and warranties.

If we merge with the Target, the entire Target's business will become ours, including any and all liabilities whether or not disclosed. And since after the merger the Target will cease to exist as an entity, we will have no-one to sue if there are any misrepresentations about the Target's business. We have conducted only a limited review of the Target business and there can be no assurances that such undisclosed liabilities do not exist. The Target does not currently have audited financial statements and is not expected to obtain audited financial statements until after the merger is completed.

In addition, the Target has significant obligations due or becoming due in the near future. The Target owes approximately $685,000 (including interest) to Siemens Oncology Care Systems ("Siemens"), the radiotherapy division of Siemens, A.G., due to the termination of the Target's Contract Manufacturing and Distribution agreement with Siemens which was terminated in October 2002. Repayment of amounts due under the termination agreement were due in five equal monthly installments beginning June 25, 2003. Only one payment has been made, in March 2004, and per agreement, interest is accruing on the outstanding balance. Although the Target is working to resolve payment of this account, no assurance can be given that Siemens will continue to grant forbearance. Actions by Siemens could have a material adverse effect on the business of the Target and cause the Company to terminate the Merger Agreement

The Target also owes certain promissory noteholders $650,000 on June 6, 2004 and $205,000 on September 1, 2004. Noteholders representing an additional $345,000 in obligations have agreed to convert their notes to equity upon completion of the merger. Noteholders have received warrants from the Target for their agreements to extend maturity and/or convert their promissory notes. Upon completion of the merger these obligations will be assumed by us. There can be no assurances that Target or, upon completion of the merger, the Company, will be able to satisfy these obligations. If any of the obligations are not timely repaid, actions by the noteholders could have a material adverse effect on the business of the Target and cause the Company to terminate the Merger Agreement.

We have not been represented by counsel in the merger negotiations.

Due to our lack of resources, we have not been able to hire counsel to represent the Company in connection with the merger. While we believe the merger terms to be fair, we have not had the benefit of experienced counsel assisting us with preparing the merger agreement and related documents. Not having counsel means we are not as confident as we might otherwise be that the terms of the merger are fair or that appropriate disclosures have been made, and there is no legal opinion to rely on.

We do not know how many shares will be outstanding after the merger.

The number of shares we are required to issue in the merger will depend on a number of factors, including the possible conversion of promissory notes to stock, the amount of equity fundraising completed before the merger and the amount of interest and dividends convertible into stock. The maximum number of shares we are required to issue in the merger is 22,000,000. Each additional share that is issued in the merger will mean additional dilution for our equity holders on the date of the merger.

Further, we do not as yet know how many shares of stock held by David Shamy will be cancelled in the merger. While it is anticipated that all 19,932,265 shares will be cancelled, it is possible that some shares may be transferred to other individuals in connection with pre-merger financing transactions.

Risks Relating to the Target's Business
If the proposed merger is completed, the business of the Target will become the sole business of the Company. The following are certain risks relating to the Target business as currently conducted.

The Target is a development-stage company that has been in operation for over 10 years and has never been profitable.

The Target is a medical device company that has experienced significant operating losses in each year since incorporation on March 9, 1993, primarily due to the cost of substantial research and development of its sole product, the Mobetron. The Target has generated about $7 million in operating revenues to date, and it expects to incur additional operating losses as well as negative cash flows from operations through the fiscal year ending September 30, 2004. The Target's ability to achieve profitability will depend upon its successful commercial marketing of the Mobetron and its effectively making the transition to a manufacturing and marketing company. It is possible that the Mobetron and any other products of the Target will never gain full commercial acceptance, and as a result the Target may never generate significant revenues or achieve or maintain profitability.

The Target has significant additional capital needs.

The Target has expended, and will continue to expend, substantial funds on development, marketing, research, and commercialization related to the Mobetron. At present, the Target receives liquidity from proceeds from the sale of securities, funding from strategic partners, and payments by distributors and customers. The Target expects to receive additional revenue in 2004 from sales of Mobetron units.

However, the Target currently lacks the working capital to continue in business for more than about three months and has obligations described above that it may not be able to meet. The Target is attempting to raise funding privately to sustain it through the merger and will need to raise additional working capital after the merger to sustain the business. Any additional secured debt financing would require the consent of its senior lender. Equity or debt financing may not be available on terms favorable to the Target or at all, in which case the Target may be unable to meet its expenses, either before or after the merger.

The Target's single product is subject to uncertain market acceptance. To date, the Target has delivered nine Mobetron units to: the University of California-San Francisco, University Hospitals of Cleveland, University of Louisville Hospital, University of Tokyo, University of North Carolina, Methodist Hospital of Indianapolis, Mayo Clinic of Arizona, Jagiellonian University Hospital in Krakow, Poland, and Catharina Ziekenhuis in Eindhoven, the Netherlands. The Target has not yet manufactured, marketed, or sold the Mobetron in full commercial quantities. There can be no assurances that the Mobetron will gain broad commercial acceptance or that commercial viability will be achieved; that future research and development related to the Mobetron system will be successful or produce commercially salable products; that other products under development by the Target will be completed or commercially viable; or that hospitals or other potential customers will be willing to make the investment necessary to purchase the Mobetron or other products under development by the Target, or be willing to comply with applicable government regulations regarding their use.

The Target is dependent on key suppliers and has limited manufacturing experience.

The Target has entered into an exclusive agreement with CDS Group for the manufacture of the Mobetron System, while the accelerator component of the Mobetron is manufactured to its specifications by American Science & Engineering, Inc. ("AS&E"), Santa Clara, California. Though members of management have extensive experience in manufacturing, to date the Target has not itself manufactured the Mobetron system. The Target does not have experience manufacturing its products in the volumes that will be necessary for the Target to achieve significant commercial sales. Any significant interruption in the Target's relationship with AS&E, CDS Group, or any other key suppliers, including subcontractors, would have a material adverse effect on the Target's ability to manufacture the Mobetron and, therefore, on its business, financial condition, and results of operation.

The Target expects to retain the rights to manufacture certain Mobetron accessories, options, and disposable medical devices. The Target may encounter difficulties in scaling up the production of the Mobetron or in hiring and training additional personnel to manufacture the Mobetron in commercial quantities.

The Target intends to do its own final testing of the Mobetron. This testing requires a specialized test facility. The Target currently has access to test facilities which it believes to be adequate for testing the first few Mobetrons produced by CDS Group. The Target is working on obtaining additional test facilities. The inability of the Target to locate additional test facilities would likely have a material adverse effect on the Target's ability to manufacture the Mobetron and, therefore, on its business, financial condition, and results of operation.

The Target is subject to intense competition.

Conventional linear accelerator manufacturers have more substantial histories, backgrounds, experience, and records of successful operations; possess greater financial, technical, marketing, and other resources; and have more employees and more extensive facilities than the Target now has, or will have in the foreseeable future. These companies have sold one or two modified conventional accelerators and could continue to offer essentially the same type of conventional unshielded system. Additionally, two other manufacturers, Hytesis and Liac, are known to the Target to have developed systems that are light enough for operating room use.

The possibility of significant competition from other companies with substantial resources also exists. The cancer treatment market is subject to intense research and development efforts all over the world, and the Target can face competition from competing technologies that treat cancer in a different manner. It is also likely that other competitors will emerge in the markets that the Target intends to commercialize. There can be no assurances that the Target's competitors will not develop technologies or obtain regulatory approval for products that may be more effective than the Target's products, and that Target's technologies and products would not be rendered less competitive or obsolete by such developments.

The Target's industry is subject to rapid, unpredictable, and significant technological change.

The medical device industry is subject to rapid, unpredictable, and significant technological change. The Target's business is subject to competition in the U.S. and abroad from a variety of sources, including universities, research institutions, and medical device and other companies. Many of these potential competitors have substantially greater technical, financial, and regulatory resources than the Target does and are accordingly better equipped to develop, manufacture, and market their products. If these companies develop and introduce products and processes competitive with or superior to the Target's products, the Target may not be able to compete successfully against them.

The Target may be unable to protect its patents and proprietary technology.

The Target's ability to compete effectively in the marketplace will depend, in part, on its ability to protect its intellectual property rights. The Target relies on patents, trade secrets, and know-how to establish and maintain a competitive position in the marketplace. The enforceability of medical device or other patents, however, can be uncertain. Any limitation or reduction in its rights to obtain or enforce our patents could have a material adverse effect on its ability to maintain or protect its intellectual property rights.

The Target may unknowingly infringe the intellectual property rights of third parties and thereby expose ourselves to suit.

The Target attempts to avoid infringing known proprietary rights of third parties in its product development efforts. However, the Target has not conducted and does not conduct comprehensive patent searches to determine whether the technology used in its products infringes patents held by third parties. In addition, it is difficult to proceed with certainty in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

If the Target were to discover that its products violate third-party proprietary rights, there can be no assurance that it would be able to obtain licenses to continue offering such products without substantial reengineering or that any effort to undertake such reengineering would be successful, that any such licenses would be available on commercially reasonable terms, if at all, or that litigation regarding alleged infringement could be avoided or settled without substantial expense and damage awards. Any claims against the Target relating to the infringement of third-party proprietary rights, even if not meritorious, could result in the expenditure of significant financial and managerial resources and in injunctions preventing the Target from distributing certain products. Such claims could materially adversely affect the Target's business, financial condition, and results of operations.

The Target is subject to extensive government regulation.

The development, testing, manufacturing, and marketing of the Target's Mobetron are regulated by the United States Food and Drug Administration ("FDA"), which requires government clearance of such products before they are marketed. The Target filed and received 510(k) pre-market notification clearance from the FDA in July 1998. The Target received clearance for sales in Japan ("JIS") in May 2000, and received European EC Certificate approval ("CE Mark") on October 12, 2001. However, the Target may need to obtain additional approvals from the FDA or other governmental authorities if they decide to change or modify the Mobetron. In that case, the FDA or other authorities may not grant any new approvals. In addition, if they fail to comply with FDA or other regulatory standards, they could be forced to withdraw their products from the market or be sanctioned or fined.

The Target is also subject to federal, state, and local regulations governing the use, generation, manufacture, and testing of radiation equipment, including periodic FDA inspections of manufacturing facilities to determine compliance with FDA regulations. In addition, the Target must comply with federal, state, and local regulations regarding the manufacture of healthcare products and radiotherapy accelerators, including Good Manufacturing Practice ("GMP") regulations, Suggested State Regulations for the Control of Radiation ("SSRCR"), and International Electrotechnical Committee ("IEC") requirements, and similar foreign regulations and state and local health, safety, and environmental regulations. In addition, they may not be able to identify and retain manufacturers on commercially acceptable terms, if at all, and any manufacturers they do retain might not be able to meet all relevant regulatory requirements. Although the Target believes that it has complied in all material respects with applicable laws and regulations, there can be no assurances that the Target will not be required to incur significant costs in the future in complying with manufacturing and environmental regulations. Any problems with their ability to meet regulatory standards could prevent the Target from marketing the Mobetron or other products.

The Target expects to be highly dependent on overseas sales.

The Target believes that the majority of its sales over at least the next two years will be made to overseas customers. The Target's business, financial condition, and results of operations could be materially adversely affected by changes in the political or economic climates, laws, regulations, tariffs, duties, import quotas, or other trade policies in the United States or foreign countries.

Additionally, the Target has limited experience in many of the foreign markets in which it plans to sell its goods and services. To succeed, the Target will need to expand its presence overseas by hiring addition staff and opening overseas offices to meet its sales, manufacturing, and customer support goals. No assurance can be given that the Target can meet these goals. An inability to expand its overseas presence could have a material adverse affect on the Target's business, financial condition, and results of operations.

If the Target's revenue stream were to become more dependent upon third party payors such as insurance companies, their revenues could decrease and their business could suffer.

The system of health care reimbursement in the United States is being intensively studied at the federal and state level. There is a significant probability that federal and state legislation will be enacted that may have a material impact on the present health care reimbursement system. If, because of a change in the law or other unanticipated factors, certain third party payors (primarily insurance companies) were to become a more substantial source of payment for the Target's products in the future, the Target's revenues may be adversely affected. This is because such providers commonly negotiate or legislate cost structures below the prevailing market rate and typically negotiate payment arrangements which are less advantageous than those available from private payors. Payment by third party payors could also be subject to substantial delays and other problems related to receipt of payment. The health care industry, and particularly the operation of reimbursement procedures, has been characterized by a great deal of uncertainty, and accordingly no assurance can be given that third party payors will not become a significant source of payment for the Target's products, or that such a change in payment policies will not occur. Any of these factors could have a material adverse effect on the Target's business and financial condition and affect the Target's ability to make interest and principal payments under the Target's notes. There can be no assurances that such legislation will not restrict hospitals' ability to purchase equipment such as the Mobetron or that such legislation will not have a material adverse effect on the Target's ability to sell the Mobetron and the Target's business prospects and financial condition.

The Target could be subject to product liability claims for which it has no insurance coverage.

The manufacture and sale of the Target's products entails the risk of product liability claims. Although the Target has obtained product liability insurance prior to commercially marketing its products, product liability insurance is expensive and may not be available to the Target in the future on acceptable terms or at all. To date, the Target has not experienced any product liability claims. A successful product liability claim against the Target in excess of its insurance coverage could have a material adverse effect on the Target's business, financial condition, and results of operations.

The Target is substantially dependent on certain key employees.

The Target believes that its success will depend to a significant extent upon the efforts and abilities of a relatively small group of management personnel, particularly Donald Goer, PhD, Chief Executive Officer of the Target. The loss of the services of one or more of these key people could have a material adverse effect on the Target. The Target has employment agreements with Mr. Goer and one other employee and has not purchased "key person" life insurance.

The Target's future success will also depend upon its ability to continue to attract and retain qualified personnel to design, test, market, and service its products and manage its business. There is significant competition for these technical and management employees. There can be no assurance that the Target will be successful in attracting and retaining such personnel.

The Target's limited resources may prevent it from developing additional products or services.

The Target has limited financial, management, research, and development resources. Plans by the Target to develop additional products and services may require additional management or capital which may not be available at the appropriate time or at a reasonable cost. In addition, these products and services may divert management and research and development resources from the development and marketing of the Mobetron system which would adversely impact the revenue and potential earnings of the Target.


                FORWARD LOOKING STATEMENTS

This Information Statement contains forward-looking statements that address, among other things, corporate strategy, acquisition and expansion strategy, development of products and services, projected capital expenditures, liquidity, development of additional revenue sources, development and maintenance of profitable marketing and distribution alliances, market acceptance of the Target's products including the Mobetron, acquisition and/or development of profitable new international business and the acceptance of the surviving corporation's products, technological advancement, ability to develop a
market for its products and global expansion and risk factors.   These
statements may be found in the sections of this Information Statement entitled "Summary," "Risk Factors," "Certain Information Concerning the Company - Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Information Concerning the Target" and in this Information Statement generally. The surviving company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this Information Statement.


                            INTRODUCTION

Purpose of Information Statement

This Information Statement is being furnished to you by Intraop Medical Corporation, a Nevada corporation (the "Company"), in connection with the solicitation of the Written Consent of the Company's Stockholders (attached hereto as Appendix E) to approve the following:

  - a merger in which Intraop Medical, Inc., a Delaware corporation, will merge with and into the Company, with the Company continuing as the surviving corporation, and all of the transactions contemplated by the Merger Agreement (defined below) attached hereto as Appendix A;

  - the Amended and Restated Articles of Incorporation of the Company, as the surviving corporation, attached as Exhibit B to the Merger Agreement attached hereto as Appendix A;

  - the Amended and Restated Bylaws of the Company, as the surviving corporation, attached as Exhibit C to the Merger Agreement attached hereto as Appendix A.

Solicitation of Written Consent
This solicitation of your Written Consent is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company.

Merger of Intraop Medical Inc., a Delaware Corporation, with and into Intraop Medical Corporation, a Nevada Corporation.

Pursuant to an Agreement and Plan of Reorganization dated as of February 24, 2004 (the "Merger Agreement") entered into by and among Intraop Medical Corporation, a Nevada corporation (the "Company") and Intraop Medical, Inc., a Delaware corporation (the "Target"), the Target will be merged with and into the Company, with the Company remaining as the surviving corporation (the "Surviving Corporation") and the Target's corporate existence ceasing to exist (the "Merger"). Pursuant to the Merger Agreement, each of the issued and outstanding shares of Target's preferred stock, $0.001 par value ("Target Preferred Stock"), and Target's common stock, $0.001 par value (the "Target Common Stock") (collectively, the Target Preferred Stock and the Target Common Stock are referred to herein as the "Target Capital Stock"), at the Effective Time (as defined below) of the Merger, will be cancelled and extinguished and automatically converted into the right to receive one (1) corresponding share of Company common stock, $0.001 par value (the "Company Common Stock"). The Company Common Stock to be issued in the Merger shall be referred to herein as the "Merger Consideration."

At the Effective Time of the Merger, the Company will in accordance to an Agreement for the Purchase of Common Stock Dated October 3, 2003, (as amended) by and between David Shamy and Peyton Chandler & Sullivan, Inc. ("PCS"), and certain other parties (the "Principal Shareholder Agreement"), cause up to 19,932,265 shares of Company Common Stock held by David Shamy to be canceled and extinguished, as directed by the Target. According to the Merger Agreement, the Target will have the right to dictate to the Company the amount of shares of the Company Common Stock held by David Shamy to be canceled. Mr. Shamy has received remuneration for his agreement to cancel such shares.

In addition, at the Effective Time (as defined herein) of the Merger,
(i) each Target warrant   ("Target Warrant") outstanding and
unexercised as of the Effective Time (as defined herein) will be assumed by the Company and (ii) each Target convertible note ("Target Convertible Note") outstanding and unconverted as of the Effective Time (as defined herein) will be assumed by the Company. Furthermore, all options to purchase Target Common Stock (whether vested or unvested) then outstanding under the Target Stock Option Plan (the "Target Options") at the Effective Time (as defined herein) will be assumed by the Company and will continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan and any other document governing such Target Option immediately prior to the Effective Time (as defined herein), and any restriction on the exercisability of such Target Option will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Target Option will remain unchanged. If the Merger is approved, all Target warrants and options outstanding and unexercised as of the Effective Time (as defined below) will become exercisable for shares of the Surviving Corporation.

Unless the Merger Agreement is earlier terminated, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than 3 business days, following satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." The parties currently expect that the Closing Date will occur
on May       , 2004.
       -----
In connection with the Merger, and effective as of the Effective Time (as defined herein), the articles of incorporation of the Surviving Corporation will be amended and restated in the form as is attached as Exhibit B to the Merger Agreement hereto as Appendix A.


THIS INFORMATION STATEMENT IS BEING FURNISHED TO THE STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH OBTAINING THEIR APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE COMPANY IS SOLICITING THE WRITTEN CONSENT IN FAVOR OF THE MERGER FROM ALL OF ITS STOCKHOLDERS.

UNDER THE COMPANY'S ARTICLES OF INCORPORATION AND IN COMPLIANCE WITH NEVADA LAW, APPROVAL OF THE MERGER BY THE COMPANY'S STOCKHOLDERS REQUIRES THE AFFIRMATIVE VOTE OF THE PERSONS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY COMMON STOCK ENTITLED TO VOTE.


Stockholders who do not vote in favor of the Merger are entitled to exercise their dissenters' rights with respect to the Merger under Nevada law. A Shareholder who perfects dissenters' rights to the Merger with respect to his or her shares would be entitled to an amount equal to the fair market value of the shares as of the day before the first announcement of the terms of the proposed Merger.

By executing the enclosed Written Consent and returning the same, you will indicate your consent to the transactions described herein, including the Merger, and will not be eligible for dissenters' rights. Please see "The Merger - Rights of Dissenting Stockholders."

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND RECOMMENDS APPROVAL THEREOF BY THE STOCKHOLDERS.
INFORMATION CONCERNING CONSENTS

Consent Needed
The Merger. Under the provisions of the Articles of Incorporation of the Company, the Nevada Revised Statutes and the Merger Agreement the consent of a majority of the holders of outstanding shares of the Company Common Stock entitled to vote is required to approve the Merger and the Merger Agreement, and to approve the adoption of the amended and restated articles of incorporation of the Surviving Corporation.

As of March 31, 2004 (the "Record Date"), an aggregate of 22,284,000 shares of Company Common Stock were outstanding and entitled to vote. Each holder of Company Common Stock will be entitled to one vote, for each share standing in its name on the books of the Company as of the Record Date. Mr. Shamy currently is the record holder of 20,000,000 of our shares and the beneficial owner of an additional 30 shares.

The Merger and the Merger Agreement will be submitted to the approval of the Target's stockholders entitled to vote.

The Company requests that each Shareholder read and respond to this solicitation promptly in order to meet such Shareholder approval condition to the Company's obligation to consummate the Merger. Please review these materials and return your Written Consent as soon as possible.

Board of Directors' Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE ADOPTION OF THE AMENDED AND RESTATED ARTICLES OF
INCORPORATION OF THE SURVIVING CORPORATION) AND RECOMMENDS APPROVAL THEREOF BY THE STOCKHOLDERS.

The Board of Directors of the Company (the "Company Board") has determined that the Merger, the Merger Agreement attached hereto as Appendix A, the adoption of the Amended and Restated Articles of Incorporation of the Surviving Corporation in the form as is attached as Exhibit B to the Merger Agreement attached hereto as Appendix A and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its Stockholders. The terms of the Merger and the Merger Agreement resulted from arms-length negotiations conducted between the representatives of the Company and the Target.

                           THE MERGER

The description of the Merger Agreement and the Merger contained in this Information Statement does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement, the full text of which is attached hereto as Appendix A and is incorporated herein by reference. Company Stockholders should read the entire Merger Agreement carefully. Reference should be made to the Merger Agreement, and the exhibits thereto, for a complete description of the terms of the Merger. Any capitalized terms used in connection with the description of the Merger Agreement and the Merger under this heading ("The Merger") and not otherwise defined herein shall have the same meanings given to them in the Merger Agreement.

Material Features of the Merger.
Parties to the Merger.
Intraop Medical Corporation (the Company) is a Nevada corporation with its principal executive office located at 7408 Comstock Circle, Salt Lake City, Utah 84121. The Company was initially organized to engage in the consulting and seminar business. The Company has not generated any revenues from its consulting and seminar business. In September 2003, the Company, in anticipation of negotiating the merger with Intraop Medical, Inc. (the Target) formally abandoned its consulting and seminar business operations.

Intraop Medical, Inc. (the Target) is a privately-held Delaware corporation, with its principal executive office located at 3170 De la Cruz Blvd., Suite 108, Santa Clara, California 95054. Intraop Medical,

Inc. manufactures, markets, and distributes the Mobetron, a proprietary medical device used in the Intraoperative Radiation Therapy as therapy for a wide range of cancers.

Effective Time of Merger. Unless the Merger Agreement is earlier terminated pursuant to its terms, the Closing will take place as promptly as practicable, but no later than 3 business days, following satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement. In connection with the Closing, the Merger shall be consummated by the filing of the Articles of Merger with the Secretaries of State of the States of Nevada and Delaware, in accordance with the relevant provisions of applicable Nevada Law and Delaware Law (the time of the later of such filing being referred to herein as the "Effective Time").

Effect of the Merger. At the Effective Time, the Target will be merged with and into the Company. The Company will continue as the Surviving Corporation of the Merger and the separate corporate existence and identity of the Target will cease. At the Effective Date, and subject to the Merger Agreement, the Articles of Merger and the applicable provisions of the Nevada Law and Delaware Law, all the property, rights, privileges, powers, and franchises of the Target will vest in the Surviving Corporation, and all debts, liabilities and duties of the Target will become the debts, liabilities, and duties of the Surviving Corporation.

Conversion of the Target Capital Stock. Pursuant to the Merger Agreement, at the Effective Time, each one (1) share of the Target Common Stock issued and outstanding immediately prior to the Effective Date will be cancelled and extinguished and automatically converted into the right to receive one (1) share of Company Common Stock. Likewise, at the Effective Time, each one (1) share of Target Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive one (1) share of Company Common Stock.

Management of the Surviving Corporation Following the Merger
Directors and Officers of the Surviving Corporation. Pursuant to the Merger Agreement, at the Effective Time, the directors and officers of the Target prior to the Effective Time will be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. As of the date of this Information Statement the following are the officers and directors of the Target: Donald A. Goer (Chief Executive Officer, President, and Director); John P. Matheu (Director); Mary Louise Meurk (Secretary and Director); Richard Lavine (Director) (who has indicated that he intends to resigns director prior to completion of the merger); Theodore L. Phillips, M.D. (Director); and Howard Solovei (Chief Financial Officer), Richard Simon (Vice President of Operations). See "Certain Information Concerning the Target - Management" for more information.

On completion of the Merger, the proposed officers and directors of the surviving corporation and their affiliates will own approximately 12.0 percent of the Surviving Corporation's approximately 21,000,000 fully diluted shares (including shares and shares which can be obtained by exercising warrants, options and convertible notes) if the Company cancels all 19,932,265 shares of Company Common Stock owned by David Shamy.

Amended and Restated Articles of Incorporation and Bylaws of the Company
The Merger Agreement provides that at the Effective Time, the Articles of Incorporation of the Surviving Corporation will be amended and restated in its entirety in the form as is attached as Exhibit B to the Merger Agreement attached hereto as Appendix A. The Company Board believes that it is in the best interests of the Stockholders to approve the adoption of the Amended and Restated Articles of Incorporation and authorize their filing together with the Merger Articles, effective upon the Effective Time.

The current Articles of Incorporation of the Company authorized the Company to issue 50,000,000 shares of common stock at a par value of $0.001 per share. The Amended and Restated Articles of Incorporation of the Company increases the number of authorized common stock of the Company to 100,000,000 shares at a par value of $0.001 per share. In addition, the Amended and Restated Articles of Incorporation set forth information about the Company's Board of Directors and provide for elimination of liability of directors of the Company to the fullest extent permissible under Nevada law and authorization for the Company to provide indemnification of officers, directors, employees and agents subject to certain limitations.

In addition, the Bylaws of the Surviving Corporation will be amended and restated in their entirety in the form as is attached as Exhibit C to the Merger Agreement attached hereto as Appendix A.

Conditions to the Merger Pursuant to the Merger Agreement
Conditions to Obligations of the Company and the Target to Effect the Merger. The consummation of the Merger is subject to satisfaction at or prior to the Effective Date of the following conditions (any of which may be waived in writing by agreement of all parties to the Merger Agreement):

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either the Company or on the Company combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

(b) Governmental Approval. The Company and Target, and their respective subsidiaries and other stockholders of Target, as applicable, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, other than filings and approvals relating to the Merger or affecting Company's ownership of Target or any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect on Company after the Effective Time.

(c) Securities Laws. The issuance of the Merger Consideration by the Company in accordance with the Merger Agreement will be exempt from registration with the Securities and Exchange Commission and no other filings, approvals, registrations, or qualifications shall be required under applicable federal or state securities laws for the consummation of the merger in accordance with the Merger Agreement.

(d) Shareholder Approval. The Merger Agreement, the Merger and the transactions contemplated in the Merger Agreement shall be approved and adopted by the stockholders of both Company and the Target by the requisite vote under applicable law and the Company's Articles of Incorporation and Target's Certificate of Incorporation.

Additional Conditions to the Obligations of Target.
The obligations of the Target to consummate and effect the Merger Agreement and the transactions contemplated thereby are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Target:

(a) Representations, Warranties and Covenants. The representations and warranties of the Company in the Merger Agreement (i) shall be true and correct in all material respects except that representations and warranties qualified by materiality shall be true and correct to the extent of such qualification on and as of the date of the Merger Agreement and (ii) shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of such time except to the extent that any such failure to be true and correct (without regard to any qualification as to materiality contained in such representation or warranty) would not be reasonably likely to have a Material Adverse Effect on Target nor materially and adversely affect the consummation of the Merger (except, in any case, for such representations and warranties that speak specifically as of the date of the Merger Agreement or as of another date, which shall be true and correct as of such date).

(b) Performance of Obligations. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by it as of the Closing.

(c) Certificate of Officers. Target shall have received a certificate executed on behalf of the Company by the chief executive officer and chief financial officer of the Company certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) of the Merger Agreement have been satisfied.

(d)  Third Party Consents.  All consents or approvals listed in
Schedule 6.2(d) of the Merger Agreement, if any, shall have been obtained and shall be in full force and effect.

(e) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and no party hereto shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from the Company or any of its subsidiaries or Target, any damages or other relief that would be material to the Company or Target; (c) seeking to prohibit or limit in any material respect Target's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or (d) which would materially and adversely affect the right of the Company or Target to own the assets or operate the business of Target.

(f) No Other Litigation. There shall not be pending any legal proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; (b) relating to the Merger and seeking to obtain from the Company or any of its subsidiaries or Target, any damages or other relief that would be material to the Company or Target; (c) seeking to prohibit or limit in any material respect Target's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or (d) which would affect adversely the right of Target or the Company to own the assets or operate the business of Target.

(g) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on the Company.

(h) Officers and Director Resignations. All persons serving as directors or officers of the Company shall have resigned such positions effective as of the Closing Date.

(i) Shareholder Approval. The Merger Agreement, the Merger and the transactions contemplated in the Merger Agreement shall be approved and adopted by the stockholders of the Company by the requisite vote under applicable law and Company's Articles of Incorporation.

(j) Dissenters' Rights. Not more than ten percent (10 percent) of the shares of Target Common Stock (including shares of Target Preferred Stock on an as-converted basis) outstanding immediately prior to the Effective Time shall be eligible as Dissenting Shares.

(k) Due Diligence Review. Target, at the sole discretion of its Board of Directors, shall have determined that it is satisfied with its due diligence review of the Company, including, but not limited to, the Company's SEC Filings, the Company's Tax filings, the Company's Financial Statements, and the curative actions of the Company and related parties in connection with the Merger and the transactions contemplated under the Merger Agreement.

Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger Agreement and the transactions contemplated thereby are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company:

(a) Representations, Warranties and Covenants. The representations and warranties of Target in the Merger Agreement (i) shall be true and correct in all material respects except that representations and warranties qualified by materiality shall be true and correct to the extent of such qualification on and as of the date of the Merger Agreement and (ii) shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of such time except to the extent that any such failure to be true and correct (without regard to any qualification as to materiality contained in such representation or warranty) would not be reasonably likely to have a Material Adverse Effect on the Company (except, in any case, for such representations and warranties that speak specifically as of the date of the Merger Agreement or as of another date, which shall be true and correct as of such date).

(b) Performance of Obligations. Target shall have performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by them as of the Closing.

(c) Certificate of Officers. The Company shall have received a certificate executed on behalf of Target by an officer of Target certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) of the Merger Agreement have been satisfied.

(d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on the Target prior to the Closing Date.

(e) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and no party hereto shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action:
  (a) challenging or seeking to restrain or prohibit the consummation of the Merger or
  (b) relating to the Merger and seeking to obtain from the Company, any damages or other relief that would be material to them.

(f) Shareholder Approval. The Merger Agreement, the Merger and the transactions contemplated in the Merger Agreement shall be approved and adopted by the stockholders of Target by the requisite vote under applicable law and Target's Certificate of Incorporation.

Representations and Warranties.
In the Merger Agreement, the Target makes various representations and warranties relating to, among other things, organization, standing and power, authority, governmental authorization, capital structure, litigation, restrictions on business activities, complete copies of materials and compliance with laws. Except as expressly set forth in the Merger Agreement, Target expressly disclaims any representations, warranties of any kind or nature and otherwise as set forth in the Merger Agreement, specifically disclaims any representation or warranty of merchantability, suitability or fitness for any particular purpose with respect to its assets or properties, or any part thereto, or as to the condition of workmanship thereof, or absence of any defects therein, whether latent or patent.

In the Merger Agreement, the Company makes various representations and warranties relating to, among other things, its organization, standing and power, authority, SEC documents, capitalization, litigation, absence of certain changes, absence of undisclosed liabilities, compliance with laws, taxes, agreements, contracts and commitments and brokers' and finders' fees.

Termination of Merger Agreement
The Merger Agreement can be terminated at any time prior to the Effective Time for certain reasons including:

(i)   the mutual written consent of the Company and the Target;

(ii) by either the Company or the Target if the Merger shall not have been consummated by June 30, 2004, provided that the right to terminate the Merger Agreement is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or before such date;

(iii) by the Company or the Target if there shall be a final nonappealable order, decree or ruling or any other action of a court of competent jurisdiction or governmental entity permanently restricting, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under the Merger Agreement;

(iv) by either the Company or the Target in the event of certain breaches of representations, warranties, covenants or agreements by the other party which causes the closing conditions not to be met and were not cured within ten (10) business days following receipt of the breaching party of written notice of such breach from the other party; or

(v) by Target, if its Board of Directors determines in its sole discretion that is its not satisfied with its due diligence review of the Company, including, but not limited to, the Company's SEC Filings, the Company's Tax filings, the Company's Financial Statements, and the curative actions of the Company and related parties in connection with the Merger and the transactions contemplated under the Merger Agreement.

Waiver, Extension and Amendment
The Company and the Target may jointly amend the Merger Agreement, and each the Company and the Target by action taken of authorized by their respective Boards of Directors may waive its right to require the other to adhere to the terms and conditions of the merger agreement and may extend the time for the performance of any obligations or other acts of the other parties.

Reasons for the Merger
Reasons of Company. The Company's Board of Directors has approved the Merger in consideration of a number of factors, including among others, the following:

1. the business, operations, financial condition, competitive position and prospects of the Company;

2.  current financial market conditions;

3.  a review of the Company's feasible alternatives to the Merger; and

4. the principal terms of the proposed Merger, including, among others, the consideration to be received by the Stockholders and the conditions to the parties' obligations to consummate the Merger.

The Board believes that the best use of Company assets is to find a company in an industry with significant market potential and thereby potentially increase shareholder value. The Company believes that it has found such an industry in the industry for medical devices and believes that the Target's unique product, the Mobetron, will provide the Company an opportunity to increase the Company stockholders' return on investment. The Surviving Corporation will be managed by the officers and directors of the Target who have experience in this field.

The Company's Board of Directors has unanimously approved the Merger and the Merger Agreement and believes that the terms of the Merger and the Merger Agreement are fair to, and in the best interests of, the Company and its Stockholders, and unanimously recommends that the Stockholders approve the Merger and the Merger Agreement by signing and returning the Written Consent accompanying this Information Statement.

Reasons of Target.
The Target's Board of Directors believes that the Merger provides the best means to provide the Target's stockholders with liquidity for their investment and achieve registration of the Stockholders' shares in compliance with the Securities Exchange Act of 1934 as amended (the "Exchange Act") and, in the future, to gain access to financing in the public securities market.

Capital Structures of the Company and the Target
The Company. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value per share ("Company Common Stock"), of which 22,284,000 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Company Preferred Stock"), of which none were issued and outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There is (i) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries authorized or outstanding, (ii) no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or any of its subsidiaries, and
(iii) no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its subsidiaries or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

On the closing of the Merger, as directed by the Target, the Company will cancel up to 19,932,265 shares of its common stock currently owned of record by its principal shareholder, David Shamy. Assuming conversion of all the Target's convertible promissory notes into shares of common stock and based on current assumptions about the conversion of the Target preferred stock into common stock, the Company is expected to issue approximately 14,923,000 shares of common stock to current Target stockholders and convertible note holders on the closing of the merger. In addition, the Company expects to assume options, warrants and rights on conversion of Target notes to acquire up to a total of approximately 2,867,000 shares. Assuming that all of the cancelable shares held by Shamy are cancelled and retired, there is currently expected to be approximately 21,000,000 shares outstanding (fully diluted) on or about the closing date of the Merger (including approximately 858,000 shares issuable for services rendered in connection with the merger).

The Target. The authorized capital stock of Target consists of 22,000,000 shares of Target Common Stock, par value $0.001 per share, of which there are issued and outstanding 9,195,925 shares, and 5,600,000 shares of Target Preferred Stock, par value $0.001 per share, of which there are issued and outstanding 507,000 shares of Series 1 Preferred Stock, 1,584,750 shares of Series 2 Preferred Stock, 997,017 shares of Series 3 Preferred Stock, and 1,590,000 shares of Series 4 Preferred Stock, all of which series of Preferred Stock are convertible into shares of Target Common Stock pursuant to the terms of the Target's Certificate of Incorporation.

Also outstanding on the date hereof are the Convertible Notes, which are convertible in accordance with the terms of the Convertible Notes into a maximum of 1,301,250 shares of Target Common Stock, and Warrants exercisable for 868,591 shares of Target Common and Preferred Stock. All outstanding shares of Target Common Stock and Target Preferred Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there are 1,019,500 shares of Common Stock reserved for issuance under option agreements (the "Target Stock Option Plan").

Except for the rights created pursuant to the Merger Agreement and the rights disclosed in the preceding paragraphs, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

All shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the options or warrants described above, will be, when issued pursuant to the respective terms of such Preferred Stock or options or warrants, duly authorized, validly issued, fully paid and nonassessable. There are no other contracts, commitments or agreements relating to voting, purchase, or sale of Target's Capital Stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, between or among any of Target's stockholders. All shares of outstanding Target Capital Stock and rights to acquire Target Capital Stock were issued in compliance with all applicable federal and state securities laws.

Interests of Company Management in the Merger and Potential Conflicts of Interests
David Shamy, one of the Directors of the Company and the Company's principal shareholder has interests in the merger that differ from, or are in addition to, your interests as stockholders of the Company. David Shamy has entered into an Agreement for the Purchase of Common Stock dated as of October 3, 2003 (as amended) pursuant to which David Shamy has agreed that on the closing of the merger the Company can cancel up to 19,932,265 shares of its common stock currently owned of record by the David Shamy. Mr. Shamy has received remuneration of approximately $148,000 for his agreement to cancel such shares.

Rights of Dissenting Stockholders
Applicability of Dissenting Rights. Because the Company is a Nevada corporation, each shareholder of the Company who does not wish to consent to the Merger, may by complying with Sections 92A.300 to 92A.500 (inclusive) of the Nevada Revised Statutes, as applicable ("Nevada Law"), be entitled to dissenters' and appraisal rights as described herein. All of the Company's stockholders who desire to pursue their appraisal rights under the Nevada Law should follow the procedures to perfect such rights as described below under "Nevada Law" and the applicable statutory provisions attached hereto as Appendix B.

IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF THE NEVADA LAW RELATING TO DISSENTERS' AND APPRAISAL RIGHTS, ANY SHAREHOLDER WHO IS CONSIDERING EXERCISING DISSENTERS' OR APPRAISAL RIGHTS SHOULD READ THE APPLICABLE PROVISIONS CAREFULLY AND CONSULT HIS OR HER LEGAL ADVISOR.

A shareholder who perfects his or her shareholder's appraisal rights, if any, will probably recognize gain or loss in an amount equal to the difference between the "amount realized" and such shareholder's adjusted tax basis in the Company's capital stock.

Nevada Law. Under the Nevada Law, any shareholder may dissent from the Merger and elect to have the fair value of such shareholder's shares immediately before the effectuation of the Merger, plus accrued interest (if any), and excluding any appreciation or depreciation in anticipation of the Merger, provided that such shareholder complies with the provisions of the Nevada Law.

Section NRS 92A.320 defines "Fair value" with respect to a dissenter's shares, as the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

The following is not a complete description of Nevada Law relating to appraisal rights. More detailed and complete information regarding appraisal rights can be found in Sections 92A.300 to 92A.500 (inclusive) of the Nevada Law, a copy of which is attached hereto as Appendix B. You should review this summary and Sections 92A.300 to 92A.500 (inclusive) of the Nevada Law carefully if you wish to exercise appraisal rights, because failure to comply with the required procedures within a certain timeframe will result in loss of your appraisal rights.

Pursuant to NRS 92A.410, if a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders the corporation must notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them a dissenters' notice, not later than 10 days after the effectuation of the corporate action (the Merger), (i) stating where the demand of payment must be sent and where and when certificates, if any, for shares must be deposited, (ii) informing the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received, (iii) supplying a form for demanding payment, (iv) setting a date by which the corporation must receive the demand for payment, which may not be less than 30 days no more than 60 days after the date the notice is delivered, and (v) enclosing a copy of NRS 92A.300 to 92A.500 (inclusive).

A shareholder to whom a dissenters' notice is sent must (i) demand payment, (ii) certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice for this certification, and (iii) deposit his certificates, if any, in accordance with the terms of the notice.

Unless a Company shareholder acquired his or her shares on or after the date the Company sent the dissenters' notice, the Company must calculate the fair value of the shares plus interest, and within 30 days of the date the Company receives the demand, pay this amount to the dissenting stockholders who properly exercised dissenters' rights and deposited certificates with the Company. If the Company does not pay within 30 days, the dissenting shareholder may enforce in court the Company's obligation to pay. The payment must be accompanied by (i) the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, statement of income for such fiscal year, statement or changes in the stockholders' equity for such fiscal year, and latest interim financial statements, if any, (ii) a statement of the Company's estimate of the fair value of the shares,
(iii) an explanation of how the interest was calculated, (iv) a statement of dissenters' rights to demand payment and (v) a copy of NRS 92A.300 to 92A.500 (inclusive).

Within 30 days of the time the Company pays or offers to pay a dissenting shareholder for his or her shares, the dissenting shareholder has the right to challenge the Company's calculation of the fair value of the shares and interest due, and must notify the Company by demand in writing of the amount that the dissenting shareholder believes to represent the true fair market value of and interest due on the shares. If the Company and the dissenting shareholder are unable to settle on an amount, the Company shall commence a proceeding within 60 days after receiving the demand from the dissenting shareholder and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60-day period, the Company is obligated to pay the dissenting shareholder the amount demanded less any amount already paid to the dissenting shareholder, plus interest. All dissenting stockholders are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.

STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTIONS 92A.300 TO 92.A.500 (INCLUSIVE) OF THE NEVADA REVISED STATUTES COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTIONS 92A.300 TO 92.A.500 (INCLUSIVE) OF THE NEVADA REVISED STATUTES WILL RESULT IN THE LOSS OF A SHAREHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.


                            RISK FACTORS

ANY DECISION BY THE STOCKHOLDERS OF THE COMPANY TO APPROVE THE MERGER WILL INVOLVE A CERTAIN DEGREE OF RISK. THE STOCKHOLDERS OF THE COMPANY SHOULD THEREFORE CAREFULLY CONSIDER, AMONG OTHER POTENTIAL RISKS, THE RISK FACTORS DESCRIBED IN "THE SUMMARY - RISK FACTORS" AS WELL AS THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED.

NUMBER OF STOCKHOLDERS; VOTE REQUIRED

Stockholders of the Company
Number of Stockholders. As of the Record Date, the outstanding shares of Company Common Stock were held by 74 Stockholders of record.

The Merger. The consent of each of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is required to approve the Merger, the Merger Agreement and the transactions contemplated thereby pursuant to applicable law and the Company's Articles of Incorporation and Bylaws. Each share of Company Common Stock is entitled to one vote on the approval of the Merger.

The Company requests that each Shareholder read and respond to this distribution promptly.

ACCOUNTING TREATMENT OF THE MERGER

The Surviving Corporation will account for the Merger as a purchase. In addition it is the intent of the two companies that the Merger will be treated as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986 as amended. In general, under the purchase method of accounting for business combinations, the assets and liabilities of an acquired entity are recorded by the acquiring company at market values and any difference between such values and the consideration paid is recorded as goodwill.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain of the material United States federal income tax consequences of the Merger that are applicable to Company Stockholders. This discussion is included for general information purposes only and is not intended to be, and is not, legal or tax advice to any particular Company Shareholder. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and other legal authorities, all of which are subject to change, possibly with retroactive effect. No rulings from the Internal Revenue Service (the "IRS") or opinions of counsel have been or will be requested concerning the matters discussed below. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

The following discussion does not apply to certain Company Stockholders who, due to their particular circumstances, may be subject to special rules. Those Company Stockholders include Stockholders who are dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign persons, stockholders who acquired their Company Common Stock through stock option or stock purchase programs or in other compensatory transactions, stockholders who acquired their Company Common Stock as qualified small business stock under Section 1202 of the Code, stockholders who do not hold their Company Common Stock as capital assets within the meaning of Section 1221 of the Code, stockholders who hold their Company Common Stock as part of an integrated investment, including a straddle, comprising shares of Company common stock and one or more other positions, or stockholders who have entered into a constructive sale of Company Common Stock under the Code.

EACH COMPANY SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES AND OTHER TAX CONSEQUENCES OF THE MERGER TO THE
SHAREHOLDER, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

Consequences of the Merger to Company Stockholders Not Exercising
Dissenters' and Appraisal Rights.

The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the Merger does qualify as a reorganization, subject to the limitations and qualifications referred to herein, the Company's holders of Common Stock will generally not recognize gain or loss for United States federal income tax purposes as a result of the Merger.

Dissenters
A Company Shareholder who exercises dissenters' or appraisal rights with respect to such Shareholder's Company Common Stock with respect to the Merger and receives payment for such shares in cash will generally recognize capital gain or loss, measured by the difference between the amount of cash received and the Shareholder's adjusted tax basis in such shares. Holders of Company Common Stock who exercise dissenters' or appraisal rights with respect to the Merger are urged to consult their own tax advisors.

Backup Withholding
Federal income tax laws require that, to avoid backup withholding with respect to "reportable payments" (in an amount equal to 28 percent for amounts received in 2004), each Company shareholder must either (a) provide the exchange agent with such shareholder's correct taxpayer identification number ("TIN") on Form W-9 and certify as to no loss of exemption from backup withholding, or (b) establish a basis for exemption from backup withholding on an appropriate Form W-8 (including a Form W-8BEN, W-8ECI, W-8EXP and W-8IMY) or Form W-9, as applicable. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. If withholding is made and results in an overpayment of taxes, a refund may be obtained. Reportable payments made pursuant to the Merger (if applicable) will be reported to the extent required by the Code to the Company stockholders and the IRS.

THE FOREGOING SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER WITH RESPECT TO THE HOLDERS OF COMPANY COMMON STOCK IS WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR HOLDER. IN ADDITION, THE FOREGOING SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER NOR DOES IT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTIONS OTHER THAN THE MERGER OR ANY ASPECT OF THE MERGER NOT INVOLVING THE EXCHANGE OF COMPANY COMMON STOCK. ACCORDINGLY, EACH HOLDER OF COMPANY COMMON STOCK IS STRONGLY URGED TO CONSULT WITH SUCH HOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.


CERTAIN INFORMATION CONCERNING THE COMPANY

The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and the

Company intends that such forward-looking statements be subject to the safe harbors created by these statutes to the extent they apply. Wherever possible these forward-looking statements are identified by such words as "anticipates," "believes," "estimates," "intends," "plans," "projects," "expects," "will," and similar expressions. Forward-looking statements involve risks and uncertainties and actual results may differ materially from such statements.

General
Intraop Medical Corporation (the "Company") was incorporated under the laws of the State of Nevada in November 5, 1999 (originally under the name of Digitalpreviews.com, Inc.). The Company was founded for the purposes of engaging in the consulting and seminar business.

FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY, REFERENCE IS MADE TO THE COMPANY'S MOST RECENT FORM 10-QSB AND 10-KSB FILED BY THE
COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND ATTACHED HERETO AS APPENDIX C AND APPENDIX D, RESPECTIVELY.

THE COMPANY IS SUBJECT TO THE INFORMATION AND PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND FILES PERIODIC REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. THE PUBLIC MAY READ AND COPY ANY MATERIALS THE COMPANY FILES WITH THE SEC AT THE SEC'S PUBLIC REFERENCE ROOM AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. THE PUBLIC MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. THE SEC MAINTAINS AN INTERNET SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING ISSUERS THAT FILE ELECTRONICALLY WITH THE SEC. THE COMPANY'S SEC FILINGS ARE AVAILABLE TO THE PUBLIC FROM THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.

Company Financial Information
The following represents the Company's financial information.

               INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
           (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                      (A DEVELOPMENT STAGE COMPANY)
                           FINANCIAL STATEMENTS
                        December 31, 2003 and 2002


Board of Directors Intraop Medical
Corporation and Subsidiary
(Formerly DigitalPreviews.com, Inc. and Subsidiary)
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of Intraop Medical Corporation and Subsidiary (formerly DigitalPreviews.com, Inc. and Subsidiary) (a Development Stage Company) as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002 and for the period from inception on November 5, 1999 through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the consolidated financial position of Intraop Medical Corporation and Subsidiary (formerly DigitalPreviews.com, Inc. and Subsidiary) (a Development Stage Company), as of December 31, 2003, and the consolidated results of their operations and cash flows for the years ended December 31, 2003 and 2002 and for the period from inception on November 5, 1999 through December 31, 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Intraop Medical Corporation and Subsidiary (formerly DigitalPreviews.com, Inc. and Subsidiary) will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations, raising substantial doubt about it's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Madsen & Associates, CPAs Inc.
February 25, 2004
Salt Lake City, Utah

               INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
           (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                      (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED BALANCE SHEET

ASSETS                                                     December 31,
                                                              2003
                                                           ----------
Current Assets
Cash in bank                                               $       93
                                                           ----------
Total Current Assets                                               93

TOTAL ASSETS                                               $       93
                                                           ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Note Payable - shareholder                                      5,000
                                                           ----------
Total Liabilities                                               5,000

Stockholders' Equity (Deficit)
Preferred stock, $.001 par value, 5,000,000 shares
  authorized, no share issued and outstanding                       -
Common stock, $.001 par value, 50,000,000 share
  authorized, 22,284,000 shares issued and outstanding         22,284
Capital in excess of par value                                 59,161
Deficit accumulated during the development stage              (86,352)
                                                           ----------
Total Stockholders' Equity (Deficit)                           (4,907)
                                                           ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                   $       93
                                                           ==========





The accompanying notes are an integral part of these financial statements.

               INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
           (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                     (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     Nov 5, 1999
                                                                      (date of
                                         For the year ended          inception) to
                                   Dec 31, 2003     Dec 31, 2002     Dec 31, 2003
                                   ------------     ------------     ------------
Revenue                            $          -     $          -     $          -

Expenses
General and Administrative              (35,803)          (7,323)         (86,352)
                                   ------------     ------------     ------------

Net (loss) before income taxes          (35,803)          (7,323)         (86,352)

Current Tax Expense                           -                -                -

Deferred Tax Expense                          -                -                -
                                   ------------     ------------     ------------

Net (loss)                         $    (35,803)    $     (7,323)    $    (86,352)
                                   ============     ============     ============

Loss Per Common Share
Basic and diluted                          (.00)            (.00)            (.00)
                                   ============     ============     ============





The accompanying notes are an integral part of these financial statements.

               INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
           (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                      (A DEVELOPMENT STAGE COMPANY)
        CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
  FROM NOVEMBER 5, 1999 (Date of Inception) THROUGH DECEMBER 31, 2003
<TABLE
                   Preferred   Preferred    Common      Common    Capital in
                    Stock       Stock       Stock       Stock     Excess of   Accumulated
                    Shares      Amount      Shares      Amount    Par Value    (Deficit)
                  ----------  ----------  ----------  ----------  ----------  ----------
Balance,
November 5, 1999           -  $        -           -  $        -  $        -  $        -

Issuance of 1,000,000
shares of common
stock for cash at
$.005 per share,
December 1999              -           -   1,000,000       1,000       4,000           -

Issuance of 50,000
shares of common
stock for cash at
$.05 per share,
December 1999              -           -      50,000          50       2,450           -

Net (loss) for period      -           -           -           -           -      (8,589)

Balance,
December 31, 1999          -           -   1,050,000       1,050       6,450      (8,589)

Issuance of 60,000 shares
of common stock for stock
per reorganization agreement,
May 2000                   -           -      60,000          60      30,940           -

Net (loss) for period      -           -           -           -           -     (29,239)

Balance,
December 31, 2000          -           -   1,110,000       1,110      37,390     (37,828)

Net (loss) for period      -           -           -           -           -      (5,398)

Balance,
December 31, 2001          -           -   1,110,000       1,110      37,390     (43,226)





The accompanying notes are an integral part of these financial statements.

               INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
           (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                      (A DEVELOPMENT STAGE COMPANY)
         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
  FROM NOVEMBER 5, 1999 (Date of Inception) THROUGH DECEMBER 31, 2003

                   Preferred   Preferred    Common      Common    Capital in
                    Stock       Stock       Stock       Stock     Excess of   Accumulated
                    Shares      Amount      Shares      Amount    Par Value    (Deficit)
                  ----------  ----------  ----------  ----------  ----------  ----------
Issuance of 4,000
shares of common
stock for cash at
$.001 per share,
May 2002                   -           -       4,200           4       4,196           -

Net (loss) for period      -           -           -           -           -      (7,323)
                  ----------  ----------  ----------  ----------  ----------  ----------

Balance,
December 31, 2002          -           -   1,114,200       1,114      41,586     (50,549)

20 for 1 forward
split of common
stock on
October 1, 2003            -           -  21,169,800      21,170     (21,170)          -

Capital contributed by
   Shareholder             -           -           -           -      38,745           -

Net (loss) for period      -           -           -           -           -     (35,803)
                  ----------  ----------  ----------  ----------  ----------  ----------

Balance,
December 31, 2003          -  $        - $22,284,000  $   22,284  $   59,161  $  (86,352)
                  ==========  ==========  ==========  ==========  ==========  ==========





The accompanying notes are an integral part of these financial statements.

               INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
           (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                      (A DEVELOPMENT STAGE COMPANY)
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                     NET INCREASE (DECREASE) IN CASH

                                                                     Nov 5, 1999
                                                                      (date of
                                           For the year ended        inception) to
                                       Dec 31, 2003   Dec 31, 2002   Dec 31, 2003
                                       ------------   ------------   ------------
Cash Flows Provided by Operating Activities:
  Net Loss                             $    (35,803)  $     (7,323)  $    (86,352)
  Adjustments to reconcile net loss
  to net cash used by operating
  activities:
    Bad debt expense                              -              -         15,000
  Changes in assets and liabilities:
    Accounts payable                        (31,310)        11,760              -
    Deferred stock offering costs            24,742              -              -
    Note payable - shareholder                    -          5,000          5,000
                                       ------------   ------------   ------------
    Net Cash Provided (Used) by
    Operating Activities                    (42,371)         9,437        (66,352)

Cash Flows Provided by Investing Activities
  Payment for note receivable                     -              -        (15,000)
                                       ------------   ------------   ------------
    Net Cash Provided (Used) by
    Investing Activities                          -              -        (15,000)

Cash Flows Provided by Financing Activities
  Capital contributed by shareholders        38,745              -         38,745
  Proceeds from issuance of common stock          -          4,200         42,700
  Payments for stock offering costs               -        (11,760)             -
                                       ------------   ------------   ------------
    Net Cash Provided (Used) by
    Financing Activities                     38,745         (7,560)        81,445

    Net (Decrease) in Cash                   (3,626)         1,877             93
    Cash at Beginning of Period               3,719          1,842              -
                                       ------------   ------------   ------------
    Cash at End of Period              $         93   $      3,719   $         93
                                       ============   ============   ============
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                           $          -   $          -   $          -
    Income taxes                       $          -   $          -   $          -

Supplemental Schedule of Non-cash Investing and Financing Activities
From November 5, 1999 (date of Inception) through December 31, 2003:
  Cancellation of 1,000,000 shares common stock per reorganization agreement, with an offering credit to capital in excess of par value of $1,000.


The accompanying notes are an integral part of these financial statements.

               INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
           (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                      (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - The Company was organized under the laws of the State of Nevada on November 5, 1999 under the name DigitalPreviews.com ("Parent). Dialaclass.com, Inc. ("Subsidiary") was organized under the laws of the State of Nevada on March 26, 1999. One October 1, 2003, the Company spun-off its wholly-owned subsidiary, Dialaclass.com, Inc., to its shareholders of record by dividending to such shareholders all of the shares of Dialaclass.com, Inc. At the time of the spin-off, Dialaclass.com, Inc. had no operations or assets. On January 21, 2004, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change the name of the Company from DigitalPreviews.com, Inc. to Intraop Medical Corporation. The Company has been seeking viable business opportunities but has not commenced operations as of December 31, 2003. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidation - The consolidated financial statements include the accounts of Parent and the wholly owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Stock Offering Costs - Costs related to proposed stock offerings are deferred until the offering is completed and are offset against the proceeds of the offering as a reduction to capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Revenue Recognition - The Company has not yet generated any revenue. The Company will recognize revenue when income is earned.

Interest Income - The Company recognizes interest income on impaired loans in the period when payment is received.

Research and Development - Research and development costs are expensed as incurred.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting
Standards No.128, "Earnings Per Share."

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

NOTE 2 - BUSINESS REORGANIZATION

On May 1, 2000 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 60,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interest. The results of operations of Subsidiary have been included in the consolidated financial statements since the date of inception of Subsidiary.


NOTE 3 - IMPAIRED NOTE RECEIVABLE

On August 18, 2000 the Company signed a 30-day note receivable with Thinmillionaire.com, Inc. The Company loaned $15,000 to
Thinmillionaire.com, Inc. at 10 percent interest per annum. As an incentive, Thinmillionaire.com, Inc. agreed to issue 3,000 shares of common stock to the Company.

Thinmillionaire.com, Inc. defaulted on the note and a new note was signed on January 5, 2001 for the outstanding principal and accrued interest for a total of $15,579. The new note was due June 5, 2001 and accrued interest at 10 percent per annum. As an incentive,

Thinmillionaire.com, Inc. agreed to issue 6,000 shares of common stock to the Company.

Thinmillionaire.com, Inc. defaulted on the new note receivable.

Thinmillionaire.com, Inc. does not currently have the resources to repay the note and the note receivable is considered impaired.
Although the Company intends to continue its efforts to collect the impaired note receivable, an allowance for doubtful accounts has been accrued for the amount of the impaired note receivable and no interest income has been recognized. A bad debt expense of $15,000 was recorded as part of general and administrative expense in December 2000. A summary of the impaired note receivable is as follows:

                                              December 31,
                                                 2003
                                              ----------
     Note Receivable                          $   15,000
     Less:  Allowance for Doubtful Account       (15,000)
                                              ----------
                                              $        -
                                              ==========

NOTE 4 - MANUSCRIPT AND TRANSCRIPTS

The Company paid $14,831 from January through December 2002 to consultants to prepare a manuscript about online investing with accompanying transcripts for audiotapes and a handbook. The costs of the manuscript and transcripts are considered research and are included in general and administrative expense.


NOTE 5 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, which such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 2003.

Common Stock - During December 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash in the amount of $5,000 (or $.005 per share).

During December 1999, the Company issued 50,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $2,500 (or $.05 per share).
During May 2000, in connection with the business reorganization, Parent issued 60,000 shares of common stock in exchange for 60,000 shares of Subsidiary common stock.

During May 2002, the Company issued 4,200 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $4,200 (or $1.00 per share).

On September 25, 2003 the shareholders of the Company voted to effect a 20 for 1 forward split of the Company's outstanding common stock effective October 1, 2003. The number of shares of outstanding common stock was increase from 1,114,200 shares to 22,284,000 shares of common stock as a result of this forward split.


NOTE 6 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carry forwards.

The Company has available at December 31, 2003, unused operating loss carry forwards of $86,352. The amount of and ultimate realization of the benefits from the operating loss carry forwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carry forwards, the Company has established a valuation allowance equal to the tax effect of the loss carry forwards and, therefore, no deferred tax asset has been recognized for the loss carry forwards.

NOTE 7 - RELATED PARTY TRANSACTIONS

Management Compensation - As of December 31, 2003, the Company has not paid any compensation to any officer or director of the Company
Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed. The cost is minimal and has not been recorded as a expense of the Company.


NOTE 8 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principals, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise the necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 9 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                                     Nov 5, 1999
                                                                      (date of
                                           For the year ended        inception) to
                                       Dec 31, 2003   Dec 31, 2002   Dec 31, 2003
                                       ------------   ------------   ------------
Loss from Continuing operations
available to common shareholders
(numerator)                            $     35,803   $     (7,323)  $    (86,352)
Weighted average of common shares
outstanding used in loss per share
for the period ( denominator)             6,473,315      1,110,000      2,386,560

Dilutive loss per share was not presented as the Company had no common stock equivalent shares for all period presented that would affect the computation of diluted loss per share.


NOTE 10 - MERGER AGREEMENT

On October 3, 2003 certain of the Company's shareholders agreed to sell to Peyton, Chandler & Sullivan, Inc. (PCS) and its assigns 2,264,735 shares of the Company's common stock representing approximately ten (10 percent) percent of the Company's common stock. On December 15, 2003, the Company signed a non-binding letter of intent to acquire substantially all of the assets of Intraop Medical, Inc. and assume certain liabilities and obligations of that Company. Both parties agreed to negotiate a definitive written agreement providing for an acquisition or merger between the companies. However, the letter of intent specifies that the parties have no obligation to consummate a purchase or merger until the definitive written agreement is accepted by both companies. Intraop Medical, Inc. manufactures and sells specialized medical equipment.


NOTE 11 - SUBSEQUENT EVENT

On February 24, 2004, the Company signed a definitive agreement and plan of reorganization (the "Merger Agreement") with Intraop Medical, Inc., a privately-held Delaware corporation (the "Target") under which the Target will be merged with and into the Company in a tax-free exchange of stock. Under the Merger Agreement, the Company will issue one share of its common stock in exchange for each share of the Target's outstanding capital stock on the closing date of the proposed merger. All of the Target's obligations under its outstanding options, warrants, and convertible securities will be assumed by the Company. The closing of this merger is dependent upon a number of conditions, including the approval of both the Company's and the Target's stockholders, the satisfaction by the Target of its due diligence investigation of the Company and the satisfaction of customary closing conditions contained in the Merger Agreement.

Plan of Operations
In September 2003, the Company, in anticipation of negotiating a potential merger with an operating company, formally abandoned its consulting and seminar business plans. On September 25, 2003 the Board of Directors has approved a 20:1 share dividend to the holders of the Company's Common Stock. On October 3, 2003 certain of the Company's stockholders agreed to sell to PCS and its assigns 2,264,735 shares of the Company's Common Stock representing approximately 10 percent of the Company's outstanding Common Stock. On December 15, 2003, the Company entered into a non-binding letter of intent to merge with Intraop Medical, Inc., a privately-held Delaware corporation (the "Target").
On February 24, 2004, the Company signed a definitive agreement and plan of reorganization with the Target. The Merger is subject to a number of important conditions, including the approval of both the Company's stockholders and the Target's stockholders, the satisfaction by the Target of its due diligence investigation of the Company and the satisfaction of customary closing conditions contained in the Merger Agreement. If all such conditions are met or waived and based on reasonable assumptions on the timing of the stockholders approval, the
Merger is expected to be completed no later than May      , 2004, but
the Merger Agreement does not automatically expire if the Merger is not consummated by such date. There are no assurances that the Merger will occur by then or at all. If the Merger is not completed by June 30, 2004, either the Target or the Company may terminate the Merger.

If the Merger is completed the business of the Company will be the business of the Target. It is expected that before or after completion of the Merger the Company may seek additional equity investment, resulting in further dilution to current stockholders. In the event the Merger is not completed, the Company may seek another merger partner. The Company may not have the resources to operate a business without acquiring one by way of merger.

Market for Common Equity and Related Stockholder Matters
Market information. The Company's common stock began trading on the Over-the-Counter Bulletin Board (the "OTC/BB") on February 27, 2004. The OTC/BB closing price of the Company on April 13, 2004 was $1.95 per share. Since the beginning of trading the high bid was $2.50 per share and the low bid was $1.65 per share as indicated by OTC/BB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
Holders. The Company has 74 stockholders as of the Record Date. For information regarding the Company's capital structure see "THE MERGER - Capital Structures of the Company and the Target - the Company."

Voting Securities of the Company and Principal Holders Thereof
The following table sets forth certain information as of February 25, 2004 (the "Reference Date") respect to the beneficial ownership of shares of Company Common Stock by (i) each person known or believed by the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Company Common Stock, (ii) each current director of the Company and (iii) all directors and executive officers as a group. On the Record Date there were 22,284,000 shares of Company Common Stock outstanding:

                                                                 Percent of Common
                                              Number of Shares   Stock Outstanding
Name of Beneficial Owner                       of Common Stock        (1)(2)
------------------------                      ----------------   -----------------
David Shamy (Director/ President/ CEO/ CFO)     20,000,030 (3)     89.75 percent
Phil Ray (Director/ Vice-President)                 17,765 (4)      0.08 percent
All Officers & Directors as a group
 (David Shamy and Phil Ray)                     20,017,795         89.83 percent
Constantino Galaxidas
Real Estate Money Purchase Pension Plan             66,667 (5)      0.30 percent
Richard From                                       677,436 (5)      3.04 percent
John From                                          652,235 (5)      2.93 percent
Carl Hsu                                            66,667 (5)      0.30 percent
William Minor                                      200,000 (5)      0.90 percent
Todd Fuller                                        144,230 (5)      0.65 percent
Peyton, Chandler & Sullivan                        225,000 (5)      1.01 percent
Altavilla Family Trust                             311,500 (5)      1.40 percent
Marlin Molinaro                                     66,750 (5)      0.30 percent
Alan Schoaf                                         66,670 (5)      0.30 percent
G. Alfred Roensch, TTEE, G. Alfred Roensch Trust    12,500 (5)      0.06 percent

(1)  After 20:1 split in Company Common Stock effective October 1,
2003.
(2) Percentage figures based on 22,284,000 shares of Company Common Stock outstanding as of the Record Date.
(3) Of the 20,000,030 shares of Company Common Stock beneficially owned by David Shamy, 20,000,000 shares of Company Common Stock are directly owned by Mr. Shamy. Pursuant to an Agreement for the Purchase of Common Stock dated October 3, 2003, (as amended), David Shamy has agreed that up to 19,932,265 of his shares may be canceled by the Company and has received remuneration of approximately $148,000 for this agreement to cancel such shares. It is expected that all such shares will be canceled in the merger and Mr. Shamy is not expected to receive any further consideration for his stock.
(4) Of the 17,765 shares beneficially owned by Phil Ray, 4,000 shares are directly owned by him, 4,000 shares are held of record by his spouse, 8,735 are held of record by American Business Services, Inc.,

1,000 are held of record by VentureVest Capital Corp. and 30 shares are held of record by Terayco Consulting LLC.
(5) These individuals have acquired collectively 2,264,735 of the Company Common Stock (representing collectively 10.16 percent of the Company's 22,284,000 shares of Common Stock outstanding) as an investment in contemplation of the proposed Merger described herein pursuant to an Agreement for the Purchase of Common Stock dated as of October 3, 2003 (as amended) from certain stockholders of the Company in exchange for an aggregate of $450,000 in cash and certain services performed or to be performed in connection with the contemplated merger (the "Purchase Agreement") attached as Exhibit 4.1 to the Form 10-QSB/A attached hereto as Appendix C .
(6) Richard From has sole voting and dispositive power over 452,436 shares of Company Common Stock and shared voting and dispositive power over 225,000 shares held of record by Peyton, Chandler & Sullivan, Inc. ("PCS"), as Mr. From is PCS' chief executive officer and principal shareholder.

Section 16(A) Beneficial Ownership Reporting Compliance
David Shamy (Director, President, Chief Executive Officer and Chief Financial Officer of the Company and owner of more than 10 percent of the Company common stock) and Phil Ray (Director, Vice-President and Treasurer of the Company) have each failed to file on a timely basis reports on Form 3 and Form 4. Mr. Shamy and Mr. Ray did not file their ownership statements in compliance with Section 16(a) since they were not aware of the requirements of reporting beneficial ownership until recently and believed that the previous public corporate filings disclosing their positions were sufficient. As soon as they became aware of such requirements, Mr. Shamy and Mr. Ray reported their beneficial ownership of the Company Common Stock on Forms 5, which were filed with the SEC on March 2, 2004 and March 10, 2004, respectively. Mr. Shamy has reported late 8 transactions, representing failure to timely file one Form 3 report and three Form 4 reports (assuming that transactions executed on the same day would have been reported on one report). Mr. Phil Ray has reported late 13 transactions, representing failure to timely file one Form 3 report and two Form 4 reports (assuming that transactions executed on the same day would have been reported on one report).

CERTAIN INFORMATION CONCERNING THE TARGET
The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements be subject to the safe harbors created by these statutes to the extent they apply. Wherever possible these forward-looking statements are identified by such words as "anticipates," "believes," "estimates," "intends," "plans," "projects," "expects," "will," and similar expressions. Forward-looking statements involve risks and uncertainties and actual results may differ materially from such statements.

Overview
Intraop Medical, Inc. (the "Target") was incorporated in Delaware in March 1993 (originally under the name of Intraop, Inc.). The Target manufactures, markets and distributes the Mobetron, a proprietary mobile electron beam cancer treatment system designed for use in intraoperative radiation therapy (the "IORT"). The IORT procedure involves the direct application of radiation to a tumor and/or tumor bed while a patient is undergoing surgery for cancer. The Mobetron is designed to be used without requiring additional shielding in the operating room, unlike conventional equipment adopted for the IORT procedure. The Mobetron system can be moved from operating room to operating room, thereby increasing its utilization and cost effectiveness. In addition to IORT, the Mobetron system also can be used as a conventional radiotherapy electron beam accelerator.

In 1998, the Target formed its Intraop Medical Services, Inc.
subsidiary to provide the Mobetron system to machine specific joint ventures on a fee-for-service or revenue sharing basis, and also to provide the Mobetron system for use by multiple hospitals in a particular local area for the treatment of breast cancer and for other primarily outpatient surgeries.

IORT has been demonstrated as an effective therapy for a wide range of cancers. IORT is the direct application of radiation to the cancer tumor or tumor bed during surgery. Because normal tissues are displaced and protected, the effective dose to the tumor is substantially increased. A single, two-minute IORT treatment can often eliminate several weeks of conventional pre/post-operative external beam radiation treatments while producing better results. In more than 20,000 patients treated since the 1970's, IORT dramatically increased both local control and survival in patients with such diverse diseases as colorectal, gastric, head and neck, pediatric, and gynecological cancers. Encouraging studies also show IORT to be effective in the treatment of lung and early stage breast cancer.

The applicability of the IORT has been limited by the high cost and logistical burden of existing radiation therapy equipment which requires costly and isolated shielded rooms. The Mobetron greatly reduces or eliminates these barriers because it is light, mobile, and self-shielded; the device can be used in nearly any operating room environment.

Since its inception in 1993 the Target has sold and delivered nine Mobetrons, generating approximately $7 million in revenue. In addition to sales of the Mobetron, the Target plans to generate additional revenue by providing Mobetrons to hospitals on a rental basis through the operation of a fleet of mobile systems.

The Target engineers and tests the Mobetron, but contracts out to build the Mobetron, a low personnel, low overhead strategy. Resources are concentrated in engineering, R&D, marketing, sales and service.

The Target has strong systems and device patents for the Mobetron. It has also received U.S. Food and Drug Administration 510k approval, CE Mark (Europe), and JIS approval (Japan). The Target distributes directly in the US and through a network of distributors and sales agents worldwide. The Target plans to establish an European subsidiary in 2004 to better capitalize on this growing market. In addition to marketing and distribution activities, the European subsidiary will test and service the Mobetron, develop new products and applications, and monitor and support clinical IORT programs.

Intraoperative Radiation Therapy (IORT)
Each year, more than 1.3 million people in the United States are diagnosed with cancer and more than 550,000 patients die of the disease. Of the patients diagnosed with cancer, approximately 60 percent receive external beam radiotherapy treatments, either with or without surgery. Despite the best conventional radiation, surgical and chemotherapy techniques, about 1/3 of all cancer patients will have a recurrence of cancer at the tumor site. If cancer recurs at or near the site of the original tumor, the chances of survival are significantly reduced.

IORT, a well-known and widely used treatment, involves the application of radiation directly to the tumor or the tumor bed during surgery, as opposed to radiation treatment applied either before surgery or after patient recovery from surgery. In IORT procedures, the majority of the tumor is removed through conventional surgical techniques. Radiation is then directly applied to the area immediately surrounding the tumor while it is still exposed and the surrounding normal tissue can be retracted out of the radiation beam. This direct application of radiation to the tumor site during surgery increases the effective dose to the tumor substantially. This technique has shown to dramatically increase the survival rates for colorectal, gastric, head and neck, gynecological and other types of cancer.

Currently, approximately 200 health centers worldwide conduct IORT
treatments.   IORT has demonstrated improved treatment of advanced
cancer patients in many studies, showing a 20 percent to 50 percent improvement in results over conventional radiotherapy.

Although IORT is widely considered to have great potential, the limitations of existing equipment and facilities have severely limited its use. Very few hospitals have operating rooms that are specially shielded for radiation, a "dedicated O.R." A dedicated O.R. requires a fully fitted O.R. plus a conventional radiation machine and expensive, heavy shielding. The construction and equipment cost for a single dedicated O.R. can exceed $3.5 million. The significant weight, about 100 tons including the concrete shielding, and reduced usability of these rooms limit their economic and practical feasibility.

For this reason, most of the 200 hospitals that conduct IORT do so by performing the surgery in the O.R. and then transporting the patient, still under anesthesia and with the surgical site open, to its radiation facility. There, the radiation portion of the treatment is given with conventional equipment, after which the patient is transported back to the O.R. for the completion of the operation. This process is often called "heroic transport".

Heroic transport adds about one and a half hours to the surgical procedure and requires that the conventional radiotherapy accelerator and room be specially prepared and available for the IORT patient. Heroic transport involves complex logistics, increases patient risk, requires a significant commitment of facilities and personnel, and severely limits the number of patients that can be treated. Some hospitals have constructed a dedicated O.R. in the basement to reduce the transportation distance. But these basement O.R.s are remote for the surgical center, creating staffing and logistical difficulties. Thus, IORT has largely been restricted to the treatment of advanced cancer patients who have few other chances for successful treatment.

The Target is the only company that has developed a mobile, self-shielded IORT system, which allows for IORT in traditional operating rooms. Unlike other IORT systems, the Mobetron uses several patented technologies to enable IORT without requiring a dedicated O.R. or heroic transport. The Mobetron can be easily moved between conventional operating rooms or shared between hospitals, increasing system usage and cost effectiveness. The Mobetron is designed to make IORT significantly less time-consuming, less costly and less risky to administer. By making IORT practical, the Mobetron will greatly expand IORT beyond advanced disease and into early stage and other prevalent cancers such as lung and breast.

Market Size for Mobetron Applied IORT
Traditionally, IORT has been restricted to advanced and recurrent cancers where conventional therapeutic approaches have been largely ineffective. The number of Mobetrons needed to address this demand segment can be calculated from the current cancer incidence and failure of traditional therapeutic approaches.

In the United States, there are approximately 1.3 million new cancer cases per year. Approximately 60 percent, or 780,000 patients, will receive radiation at some point in their treatment. Of the cancer patients treated with radiation each year, 29 percent are treated with the aim of palliation (i.e. pain relief) and 71 percent, or 554,000 patients, are treated with a curative attempt. Of the radiation patients treated with curative intent, 44 percent, or 244,000 patients fail, either locally or regionally, implying that improved radiation treatment is still needed. It is this quarter of a million patients that fail from curative radiation therapy treatment that is the initial target population suitable for the intensified radiation therapy that can be delivered by the Mobetron at the time of surgery. If we assume that 1/3 of these patients have cancers that are amenable to IORT, and that a single-site based Mobetron utilized at 60 percent will treat 150 patients per year, the number of Mobetrons needed in the U.S. for the target population is 550 units. Geographical and age distribution of the cancer patients in the U.S. will increase this number by about 20 percent, or a total of 660 units. Since the U.S. is approximately half the world's market for health care items, the total world Mobetron market for advanced disease is approximately 1,320 units.

As the Mobetron is proven to make IORT application much simpler and less costly, applications of IORT to earlier stage disease may be expected to develop. This is because IORT during surgery for earlier stage disease can reduce the amount of adjuvant (follow-on) therapy by at least two weeks, resulting in a lower cost of cancer treatment. Reducing the cost of cancer treatments is a positive factor in both private health care markets, such as the United States, and in socialized medicine markets such as Europe.

Furthermore, because IORT delivers some of the radiation treatment at the time of surgery, higher utilization or decreased need for conventional equipment can be achieved because of the reduced number of radiation treatments per patient required. This is particularly true in socialized markets, Eastern Europe and China that have concentrated centers of cancer radiation treatment delivery and a lower ratio of conventional equipment per cancer patient than in the United States. Improving utilization of existing radiation equipment for cancer treatment would likely be viewed as a positive factor in these markets. This use of IORT in earlier stage disease could add demand for another 500 to 700 units world-wide, bringing the market for Mobetrons to approximately 2,000 systems.

The Mobetron System
Using existing technology, a small number of medical centers have constructed fully shielded operating rooms to house a conventional linear accelerator, typically weighing about 18,000 pounds, for use in IORT procedures. The construction and equipment cost for a dedicated IORT O.R. can exceed $3.5 million per operating room. The significant weight, about 100 tons including the concrete shielding, and reduced usability of these rooms limit their economic and practical feasibility.

The Mobetron is designed to make IORT significantly less time-consuming, less costly and less risky to administer. The Mobetron is a mobile IORT administration device comprised of a lightweight, movable electron beam accelerator mounted on a rotating C-arm. Special designs in the accelerator system and C-arm eliminate the need to add costly shielding to the walls or floor of the operating room.

The Mobetron can be moved from one O.R. to another, allowing the Mobetron to be shared among several operating rooms in the same hospital or, even among hospitals. In contrast to traditional IORT, Mobetron IORT brings the equipment to the patient rather than transporting the patient to the equipment.

This mobility expands the range of patients treated, decreases patient risk and increases the cost-effectiveness of IORT. Additional advantages of using the Mobetron over traditional IORT solutions include: safer application, quicker delivery during surgery, shorter surgery times, and greater availability for patients.

Development work on the first Mobetron system began in November 1993. The Target demonstrated the major features of the accelerator system in August 1994, and by April 1995, a full working laboratory prototype of the Mobetron was completed. In September 1996, the Mobetron system was introduced at the Sixth International Intraoperative Radiotherapy Symposium in San Francisco. After extensive acceptance testing, the Mobetron was delivered to UC San Francisco (UCSF) and began patient treatments in December 1997. In July 1998, the Target received 510(k) approval from the Food and Drug Administration to market the Mobetron in the United States.

During the research and development phase, the Target conducted the design, assembly and test of its systems, within its facilities as well as the facilities leased by its principal subcontractor, Schonberg Research Corporation. In October 1997, the Target signed a five-year Contract Manufacturing and Distribution agreement with Siemens, the radiotherapy division of Siemens, A.G. In October 2002, the Target terminated the contract manufacturing agreement with Siemens and replaced it with a contract manufacturing agreement with CDS Group.
CDS Group is a privately held, specialty contract manufacturer whose customers include: Applied Materials, LAM Research, Novellus, BAE Systems, and InVision Systems.

The Mobetron was featured in September 1998 in Spain at the inaugural meeting of the International Society of IORT (the "ISIORT"). The paper by UCSF on the use of the Mobetron was awarded the Society's "Best Technical Paper", signifying the most important technical contribution to the field of IORT. The Mobetron also received the prestigious "1999 Excellence in Design Award" from Design Magazine.

Delivery of the first commercial Mobetron system was to University Hospitals of Cleveland, where patient treatments began in July 1999. Additional Mobetron systems have been delivered to the University of Tokyo, University of Louisville, University of North Carolina, Methodist Hospital of Indianapolis, and Mayo Clinic-Scottsdale. European Mobetrons were delivered to Poland and the Netherlands in 2003 and additional European and other Far East installations are planned for 2004. To date, approximately $7 million in Mobetron sales have been made.

Mobetron Technology. The Mobetron uses proprietary 9000 megahertz X-band technology to generate electron beams of energy to 12 MeV (million electron volts), while conventional technology uses lower frequency 3000 megahertz S-band technology, requiring larger and heavier accelerator components. Twelve MeV energy beams have sufficient penetration to effectively treat more than 90 percent of IORT patients.

The feasibility of using a miniature accelerator to achieve a dedicated IORT system was originally explored under a Phase I Small Business Innovative Research "SBIR" grant from the National Cancer Institute. The study concluded that a lightweight accelerator, providing energy levels up to 12 MeV and operable without added room shielding was feasible. Later, a $500,000 Phase II SBIR grant was awarded and used to confirm these results with measurements on a working laboratory prototype system.

In the Mobetron, electron beams are produced by a linear accelerator weighing less than 700 pounds. This low weight accelerator is mounted to a C-arm system with a beamstopper mounted opposite the accelerator to intercept the radiation produced in the forward direction.

The Mobetron's X-band technology is based on a miniature electron accelerator that has proven itself in industrial applications for more than 10 years. The design of the accelerator and its treatment applicators, in combination with the lead beamstopper below the surgical table, allow the Mobetron to operate without additional shielding in the operating room. The Mobetron system weighs less than 3,000 pounds, avoiding structural loading problems and allowing the Mobetron to be positioned easily for patient treatment.

Patent Protection
The Target applied for a Systems Patent for the Mobetron on March 30, 1993 and received its basic Systems Patent on June 14, 1994. A second Systems Patent which extended the claims of the first patent to the technology used in conventional accelerators was received on May 23, 1995. These two patents protect the use of a linear accelerator in a mobile, self-shielded application. The Target also has international patent protection in Japan, key European countries, and Russia. In 1997 the Target was granted a patent protecting the electron accelerator technology used in the Mobetron, and in 2000, the Target received a patent on the unique alignment system used to orient the Mobetron to the tumor prior to irradiation.

Marketing and Sales
Currently about 200 health centers conduct IORT treatments worldwide, most of which use heroic transport. In the U.S., the Target has targeted sales and marketing education efforts initially on these centers as they have already demonstrated a commitment to IORT. The Target plans to then expand this initial target market to the 2,500 U.S. hospital centers which currently have radiation oncology departments. Finally, the Target, through its mobile systems, will market to satellite hospitals in the U.S. that perform cancer surgery, but have no radiation therapy departments.

Prior to April 1, 2001, Siemens had the exclusive right to distribute the Mobetron in International Markets. As of April 1, 2001, the Target reacquired the rights to international distribution. The Target has established agreements with distributors in key markets such as Europe, Japan, Eastern Europe, China and Taiwan and has generated orders and commitments for additional orders from these relationships.

The Target signed a strategic alliance with Beijing Huilong New Technology Company ("Huilong") for distribution and manufacture of Mobetron components. Huilong has made an investment in the Target and has placed an order for a Mobetron for delivery in 2004. Huilong is contractually committed to purchasing another four units in 2004. They have identified thirty-five hospitals in China that have interest in the Mobetron. To help hospitals finance the purchase of these systems, Huilong has and is arranging financing with Chinese investors and leasing companies to allow key hospitals to purchase systems over an extended period of time. The Target has Chinese marketing approval for the Mobetron in China, any new medical product imported into China must undergoing testing by the Chinese authorities. These tests are substantial similar to used to obtain European CE Mark, which the Mobetron has obtained.

The Target also plans to have Huilong or other Chinese companies manufacture high cost Mobetron components, thereby reducing the manufacturing cost of the system. A key Target strategy is to reduce product cost by both increasing production volumes and by out-sourcing expensive components to lower cost manufacturing centers such as China.

The Target's strategy is to address the US, European and Far East markets together, rather than sequentially. Accordingly, the Target continues to expand its team of international distributors to sell and service the Mobetron internationally. The Target sells directly in the U.S. using its own salespeople.

In Western Europe, the market driver is the use of IORT for early stage breast cancer, and to a lesser extent, the increased utilization of conventional radiation equipment that an IORT program provides. In Europe, distributorships are on a "best-efforts" basis. The distributor has responsibility for sales, promotion and service, including the purchase of spare parts to service their customer base. The Target has hired its own European service specialist to provide service support to the European distributors' service organizations on a timely basis.

In the Far East, distributorships have so far been established in the major markets for IORT: Japan, China and Taiwan. Each of these distributorships has minimum annual order commitments beginning in 2004. In 2004, these minimums, if met, will result in at least six unit sales. The distributor has full service responsibility, including the purchase of spare parts, while the Target has the responsibility for training the service organizations. In 2004, the Target plans to locate its own serviceperson in the Far East to provide service support similar to that in Europe. In 2004, additional distributors for Korea, Southeast Asia and India will be appointed.

In the United States, the interest in IORT is good, but the demand is currently dampened because of pressure on capital equipment budgets of U.S. hospitals and competing demands for these funds. The Target expects the U.S. demand to increase significantly as IORT for breast and lung cancer matures.

Manufacturing and Production
Since the delivery of the prototype Mobetron in December 1997, the Target has chosen to manufacture the Mobetron through the use of contract manufacturers, while concentrating its resources on engineering and test, R&D, marketing and service. Contract manufacturing significantly reduces the capital required to operate the business. It also provides the Target the flexibility to quickly relocate manufacturing operations or out-source components of the system since the Target has little fixed manufacturing assets or personnel to consider in any change. The Target plans on out-sourcing certain expensive items to China in 2004 and 2005 to reduce product cost.

Production volume is currently limited by the need for full product testing prior to customer shipment, a task that the Target wishes to retain for itself. The Mobetron is self-shielded for clinical use because the treatment lasts only 1-2 minutes. However, pre-shipment testing requires hours of beam on-time over a 2- 4 week period, and that requires shielded test cells.

Currently, the Target is leasing an unused treatment room at a hospital located near the Target's facility. However, to meet the projected sales volumes, construction of two test cells will be needed at an appropriate facility by as early as the fall of 2004. These two cells could allow a production volume of up to 50 units per year.

Rental and Joint Venture Programs
To enhance the Target's business model in the United States, and to provide an alternative to purchasing the device, the Target intends to offer rental or joint venture programs to health care facilities. By agreeing to rent the Mobetron a certain number of days each week, hospitals whose patient volumes are insufficient to justify purchase of
a Mobetron can still offer IORT on a scheduled basis.   Hospitals with
moderate to low volume of cancer cases can take advantage of this service to prevent losing substantial surgical business to hospitals with a greater number of cancer cases who can afford the buy the Mobetron. At the same time, machine rental shifts Mobetron costs to the hospital's operating budget rather than its annual capital budget.

The Target may also provide the Mobetron on a joint venture basis. Under a Mobetron joint venture, the Target and the health care provider form a separate joint entity to purchase the Mobetron from the Target with the Target providing a capital investment and sharing in the revenue generated by IORT services. This allows health care providers to "acquire" the Mobetron with a substantially lower capital investment.

Additional Potential Mobetron Applications
With Mobetron commercial production underway, the Target is now developing additional products and services for the IORT and radiotherapy market to maximize the market opportunity provided by the proprietary Mobetron system.

Combination of Radiotherapy and Drug Therapy. The combination of certain chemicals, known as radiation sensitizers and protectors, with radiation has been in clinical use for a decade. Laboratory and animal studies have shown a dramatic increase in the effectiveness of certain cancer drugs when activated by radiotherapy.

Several of these drugs used in combination with radiation treatment have shown limited effectiveness with conventional external beam radiation therapy. The limitation in effectiveness is due to the difficulty of achieving adequate concentration of the chemicals during the radiation process when using conventional radiotherapy. Often, the drug has become significantly diluted by the time radiation is administered, thus reducing the synergistic effect of the chemicals and radiotherapy.

However, IORT offers a unique opportunity to administer radiosensitive drugs during the surgical procedure by a drug dose infused directly into the cancerous tissue followed immediately by IORT. This direct application of radiation with an adequate concentration of chemical increases the drug's effectiveness significantly -- up to two to three times more effective than either drug therapy or radiotherapy alone.

The Target has obtained the rights to Etanidazole, a radiation sensitizer that successfully completed a Phase I/II trial with IORT for advanced and recurrent colorectal cancer. The Target has approval from the FDA to begin the Phase III clinical study under the auspices of the ISIORT in 2004. More than twenty internationally renowned cancer treatment centers have agreed to help the Target conduct these trials. If the study proves the effectiveness of the combined Etanidazole and IORT treatment, the Target expects to be able to start marketing the drug beginning in 2006.

The Target is also considering starting a Phase III study involving Etanidazole for the treatment of brain metastases a very common cancer. This non-IORT application is a potentially larger and more lucrative market than the IORT market itself. Most radiotherapy centers already conduct stereotactic radiosurgery, a non-invasive but targetable form of radiation therapy, with either conventional or specialized equipment. The addition of a drug sensitizer to this procedure could greatly improve its effectiveness.

The Target plans to market, in partnership with pharmaceutical companies, other chemical modifiers developed and approved specifically for use with IORT. The Target believes that any radiation sensitizer, whether owed by the Target or not, will expand the IORT market and thereby increase Mobetron sales.

Vascular and Coronary Disease. Small amounts of radiation have been shown to dramatically reduce the failure of balloon angioplasty and other vascular procedures (a 75 percent reduction according to a 1996 Scripps Institute study). Restenosis, the replugging of a vein or artery after coronary or vascular surgery, is also a major clinical problem. Current radiation devices designed for use in angioplasty are unsuitable for vascular surgical applications. The use of IORT to reduce restenosis in vascular surgery is potentially a multi-billion dollar market for which the Mobetron could provide several unique solutions.

The Target has supported research in the use of IORT in vascular surgical applications of the Mobetron at the University of Rochester. Additional clinical research is planned for 2005 and 2006. The FDA has indicated that it would approve an IDE in this potentially exciting application. If shown to be effective, these new coronary and vascular surgical applications could increase Mobetron sales and generate sales of medical devices that will be sold to support the application.

Conventional Electron Beam Treatments. The Mobetron may be used as a conventional electron radiotherapy system in the radiation therapy department when not in use for IORT. This dual use could add existing conventional electron beam radiotherapy patient volume to IORT patient volume for hospitals, while enabling the Target to participate in the well-established $500 million per year conventional radiotherapy linear accelerator market.

Accessories and Disposables. Each IORT procedure requires the use of sterilized caps to protect the tip of the Mobetron linear accelerator, sterile drapes, standard and custom applicators to guide the beam to the treatment area, and other devices and disposables. The Target manufactures or out-sources the manufacture of these devices and disposables, and supplies them directly to hospitals.

Needle Therapy Device. The Mobetron is unique in its ability to generate a narrow, three-millimeter-wide electron beam at high energies in the O.R. environment. In July 1996, the Target received a $100,000 SBIR grant from the National Institute of Health to prototype and test a device to deliver electron beam therapy through a thin needle, similar to a biopsy needle.

This technique, called interstitial electron beam therapy "IEBT" and often referred to as "needle therapy", could enable electrons to be delivered with or without surgery to highly localized cancers, such as brain tumors, ovarian cancer nodes, liver metastases, and prostate cancer. The Target has demonstrated the feasibility of the needle therapy system and in 2005 expects to continue development of the IEBT device as an add-on accessory to the Mobetron system. The Target also believes that its needle therapy product can be used in gene therapy applications to activate the genes once biologic agents have been delivered to the organ of interest.

Competition
To the Target's knowledge no other company currently produces a mobile linear accelerator that requires no shielding. The alternative is using a dedicated O.R. or heroic transport for IORT procedures. These alternatives discussed above are costly and severely limit IORT usage.

In the mid 1980's, Siemens offered a conventional design, electron-only linear accelerator for IORT procedures. This system was a conventional radiotherapy accelerator modified to treat only in the electron mode, but still requiring a shielded room. Despite a total cost of more than $3.5 million, including reconstruction of the O.R. to install concrete shielding, Siemens sold seven systems.

Other conventional linac manufacturers have sold one or two similarly modified conventional accelerators and could continue to offer essentially the same type of conventional unshielded system, but no manufacturer is known to the Target to currently have the technology to develop a system that is light enough to be mobile and which does not require room shielding.

Hitesys, an Italian company, is now offering a modified, non-shielded unit "Novac 7" for IORT in Italy and Europe. This linear accelerator system was developed, in part, with funding from the Italian government. The Novac 7 has lower energy than the Mobetron and requires mobile shielding to be positioned around the surgical table prior to treating.

The Target is also aware of a spin-off of Hitesys, called Liac, which has recently been formed and is attempting to replace Hitesys in the Italian market. Liac has delivered its prototype unit but is not yet in commercial sales to other hospitals. The features and technology of the Liac IORT system is very similar to that used by Hitesys. The Target does not believe that Liac system is likely to become serious competition outside of Italy.

If significant direct competition does occur, at least initially it is likely to be through modifying conventional S-band accelerators for electron only operation, as none of the major linac manufacturers have extensive X-band technology expertise. It is also possible that an alternative technology will be developed that directly competes with the Target's products.

Government Regulation
All medical devices require certification from the United States Food and Drug Administration before entering distribution. The certification process assures that the products are safe and effective. To treat patients at UCSF, the Target applied for and received, in December 1996, an Investigational Device Exemption "IDE" approval from the FDA for a UC San Francisco study involving 14 patients. The IDE study at UCSF was completed on March 9, 1998. On March 24, 1998, the Target submitted the Mobetron to the FDA for certification under the 510(k) process. The 510(k) process is reserved for medical devices that are deemed to have established clinical efficacy, thereby avoiding lengthy clinical trials. The FDA allowed UCSF to continue to use the Mobetron to treat IORT patients while the FDA reviewed the Target's 510(k) application.

On July 24, 1998, the Target received clearance from the FDA under the 510(k) provision, allowing the Target to begin commercial marketing and sales of the Mobetron in the United States. Hospitals in the United States are already using and billing for IORT.

Europe and Japan have separate certification processes. The Target received clearance for sales in Japan in May 2000, and received marketing approval for the European Union "CE Mark" in September 2001. The Mobetron has been tested according to the regulatory standards for radiotherapy accelerators, including the Suggested State Regulations for the Control of Radiation "SSRCR" and the International Electrotechnical Committee "IEC" requirements for radiotherapy equipment. The Target is also in the process of registering its products for sale in China and Taiwan.

Management
The executive officers and directors of the Target are as follows. It is anticipated that the current officers and directors of the Target will become the officers and directors of the surviving company after the merger, except that certain directors may be replaced prior to the merger in order to comply with the requirements of the Sarbanes-Oxley Act. The Target has an audit committee and a compensation committee. Mr. John Mathews is the only member of the Target's audit committee. The Target's compensation committee is formed by Mr. John Mathews and Mr. Theodore L. Phillips. The Target does not currently have any nominating committee. It is anticipated that upon completion of the Merger the Board of Directors will form a nominating committee.

     Name                  Age          Position
    ------                -----        ----------
Donald A. Goer              61         Chief Executive Officer,
                                       President, and Director
John P. Matheu              82         Director
Mary Louise Meurk           77         Secretary and Director
Richard Lavine*             77         Director
Theodore L. Phillips, M.D.  70         Director
Richard Simon               56         Vice President of Operations
Howard Solovei              42         Chief Financial Officer

Mr. Lavine* has indicated that he intends to resign as a director prior to completion of the merger.

Donald A. Goer, Ph.D., President/CEO and Director
A co-founder of the Company in 1993, Dr. Goer received his doctorate in physics in 1973 from The Ohio State University. He is a recognized expert on linear accelerator technology and is the author of a number of articles on the subject, including the chapter on radiation therapy linear accelerators for the Encyclopedia of Medical Devices and Instrumentation. After post-doctoral study in metallurgical engineering, Dr. Goer joined Varian Associates. Dr. Goer has seventeen years experience in the sales, marketing and product development of linear accelerators. From 1977 through 1985, Dr. Goer was responsible for the product development of Varian's cancer therapy equipment. Five new cancer treatment units were successfully introduced to the market during this period, resulting in the sale of more than 700 treatment systems. Between 1985 and 1990, Dr. Goer was responsible for market development and strategic planning at Varian. Dr. Goer's last position at Varian was Manager of Sales Operations with principal responsibilities in the international market. In 1991, Dr. Goer joined SRC as President. In 1991, Dr. Goer assisted in founding Accuray, Inc., a medical company providing dedicated accelerators for radiosurgery.

John P. Matheu, Director
Mr. Matheu has extensive experience in the biopharmaceutical and medical device industries. He served 34 years with Pfizer Pharmaceuticals, Inc., where among other accomplishments, as Vice President he established and directed Pfizer's generic drug division. Prior to that assignment, Mr. Matheu directed Pfizer's 1100 person sales force, its hospital marketing group and its training department. As a principal of Matheu Associates, he provides consulting and management advice to the pharmaceutical, biotechnology and medical device industry.

Mary Louise Meurk, Secretary and Director
Ms. Meurk has forty years experience as a radiological physicist and is certified by the American Board of Radiological Physics. In addition to authoring numerous articles in her field, Ms. Meurk is a Fellow Emeritus of the American College of Radiology and a Fellow in the American Association of Physicists in Medicine. Ms. Meurk received her BA in physics from Wellesley College and furthered her studies at the University of Geneva. She was Assistant Attending Physicist at Memorial-Sloan Kettering, Head of the Division of Radiological Physics at the Zellerbach Saroni Tumor Institute, and was a founder and now President of the West Coast Cancer Foundation. Ms. Meurk is also a Founder and Director, and serves as Secretary to the Target.

Richard Lavine, Director
Mr. Lavine has extensive experience in the manufacture of capital medical equipment and other high technology devices. He was founder, vice-president and general manager of Invar Electronics and, later, vice president and general manager of the Radiation Division of Varian Associates, the world's largest manufacturer of radiotherapy equipment. In the early 1980's, Mr. Lavine initiated and managed the Vacuum Systems Operation of Varian Associates that was subsequently sold to Intevac. Mr. Lavine became the general manager of the Vacuum Systems Division of Intevac and is currently Assistant to the President of Intevac, Inc.

Theodore Phillips, M.D., Director
Dr. Phillips is the principal or contributing author on more than 300 articles on cancer treatment in the medical literature and is one of the most distinguished radiation oncologists in the world. Under his guidance as Professor and Chairman of Radiation Oncology at the UCSF, the University became recognized as one of the top cancer treatment centers in the world. He has received numerous awards and honors for his many contributions to cancer treatment. While Dr. Phillips was Chairman of Radiation Oncology at UCSF, the hospital purchased the first Mobetron system. He currently serves as Chairman of the Technical Advisory Board of the Target and holds the prestigious Wun-Kon Fu Endowed Chair in Radiation Oncology at UCSF.

Richard Simon, Vice President of Operations
Mr. Simon has had an extensive career in the engineering, service and manufacturing of medical equipment, including twenty years in engineering positions with the medical division of Varian Associates. For ten years, Mr. Simon served as the engineer and project manager for the C Series linacs for Varian, developing and shipping more than 450 linear accelerators during this period. He was the project manager for the VARiS oncology information system from Varian, with more than 100 systems shipped. Mr. Simon received professional training in electrical engineering and project management. Mr. Simon has been employed by the Target for over 6 years.

Howard Solovei, Chief Financial Officer
Mr. Solovei served as the CFO of Phoenix Leasing Inc., where he gained 14 years experience in leasing and equipment finance. At Phoenix, Mr. Solovei was responsible for the management of nearly $1 billion of leased assets, $600 million of bank agreements for the company's 30+ partnerships and corporate entities as well as securitized debt offerings of $85 million. Mr. Solovei was also responsible for projections and strategic and tactical planning for the company and its public limited partnerships. Mr. Solovei has worked as a consultant or employee to the Target since 2002.

Technical Advisory Board
     Name                  Title               Institution/Company
    ------                -------             ---------------------
Ted Phillips, M.D.     Wun-Kon Fu             UC San Francisco,
                       Endowed Chair in       Department of Radiation
                       Radiation Oncology,    Oncology
                       former Chairman

Len Gunderson, M.D.    Professor & Chairman   Mayo Clinic Department of
                                              Radiation Oncology

Mitsuyuki Abe, M.D.    Director               Kyogo Women's Hospital,
                                              Japan

Felipe A. Calvo       Chairman & Professor    Hospital General
                                              Universitario Madrid,
                                              Spain

Employees
The Target currently has 11 employees and 3 significant independent contractors.

Facilities
The Target rents facilities at 3170 De La Cruz Blvd., Suite 108, Santa Clara, California 95054, which are used for its headquarters and operations. The Target's current lease runs through the end of December 2004. The Target's headquarters is expected to become the headquarters for the surviving company in the proposed merger.

Legal Proceedings
There are no legal proceedings now pending by or against the Target. Market Information for Common Equity and Related Stockholder Matters Market Information. There is no public trading market for the Target's securities, including its common stock.

Holders. The Target has 229 stockholders as of March 31. For information regarding the Target's capital structure see "THE MERGER - Capital Structures of the Company and the Target - The Target."

                        Financial Information

              Unaudited Consolidated Financial Statements
                         Intraop Medical Inc.
                    Quarter Ended December 31, 2003

                         Intraop Medical Inc.
                  Unaudited Consolidated Balance Sheet
                         At December 31, 2003

Assets
Current Assets
Cash & Cash Equivalents                          325,318
Accounts Receivable                               86,177
Inventory & WIP                                1,146,947
Prepaid Expenses                                  80,053
                                              ----------
Total Current Assets                           1,638,495
Property and Equipment
Furniture & Fixtures - Net Accum. Dep.            73,151
Mobetron - Net Accum. Dep.                       127,176
                                              ----------
Total Property and Equipment                     200,327
Other Assets
Intangibles - Net                                297,851
Deposits                                         245,956
                                              ----------
Total Other Assets                               543,807

Total Assets                                   2,382,629

Liabilities and Capital
Current Liabilities
Accounts Payable                               1,973,408
Royalty Payable                                  125,000
Interest Payable                                 184,367
Sales Tax Payable                                 58,950
Notes Payable                                  3,052,312
Est. Liability Warranties & Service Contracts    172,165
Paid Leave Accrual & Wages Payable                78,479
Deferred Revenue                               1,048,339
Other Current Liabilities                         62,400
Customer Advances                                160,000
                                              ----------
Total Current Liabilities                      6,915,420
Long-Term Liabilities                                  -
                                              ----------
Total Liabilities                              6,915,420

Capital
Issuance Costs                                  (137,245)
Preferred Stock                                    4,679
Common Stock                                       6,695
APIC                                           8,881,539
Treasury Stock                                  (150,000)
Deferred Stock                                      (293)
Retained Earnings                            (13,138,166)
                                              ----------
Total Capital                                 (4,532,791)
Total Liabilities & Capital                    2,382,629
                                              ==========




See accompanying notes.

                         Intraop Medical Inc.
             Unaudited Consolidated Statement of Operations
                    Quarter Ended December 31, 2003

Revenue                                          241,289
Cost of Sales                                  1,025,260
                                              ----------
Gross Margin                                    (783,971)

Operating Expenses
General & Administrative                         317,275
Sales and Marketing                               92,288
Research and Development                         135,726
                                              ----------
Total Operating Expenses                         545,289

Operating Income/(Loss)                       (1,329,260)

Interest Expense and Taxes
Interest Expense/Income, Net                     134,136
State Income and Property Taxes                    1,852
                                              ----------
Total Interest and Taxes                         135,988

Net Income/(Loss)                             (1,465,248)
                                              ==========





See accompanying notes.

                         Intraop Medical Inc.
  Unaudited Consolidated Statements of Stockholders' Equity (Deficit)
                         At December 31, 2003

               Convertible                                         Additional
                Preferred                                           Paid-In
                  Stock                       Common Stock          Capital
                 Shares       Amount       Shares       Amount        (1)
               ----------   ----------   ----------   ----------   ----------
Balance at
September 30,
2003            4,678,767   $    4,679    7,012,675   $    6,680   $8,691,476
Exercise of
warrants for
common stock
at $.50 per
share                   -            -       10,000           10        4,990
Exercise of
options for
common stock
at $1.25 per
share                   -            -        5,000            5        6,245
Stock
compensation
for options
granted to
non-employees
and non-
employee
directors               -            -            -            -       40,165
Deferred
stock
compensation
for warrants
issued under
the
Promissory
Note Program            -            -            -            -        1,418
Amortization
of deferred
stock
compensation            -            -            -            -            -
Net loss and
comprehensive
loss                    -            -            -            -            -
               ----------   ----------   ----------   ----------   ----------
Balance at
December 31,
2003            4,678,767   $    4,679    7,027,675   $    6,695   $8,744,294


(1)  Additional Paid in Capital is shown net of Issuance Costs.

                         Intraop Medical Inc.
  Unaudited Consolidated Statements of Stockholders' Equity (Deficit)
                         At December 31, 2003
Continued

                                      Deferred
                         Treasury       Stock      Accumulated
                          Stock      Compensation     Deficit       Total
                        ----------    ----------    ----------    ----------
Balance at
September 30,             (150,000)  $    (3,480) $(11,672,918)  $(3,123,563)
Exercise of
warrants for
common stock
at $.50 per
share                            -             -             -         5,000
Exercise of
options for
common stock
at $1.25 per
share                            -             -             -         6,250
Stock
compensation
for options
granted to
non-employees
and non-
employee
directors                        -             -             -        40,165
Deferred
stock
compensation
for warrants
issued under
the
Promissory
Note Program                     -        (1,418)            -             -
Amortization
of deferred
stock
compensation                     -         4,605             -         4,605
Net loss and
comprehensive
loss                             -             -    (1,465,248)   (1,465,248)
                        ----------    ----------    ----------    ----------
Balance at
December 31,
2003                    $ (150,000)   $     (293) $(13,138,166)  $(4,532,791)
                        ==========    ==========    ==========    ==========

(1)  Additional Paid in Capital is shown net of Issuance Costs.




See accompanying notes.

                         Intraop Medical Inc.
              Unaudited Consolidated Cash Flow Statement
                    Quarter Ended December 31, 2003

Cash Flows from Operations
  Net Income/(Loss)                           (1,465,248)
Adjustments to Reconcile to Net Income/(Loss)
to Cash Flows from Operations
  Depreciation and Amortization                   75,764
  Accounts Receivable                             98,650
  Inventory & WIP                                138,740
  Deposits with Vendors/Other                   (135,442)
  Prepaid Expenses                               (59,508)
  Notes Payable - Current                        833,733
  Interest Payable                                45,270
  Accounts Payable                              (401,074)
  Est Liability Under Warranties                  73,870
  Est Liability Under Service Contracts           47,860
  Personal Paid Leave Liability                    5,962
  Technology License Intangible                  (25,000)
  Royalty Payable                                 25,000
  Deferred Revenue                             1,048,338
  Other Current Liabilities                      (24,576)
  Wages Payable                                  (30,784)
                                              ----------
    Net Cash from Operations                    (251,555)

Cash Flows from Investing Activities
  Computers                                       (2,973)
  Mobetron                                        (7,510)
  Equipment                                       (2,787)
                                              ----------
    Net Cash from Investing Activities           (13,270)

Cash Flows from Financing Activities
  Common Stock                                        15
  Deferred Stock                                   3,187
  Additional Paid In Capital                      52,818
                                              ----------
Net Cash from Financing Activities                56,020
Net Increase <Decrease> in Cash                  294,305
                                              ==========





See accompanying notes.

                          Intraop Medical, Inc.
         Notes to Unaudited Consolidated Financial Statements
                            December 31, 2003


1.  Description of Business
Intraop Medical, Inc. (the "Target") was incorporated in Delaware in March 1993 to develop, manufacture, market, and service mobile electron beam treatment systems designed for intraoperative radiotherapy (IORT). IORT is the application of radiation directly to a cancerous tumor and/or tumor bed during surgery. In July 1998, the Company obtained FDA 510k clearance on its initial product, the "Mobetron."


2.  Basis of Presentation and Summary of Significant Accounting
Policies

Going Concern
The Target's financial statements have been prepared on a basis that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Target has incurred operating losses since inception and expects such losses to continue as it furthers its product development programs. From inception to December 31, 2003, the Target incurred cumulative net losses of $13,138,166. The Target has cash and cash equivalents and other current assets of $1,638,495, which is not sufficient to pay existing liabilities and commitments and fund its obligations in the near term. These conditions raise substantial doubt about the Target's ability to continue as a going concern.

The Target's ability to continue as a going concern is highly dependent, among other factors, on its ability to continue the development and commercialization of its products, obtain sufficient financing to produce the products, and obtain additional customers for its products. The Target is currently pursuing additional funding to further the development of its products and markets. Such funding may include the issuance of equity securities or debt instruments. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Target be unable to continue in existence.

Basis of Presentation
The consolidated financial statements include the accounts of the Target and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents
The Target considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents. All investments are in money market accounts for the periods presented and are classified as available-for-sale. Unrealized gains or losses on investments are included as a component of other comprehensive income, net of related taxes. As of December 31, 2003, there were no unrealized gains or losses on available-for-sale investments. For the quarter ended December 31, 2003, there were no unrealized gains or losses on sales of available-for-sale investments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments
The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

Concentration of Risk
The Target's revenues are derived from the sale of one product, the Mobetron, and its related accessories. Should revenues from this product not increase as expected in the near term, results from operations would be severely impacted.

Financial instruments that potentially subject the Target to concentrations of credit risks are principally trade accounts receivable. The Target has limited sales to date, which are all to well-established health care institutions located worldwide. The
Target does not require collateral for accounts receivable.

Inventory
Inventories are stated at lower of cost or market. Cost is computed using the first-in, first-out basis. For the period presented, inventory was comprised of a Mobetron subject to acceptance testing, and parts and accessories for the Mobetron product.

Property and Equipment
Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Property and equipment at December 31, 2003, consist of the following:

     Furniture and fixtures                        $   12,503
     Computers and equipment                          180,801
     Assets under capital lease                       690,706
                                                   ----------
                                                      884,010

     Less accumulated depreciation and amortization  (683,683)
                                                   ----------
     Property and Equipment, Net                   $  200,327
                                                   ==========

Accumulated depreciation and amortization above includes accumulated amortization of assets under capital lease of $570,949 at December 31, 2003.

Intangible Assets
Intangible assets include installment payments to Schonberg Radiation Corporation for license rights to acquire their linear accelerator technology (see Note 5). They also include amounts paid to Siemens Medical Systems, Inc. for manufacturing and design rights and design instructions under the termination agreement and amounts paid to the Company's contract manufacturer of the Mobetron, CDS Group Corporation, for engineering and vendor non-recurring expenses. The cost basis is $464,228 at December 31, 2003. The assets are amortized on a straight-line basis over their estimated useful life of three to seven years. Accumulated amortization is $166,377 at December 31, 2003.

The Target's historical and projected revenues are related to the sale of the Target's sole product, the Mobetron. Should revenues of the Mobetron product in future periods be significantly less than management's expectation, the benefit from the use of the linear accelerator technology license rights, and the Siemens and CDS related intangibles, would be limited and may result in an impairment of the intangible assets.

Research and Development
Costs incurred for research and development, which include direct expenses and an allocation of research-related overhead expenses, are expensed as incurred. The Target has not incurred significant costs for software development related to its Mobetron product.

Income Taxes
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition
In the quarter ended December31, 2003, revenue consisted primarily of product sales and payments received under an operating lease agreement. Revenue from Mobetron product sales is recognized upon installation provided any remaining obligations are inconsequential or perfunctory and collection of the resulting receivable is deemed probable. Revenue for accessories is recognized upon shipment. The Target is responsible for warranty obligation arising from its sales and provides for an estimate of its warranty obligation at the time of sale. The Target's contract manufacturers are responsible for the costs of any manufacturing defects.

During the period, the Target sold one of its Mobetrons for a gross sales price of and received cash in the amount of $1,230,685. Because of certain contingencies, which may result in the repurchase of the Mobetron by the Target, $1,048,339 of the gross amount was recorded as deferred revenue and was excluded from sales revenue.

Revenue from operating lease activities is recognized as income over the lease term as it becomes receivable according to the provisions of the lease. As of December 31, 2003, the Target has one outstanding lease agreement providing for minimum monthly payments of $18,000 through September 1, 2004.

Stock-Based Compensation
In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Target's consolidated financial position or results of operations.

3.  Debt Obligations
Debt obligations at December 31, 2003, are summarized as follows:

     Notes payable - related parties               $  873,000
     Loans payable                                  2,179,312
                                                   ----------
                                                    3,052,312
     Less current portion of debt obligations       3,052,312
                                                   ----------
     Long-term portion of debt obligations         $        -
                                                   ==========

Notes Payable - Related Parties
Notes payable to related parties include notes issued to various officers, directors, and stockholders of the Target. The notes are due on demand and bear interest at 9 percent and 10 percent annum, payable quarterly unless otherwise specified by each holder. Included in the total is $125,000, which represents promissory notes under the Target's Promissory Note Program described below.

Loans Payable
Loans Payable are comprised of Promissory Notes, Convertible Notes and Other Loans Payable.

Promissory Notes
Promissory notes relate to notes issued under the Target's Promissory Note Program. Promissory notes are convertible to the Target common stock at $1.25 per share at the option of the note holders. Additionally, the note holders received warrants as described in Warrants (see Note 6). The promissory notes are current and bear interest at 9 percent per annum, payable quarterly. As of December 31, 2003, the principal balance outstanding under the notes is $1,375,000.

Convertible Notes
Convertible notes relate to notes issued under the Target's Convertible Note Program. Convertible notes are convertible to the Target common stock at $1.50 per share at the option of the note holders, however such notes will automatically convert to the Target common stock at between $1.00 and $1.50 per share based on the terms and attainment of its next round of equity financing. The notes are current and bear interest at 8 percent per annum and are due in full including all accrued interest on February 28, 2005. As of December 31, 2003, the principal balance outstanding under the notes is $251,250.

Other Loans Payable
The Target received an unsecured, non-interest bearing promissory note of $400,000 from a third party. The current balance under the note is $400,000. Additionally, prior to October 1, 2003 the Target borrowed $325,073 from a financial institution. The loan was secured by the assignment of an equipment lease and the underlying equipment pursuant to a lease between the Target and one of its customers. The loan is current and bears interest at 6.75 percent per annum, payable monthly. As of December 31, 2003, the principal balance outstanding under the note is $140,422.

4.  Commitments
The Target rents its office facility in Santa Clara under a non-cancelable operating lease that expires on December 31, 2004. Rent expense was $18,174 for the quarter ended December 31, 2003. Future minimum lease payments that come due in the current and following fiscal years ending September 30 are:

          2004                       62,362
          2005                       20,423
                                 ----------
          Total                  $   82,785
                                 ==========

5.  Related Party Transactions

Schonberg Radiation Corporation
One of the Target's stockholders, is a former director, officer, and stockholder of Schonberg Radiation Corporation (SRC). SRC granted the Target an exclusive license to certain technology related to linear accelerator for use in medical applications. The license agreement provides for a payment of $25,000 upon delivery of each of the first 20 accelerators. After the payments have been made, there are no additional license payments under this agreement, and the Target has the right to obtain proprietary information for the manufacture of these accelerators. As of December 31, 2003, $125,000 of license payments was accrued and the Target has paid $125,000 under the agreement. Prior to receiving regulatory approval to market its Mobetron product, the Target expensed $25,000 of license payments. After receiving regulatory approval, the Target has capitalized these payments as they are made and amortized the related asset over a seven-year estimated useful life from the date of regulatory approval. At December 31, 2003, $225,000 has been capitalized with accumulated amortization of $128,594, and is included in intangible assets.

Transactions with Officers and Directors
The Target has accounts payable balances to certain of its stockholders, officers, and Board of Director members. The related party payable amounted to $12,576 as of December 31, 2003, for expense reimbursements and pre-employment consulting work performed for the Target.

6.  Shareholder's Equity (Deficit)

Convertible Preferred Stock
Convertible preferred stock at December 31, 2003 was comprised the following:

                                              Number of
                                                Shares
                                              Issued And
                                 Authorized   Outstanding
                                 ----------   ----------
Series 1                            600,000      507,000
Series 2                          2,000,000    1,584,750
Series 3                          1,000,000      997,017
Series 4                          2,000,000    1,590,000
                                 ----------   ----------
Total                             5,600,000    4,678,767
                                 ==========   ==========

The rights, preferences, and privileges of the preferred stockholders are as follows:

Dividends
The holders of Series 1, 2, 3, and 4 preferred stock are entitled to receive cumulative dividends at an annual rate of $0.04, $0.08, $0.12, and $0.20 per share, respectively, when and as declared by the Board of Directors. After the dividends on the preferred stock have been paid or set aside, additional dividends may be declared on the common and preferred stock as if converted on a pari passu basis.

Liquidation
The holders of Series 1, 2, 3, and 4 preferred stock are entitled to a liquidation preference to common stockholders of $0.50, $1.00, $1.50, and $2.50 per share, respectively. After the above amounts have been paid, the remaining assets are distributed to the holders of preferred and common stock on an as-converted basis.

Conversion and Registration
Each share of Series 1, 2, 3, and 4 preferred stock is convertible, at the option of the holder, at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion is automatic upon the earlier of: (i) the closing of a firm commitment underwritten public offering of the Target's common stock for aggregate proceeds of not less than $10,000,000 and an offering price of not less that $5.00 per share or (ii) consent by the holders of two-thirds of the outstanding preferred stock. In addition, the stockholders have certain registration rights effective following the Target's initial public offering. The Target has reserved 4,678,767 shares of common stock in the event of conversion.

Voting
The holders of each share of preferred stock are entitled to vote on an as-converted basis along with common stockholders. As long as at least 1,000,000 shares of preferred stock remain outstanding, the Target may not, without the approval of a majority of the then outstanding shares of preferred stock, voting together as a separate class, increase the authorized number of shares of preferred stock; effect a recapitalization; change the rights, preferences, and privileges of the preferred stock; or sell substantially all of the Target's assets. Additionally, as long as 1,000,000 shares of Series 1 preferred stock or an equivalent number of shares of common stock are outstanding, the holders of the Series 1 preferred stock, voting together as a separate class, any elect one member of the Board of Directors.

Common Stock
The holders of common stock are entitled to one vote per share. All outstanding shares are subject to the Target's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Target's common stock, the Target is dissolved, or more that 50 percent of the outstanding capital stock is sold.

Stock Options
In 1995, the Target adopted the 1995 Stock Option Plan (the Plan) and reserved 2,400,000 shares of common stock for issuance under the Plan. Under the Plan, incentive options to purchase the Target's common stock may be granted to employees at prices not lower than fair market value at the date of grant as determined by the Board of Directors. Non-statutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower than 85 percent of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or non-statutory options may be granted to persons owning more than 10 percent of the voting power of all classes of stock at prices no lower than 110 percent of the fair market value at the date of grant as determined by the Board of Directors. The Board of Directors also has the authority to set the term of the options (no longer than 10 years from the date of grant, five years in certain instances). Options granted generally vest at a rate of 33 percent per year.

Activity under the Plan is as follows:

                                               Weighted
                       Shares                   Average
                     Available     Number      Exercise    Aggregate
                     For Grant    Of Shares    Price ($)      Price
                    ----------   ----------   ----------   ----------
Balance at September
30, 2002             1,203,500      833,500        0.606      505,200
Options Granted       (257,500)     257,500        0.805      207,350
Options Exercised            -       (5,000)      (0.800)      (4,000)
Options Cancelled      149,500     (149,500)      (0.529)     (79,100)
                    ----------   ----------   ----------   ----------
Balance at September
30, 2003             1,095,500      936,500        0.672      629,450
Options Granted        (88,000)      88,000        1.250      110,000
Options Exercised            -       (5,000)      (1.250)      (6,250)
                    ----------   ----------   ----------   ----------
Balance At December
31, 2003             1,007,500    1,019,500        0.719      733,200
                    ==========   ==========   ==========   ==========

At December 31, 2003, 864,877 outstanding options were exercisable.

The Target has adopted the disclosure-only provisions of FAS 123, as amended by FAS 148. Accordingly, no compensation cost related to employee options with exercise prices equal to the deemed fair value of the Target's common stock is recognized in the financial statements. Had compensation cost for stock options for the quarter ended December 31, 2003 been determined based on the fair value at the grant date for awards in those periods consistent with the provisions of FAS 123, as amended by FAS 148, the Target's net loss would not have been materially impacted.

The fair value of each employee option grant is estimated on the date of grant using the minimum-value method assuming, for the quarter ended December 31, 2003, an expected option life of 4 years, a risk-free interest rate ranging of 2.61 percent and no dividends. The risk-free rate was calculated in accordance with the grant date and the expected option life.

During the quarter ended December 31, 2003, the Target issued 3,500 options to purchase common stock for services rendered by non-employees. The fair value of these options was $1,489, which was expensed upon issuance.

During the quarter ended December 31, 2003, the Target issued 25,000 options to purchase common stock to its non-employee Directors. The fair value of these options was $10,635, which was expensed upon issuance.

The fair value of the non-employee options issued were determined using the Black-Scholes method, based on assumed volatility of 0.0001, an option life equal to 10 years, a risk free interest rate of 4.16 percent based on the grant date and the term of the option, and assuming no dividends.

Total options outstanding under the Plan at December 31, 2003, comprised the following:

                          Number        Weighted        Number
                        Outstanding      Average      Exercisable
                           As Of        Remaining        As Of
                        December 31,   Contractual    December 31,
                            2003       Life (Years)       2003
                        ------------   ------------   ------------
$0.10                         30,000           1.87         30,000
$0.50                         97,000           4.62         97,000
$0.55                        300,000           3.95        300,300
$0.80                        386,500           8.28        303,306
$0.88                        120,000           7.30        108,571
$1.25                         71,000           9.74         24,750
$1.375                        15,000           9.76          1,250
                        ------------   ------------   ------------
                           1,019,500                       864,877
                        ============   ============   ============

Warrants
The following warrants are each exercisable into one share of common stock:

                                               Weighted
                                                Average
                                 Number Of     Exercise    Aggregate
                                   Shares      Price ($)     Price
                                 ----------   ----------   ----------
Balance at September 30, 2002       574,000        1.019      585,000
Warrants Granted                    191,091        1.295      247,500
                                 ----------   ----------   ----------
Balance at September 30, 2003       765,091        1.088      832,500
Warrants Granted                    168,000        1.250      210,000
Warrants Exercised                  (10,000)      (0.500)      (5,000)
                                 ----------   ----------   ----------
Balance at December 31, 2003        923,091        1.124    1,037,500
                                 ==========   ==========   ==========

In the remainder of fiscal 2004 and in fiscal 2007, 505,500 and 273,091 warrants, respectively, to purchase common stock will expire if unexercised.

During the quarter ended December 31, 2003, the Target issued an aggregate of 18,000 warrants to purchase common stock in connection with the Target's Promissory Note Program (see Note 3). The fair value of these warrants was $1,418, and was recorded as deferred stock compensation and will be accreted to interest over the life of the borrowing. The notes are due and payable in full on March 1, 2004. During the quarter ended December 31, 2003, the Target issued 150,000 warrants to purchase common stock for services rendered by non-employees. The fair value of these warrants was $28,041, and was expensed upon issuance, as all of the warrants were fully exercisable upon issuance.

The fair value of the warrants issued was determined using the Black-Scholes method, based on assumed volatility of 0.0001, an expected term equal to the life of the warrant and at risk free interest rates ranging from 2.17 percent - 3.24 percent, and no dividends assumed.

Shares Reserved for Future Issuance
As of December 31, 2003, the Target has reserved shares of common stock for future issuance as follows:

     Conversion of convertible preferred stock              4,678,767
     1995 Stock Option Plan                                 2,027,000
     Common and preferred stock warrants                      923,091
                                                           ----------
       Total                                                7,628,858
                                                           ==========
7.  Employee Savings Plan
The Target maintains a 401(k) defined contribution plan that covers substantially all of its employees. Participants may elect to contribute up to a maximum of 15 percent of their annual compensation (subject to a maximum limit imposed by federal tax law). The Target, at its discretion, may make annual matching contributions to the plan. The Target has made no matching contributions to the plan through December 31, 2003.

8.  Income Taxes
As of December 31, 2003, the Target had deferred tax assets of approximately $7,206,000. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Deferred tax assets primarily relate to net operating loss and tax credit carry forwards.

As of December 31, 2003, the Target had federal net operating loss carry forwards of approximately $12,866,000. The Target also had federal research and development tax credit carry forwards of approximately $329,000. The net operating loss and tax credit carry forwards will expire at various dates beginning in 2008, if not utilized.

Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

9.  Siemens Medical Systems, Inc.
During fiscal 2003, the Target was unable to make the first of five equal installments in the amount of $159,032, pursuant to the Manufacturing And Distribution Termination Agreement with Siemens Medical Solutions (Siemens) dated November 25, 2002. As a result, the total amount due of $795,160 became due and payable immediately. Interest accrues on this amount at the rate of 9 percent per annum. Although the Target is working to resolve payment of this account, no assurance can be given that Siemens will continue to grant forbearance.

10.  Subsequent Events
Subsequent to December 31, 2003, holders of $345,000 of notes under the Target's Promissory Note Program agreed, subject to the closing of the merger described below, to convert their notes into common stock at $1.25 per share, while holders of $650,000 and $205,000 of Promissory notes agreed to extend their notes until June 6, 2004 and September 1, 2004, respectively. In exchange for their agreement to convert or extend their Promissory notes, the Target will issue 240,000 warrants to these note holders. The remaining holders or $300,000 of Promissory notes elected not to either convert or extend and these Promissory notes were repaid between March 25 and March 31, 2004.

On February 24, 2004, the Target signed a definitive agreement and plan of reorganization (the "Agreement") with Intraop Medical Corporation (formerly Digitalpreviews.com, Inc.), a publicly held Nevada corporation ("Acquirer") under which the Target will be merged with and into the Acquirer in a tax-free exchange of stock. Under the Agreement, the Acquirer will issue one share of its common stock in exchange for each share of the Target's outstanding stock on the closing date of the proposed merger. All of the Target's outstanding options and warrants will be assumed by the Acquirer. Closing of the merger is contingent upon a number of conditions, including the approval of both the Acquirer's and the Target's stockholders, the satisfaction by the Target of its due diligence investigation of the Acquirer and the satisfaction of customary closing conditions contained in the Agreement.

On March 22, 2004, the Target closed and funded a secured loan with a financial institution for an amount of $3,000,000. In connection with this loan, the company granted the lender a lien on all of assets of the Target and issued 2,400,00 shares of common stock to the lender as additional collateral. The net proceeds to the company after deducting expenses, fees, prepaid interest and other amounts was approximately $2,000,000.

On March 25, 2004 the Target repaid in full a non-interest bearing note in the amount of $400,000.

              Unaudited Consolidated Financial Statements
                         Intraop Medical, Inc.
                     Quarter Ended December 31, 2002




<PAHR>77
                         Intraop Medical, Inc
                  Unaudited Consolidated Balance Sheet
                         At December 31, 2002
Assets
Current Assets
Cash & Cash Equivalents                            6,004
Accounts Receivable                               12,223
Inventory & WIP                                  686,379
Prepaid Expenses                                  16,614
                                              ----------
Total Current Assets                             721,220

Property and Equipment
Furniture & Fixtures - Net Accum. Dep.            11,262
Mobetron - Net Accum. Dep.                       260,255
                                              ----------
Total Property and Equipment                     271,517

Other Assets
Intangibles - Net                                145,528
Deposits                                           8,000
                                              ----------
Total Other Assets                               153,528

Total Assets                                   1,146,265
                                              ==========

Liabilities and Capital
Current Liabilities
Accounts Payable                               1,152,885
Royalty Payable                                   75,000
Interest Payable                                  62,446
Leases Payable                                   180,872
Sales Tax Payable                                 71,121
Notes Payable                                  1,545,357
Est. Liability Warranties & Serv. Contracts       (1,130)
Paid Leave Accrual & Wages Payable                58,141
Deferred Revenue                                  25,667
Other Current Liabilities                         66,017
Customer Advances                                202,824
                                              ----------
Total Current Liabilities                      3,439,200

Long-Term Liabilities
Lease Payable                                     38,031
Sales Tax Payable                                  2,008
                                              ----------
Long-Term Liabilities                             40,039

Total Liabilities                              3,479,239

                         Intraop Medical, Inc
Continued         Unaudited Consolidated Balance Sheet
                         At December 31, 2002

Capital
Stock Subscription Receivable                   (165,875)
Issuance Costs                                   (93,226)
Preferred Stock                                    4,579
Common Stock                                       6,808
APIC                                           8,475,558
Treasury Stock                                  (150,000)
Deferred Stock                                    (2,742)
Retained Earnings                            (10,408,076)
                                              ----------
Total Capital                                 (2,332,974)

Total Liabilities & Capital                    1,146,265
                                              ==========





See accompanying notes.

                         Intraop Medical, Inc.
                Unaudited Consolidated Income Statement
                   Quarter Ended December 31, 2002

Revenue                                           81,312
Cost of Sales                                     36,113
                                              ----------
Gross Margin                                      45,199

Operating Expenses
General & Administrative                         137,504
Sales and Marketing                              120,904
Research and Development                         100,135
                                              ----------
Total Operating Expenses                         358,543

Operating Income/(Loss)                         (313,344)

Interest Expense and Taxes
Interest Expense/Income, Net                      37,720
State Income and Property Taxes                    2,566
                                              ----------
Total Interest and Taxes                          40,286
Net Income/(Loss)                               (353,630)
                                              ==========





See accompanying notes.

                         Intraop Medical, Inc.
  Unaudited Consolidated Statements of Stockholders' Equity (Deficit)
                         At December 31, 2002

               Convertible                            Additional    Advances
                Preferred                 Common        Paid-In    Receivables
                  Stock                    Stock     Capital (1)      for Stock
                 Shares       Amount       Shares       Amount    Purchases
               ----------   ----------   ----------   ----------   ----------
Balance at
September 30,
2003            4,578,767   $    4,579    6,807,675   $    6,808   $ (165,875)
Stock
compensation
for options
granted to
non-employees
and non-
employee
directors               -            -            -            -            -
Deferred
stock
compensation
for warrants
issued under
the Promissory
Note Program             -            -            -            -            -
Amortization
of deferred
stock
compensation             -            -           -            -            -
Net loss and
comprehensive
loss                     -           -            -            -           -
Balance at
December 31,
2003             4,578,767   $   4,579    6,807,675   $    6,808   $ (165,875)





See accompanying notes.

                         Intraop Medical, Inc.
  Unaudited Consolidated Statements of Stockholders' Equity (Deficit)
                         At December 31, 2002
Continued

                                      Deferred
                         Treasury       Stock      Accumulated
                          Stock      Compensation     Deficit       Total
                        ----------    ----------    ----------    ----------
Balance at
September 30,
2003                    $ (150,000)   $   (7,057) $(10,054,446)  $(1,990,932)
Stock
compensation
for options
granted to
non-employees
and non-
employee
directors                        -             -             -         6,227
Deferred
stock
compensation
for warrants
issued under
the Promissory
Note Program                     -        (1,046)            -             -
Amortization
of deferred
stock
compensation                     -         5,361             -         5,361
Net loss and
comprehensive
loss                             -             -      (353,630)     (353,630)
                        ----------    ----------    ----------    ----------
Balance at
December 31,
2003                      (150,000)       (2,742)  (10,408,076)   (2,332,974)
                        ==========    ==========    ==========    ==========





See accompanying notes.

                         Intraop Medical, Inc.
               Unaudited Consolidated Cash Flow Statement
                    Quarter Ended December 31, 2002

Cash Flows from Operations
  Net Income/(Loss)                             (353,630)
Adjustments to Reconcile to Net Income/(Loss) to
Cash Flows from Operations
  Depreciation and Amortization                   46,812
  Accounts Receivable                             33,041
  Inventory & WIP                               (290,980)
  Deposits with Vendors/Other                          -
  Prepaid Expenses                                (5,890)
  Notes Payable                                  240,000
  Interest Payable                                16,434
  Accounts Payable                               323,891
  Sales Tax Payable                                  124
  Est Liability Under Warranties                 (27,753)
  Personal Paid Leave Liability                   (4,257)
  Other Intangibles                              (63,100)
  Deferred Revenue                               (27,625)
  Contract Advances                               92,824
  Accrued Liabilities                            (11,500)
  Other Current Liabilities                       34,622
  401 (K) Payable                                 (3,902)
                                              ----------
    Net Cash from Operations                        (889)

Cash Flows from Investing Activities
  Computers                                            -
  Mobetron                                             -
  Equipment                                            -
                                              ----------
    Net Cash from Investing Activities                 -

Cash Flows from Financing Activities
  Lease Payable - Long Term                      (43,378)
  Sales Tax Payable - Long Term                   (3,012)
  Deferred Stock                                   4,315
  Additional Paid In Capital                       7,273
                                              ----------
    Net Cash from Financing Activities           (34,802)
                                              ----------
    Net Increase <Decrease> in Cash              (35,691)
                                              ==========





See accompanying notes.

                         Intraop Medical, Inc.
          Notes to Unaudited Consolidated Financial Statements
                           December 31, 2002


1.  Description of Business
Intraop Medical, Inc. (the "Target") was incorporated in Delaware in March 1993 to develop, manufacture, market, and service mobile electron beam treatment systems designed for intraoperative radiotherapy (IORT). IORT is the application of radiation directly to a cancerous tumor and/or tumor bed during surgery. In July 1998, the Target obtained FDA 510k clearance on its initial product, the "Mobetron."


2.  Basis of Presentation and Summary of Significant Accounting
Policies

Going Concern
The Target's financial statements have been prepared on a basis that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Target has incurred operating losses since inception and expects such losses to continue as it furthers its product development programs. From inception to December 31, 2002, the Target incurred cumulative net losses of $10,408,076. The Target has cash and cash equivalents and other current assets of $721,220 which is not sufficient to pay existing liabilities and commitments and fund its obligations in the near term. These conditions raise substantial doubt about the Target's ability to continue as a going concern.

The Target's ability to continue as a going concern is highly dependent, among other factors, on its ability to continue the development and commercialization of its products, obtain sufficient financing to produce the products, and obtain additional customers for its products. The Target is currently pursuing additional funding to further the development of its products and markets. Such funding may include the issuance of equity securities or debt instruments. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Target be unable to continue in existence.

Basis of Presentation
The consolidated financial statements include the accounts of the Target and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents
The Target considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents. All investments are in money market accounts for the periods presented and are classified as available-for-sale. Unrealized gains or losses on investments are included as a component of other comprehensive income, net of related taxes. As of December 31, 2002, there were no unrealized gains or losses on available-for-sale investments. During the quarter ended December 31, 2002, there were no unrealized gains or losses on sales of available-for-sale investments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments
The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

Concentration of Risk
The Target's revenues are derived from the sale of one product, the Mobetron, and its related accessories. Should revenues from this product not increase as expected in the near term, results from operations would be severely impacted.

Financial instruments that potentially subject the Target to concentrations of credit risks are principally trade accounts receivable. The Target has limited sales to date, which are all to well-established health care institutions located worldwide. The
Target does not require collateral for accounts receivable.

Inventory
Inventories are stated at lower of cost or market. Cost is computed using the first-in, first-out basis. For the period presented, inventory was comprised of a Mobetron subject to acceptance testing, and parts and accessories for the Mobetron product.

Property and Equipment
Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Property and equipment at December 31, 2002, consist of the following:

     Furniture and fixtures                                $   12,503
     Computers and equipment                                   98,729
     Assets under capital lease                               690,706
                                                           ----------
                                                              801,938
     Less accumulated depreciation and Amortization          (530,421)
                                                           ----------
     Property and Equipment, Net                           $  271,517
                                                           ==========

Accumulated depreciation and amortization above includes accumulated amortization of assets under capital lease of $430,451 at December 31, 2002.

Intangible Assets
Intangible assets include installment payments to Schonberg Radiation Corporation for license rights to acquire their linear accelerator technology (see Note 6). They also include amounts paid to Siemens Medical Systems, Inc. for manufacturing and design rights and design instructions under the termination agreement (see Note 5). The cost basis is $238,100 at December 31, 2002. The assets are amortized on a straight-line basis over their estimated useful life of three to seven years. Accumulated amortization is $92,572 at December 31, 2002.

The Target's historical and projected revenues are related to the sale of the Target's sole product, the Mobetron. Should revenues of the Mobetron product in future periods be significantly less than management's expectation, the benefit from the use of the linear accelerator technology license rights, and the Siemens and CDS related intangibles, would be limited and may result in an impairment of the intangible assets.

Research and Development
Costs incurred for research and development, which include direct expenses and an allocation of research-related overhead expenses, are expensed as incurred. The Target has not incurred significant costs for software development related to its Mobetron product.

Income Taxes
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition
During the quarter ended December 31, 2002, revenue consisted primarily of product sales and payments received under an operating lease agreement.

Revenue from Mobetron product sales is recognized upon installation provided any remaining obligations are inconsequential or perfunctory and collection of the resulting receivable is deemed probable. Revenue for accessories are recognized upon shipment. The Target is responsible for warranty obligation arising from its sales and provides for an estimate of its warranty obligation at the time of sale. The Target's contract manufacturers are responsible for the costs of any manufacturing defects.

Revenue from operating lease activities is recognized as income over the lease term as it becomes receivable according to the provisions of the lease. As of December 31, 2002, the Target has one outstanding lease agreement providing for minimum monthly payments of $18,000 through September 1, 2004.

Stock-Based Compensation
In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Target's consolidated financial position or results of operations.

3.  Debt Obligations
Debt obligations at December 31, 2002, are summarized as follows:

     Notes payable - related parties               $  750,000
     Loans payable                                    795,357
     Leases payable                                   218,903
                                                   ----------
                                                    1,764,260
     Less current portion of debt obligations       1,726,229
                                                   ----------
     Long-term portion of debt obligations         $   38,031
                                                   ==========

Notes Payable - Related Parties
Notes payable to related parties include notes issued to various officers, directors, and stockholders of the Target. The notes are due on demand and bear interest at 9 percent and 10 percent annum, payable quarterly unless otherwise specified by each holder. Included in the total is $125,000, which represents promissory notes under the Target's Promissory Note Program described below.

Loans Payable
Loans Payable are comprised of promissory notes issued under the Target's Promissory Note Program. Promissory notes are convertible to the Target common stock at $1.25 per share at the option of the note holders. Additionally, the note holders received warrants as described in Warrants (see Note 7.). The promissory notes are current and bear interest at 9 percent per annum, payable quarterly. As of December 31, 2002, the principal balance outstanding under the notes is $900,000.


4.  Commitments
The Target rents its office facility in Santa Clara under a non-cancelable operating lease that expires on December 31, 2004. Rent expense was $18,174 for the quarter ended December 31, 2002. Future minimum lease payments that come due in the following fiscal years ending September 30 are:

          2003                   $   57,853
          2004                       80,536
          2005                       20,423
                                 ----------
          Total                  $  158,762
                                 ==========


5.  Siemens Medical Systems, Inc.
The Target entered into a Manufacturing and Distribution Agreement and a Loan and Security Agreement with Siemens of October 7, 1997 (Agreement). Under the Agreement, Siemens agreed to manufacture, test, and distribute the Target's Mobetron system. The Target granted to Siemens an exclusive license under the agreement for the intellectual property rights to assemble this product. The product can either be sold to the Target at transfer prices as specified in the agreement or can be sold by Siemens directly to end users with a margin payment due the Target for each unit sold. Under this Agreement, the Target appointed Siemens as a nonexclusive distributor to sell, distribute, market, and support the Target's products until such time as 10 units of the product have been sold and delivered by Siemens. Siemens has the option, upon agreement by the Target to minimum sales commitments of Siemens, to convert its appointment from nonexclusive to exclusive at which time the Target's right to see to end users expires.

On November 25, 2002, Siemens and the Target agreed to a termination of the Agreement. Concurrently, the Target has secured a new manufacturing arrangement with CDS Group Corporation (CDS). The Target agreed to pay Siemens $795,160 in five equal installments beginning monthly on June 25, 2003 which includes the payment of outstanding amounts under the Agreement and the purchase by the Target of inventory and certain intangibles (see Note 2).

6.  Related Party Transactions

Schonberg Radiation Corporation
One of the Target's stockholders, is a former director, officer, and stockholder of Schonberg Radiation Corporation (SRC). SRC granted the Target an exclusive license to certain technology related to linear accelerator for use in medical applications. The license agreement provides for a payment of $25,000 upon delivery of each of the first 20 accelerators. After the payments have been made, there are no additional license payments under this agreement, and the Target has the right to obtain proprietary information for the manufacture of these accelerators. As of December 31, 2002, $75,000 of license payments were accrued and $125,000 has been paid by the Target under the agreement. Prior to receiving regulatory approval to market its Mobetron product, the Target expensed $25,000 of license payments. After receiving regulatory approval, the Target has capitalized these payments as they are made and amortized the related asset over a seven-year estimated useful life from the date of regulatory approval. At December 31, 2002, $175,000 has been capitalized with accumulated amortization of $91,924, and is included in intangible assets.

Transactions with Officers and Directors
The Target has an accounts payable balance to certain stockholders, officers, and Board of Directors members. The related party payable amounted to $1,880 as of December 31, 2002 for expense reimbursements and pre-employment consulting work performed for the Target.
During the period ended December 31, 2002, certain officers, directors and employees lent the Target $50,000 pursuant to the Target's Promissory Note Program (see Note 3) and received warrants to purchase common stock under the Program (see Note 7).


7.  Stockholders' Equity (Deficit)

Convertible Preferred Stock
Convertible preferred stock at December 31, 2002 was comprised the following:

                                              Number of
                                                Shares
                                              Issued And
                                 Authorized   Outstanding
                                 ----------   ----------
Series 1                            600,000      507,000
Series 2                          2,000,000    1,584,750
Series 3                          1,000,000      997,017
Series 4                          2,000,000    1,490,000
                                 ----------   ----------
Total                             5,600,000    4,578,767
                                 ==========   ==========

The rights, preferences, and privileges of the preferred stockholders are as follows:

Dividends
The holders of Series 1, 2, 3, and 4 preferred stock are entitled to receive cumulative dividends at an annual rate of $0.04, $0.08, $0.12, and $0.20 per share, respectively, when and as declared by the Board of Directors. After the dividends on the preferred stock have been paid or set aside, additional dividends may be declared on the common and preferred stock as if converted on a pari passu basis.

Liquidation
The holders of Series 1, 2, 3, and 4 preferred stock are entitled to a liquidation preference to common stockholders of $0.50, $1.00, $1.50, and $2.50 per share, respectively. After the above amounts have been paid, the remaining assets are distributed to the holders of preferred and common stock on an as-converted basis.

Conversion and Registration
Each share of Series 1, 2, 3, and 4 preferred stock is convertible, at the option of the holder, at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion is automatic upon the earlier of: (i) the closing of a firm commitment underwritten public offering of the Target's common stock for aggregate proceeds of not less than $10,000,000 and an offering price of not less that $5.00 per share or (ii) consent by the holders of two-thirds of the outstanding preferred stock. In addition, the stockholders have certain registration rights effective following the Target's initial public offering. The Target has reserved 4,578,767 shares of common stock in the event of conversion.

Voting
The holders of each share of preferred stock are entitled to vote on an as-converted basis along with common stockholders. As long as at least 1,000,000 shares of preferred stock remain outstanding, the Target may not, without the approval of a majority of the then outstanding shares of preferred stock, voting together as a separate class, increase the authorized number of shares of preferred stock; effect a recapitalization; change the rights, preferences, and privileges of the preferred stock; or sell substantially all of the Target's assets. Additionally, as long as 1,000,000 shares of Series 1 preferred stock or an equivalent number of shares of common stock are outstanding, the holders of the Series 1 preferred stock, voting together as a separate class, any elect one member of the Board of Directors.

Common Stock
The holders of common stock are entitled to one vote per share. All outstanding shares are subject to the Target's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Target's common stock, the Target is dissolved, or more that 50 percent of the outstanding capital stock is sold.

Stock Options
In 1995, the Target adopted the 1995 Stock Option Plan (the Plan) and reserved 2,400,000 shares of common stock for issuance under the Plan. Under the Plan, incentive options to purchase the Target's common stock may be granted to employees at prices not lower than fair market value at the date of grant as determined by the Board of Directors. Non-statutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower than 85 percent of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or non-statutory options may be granted to persons owning more than 10 percent of the voting power of all classes of stock at prices no lower than 110 percent of the fair market value at the date of grant as determined by options (no longer than 10 years from the date of grant, five years in certain instances). Options granted generally vest at a rate of 33 percent per year.

Activity under the Plan is as follows:

                                               Weighted
                       Shares                   Average
                     Available     Number      Exercise    Aggregate
                     For Grant    Of Shares    Price ($)      Price
                    ----------   ----------   ----------   ----------
Balance at September
 30, 2002            1,203,500      833,500        0.606      505,200
Options Granted        (76,500)      76,500        0.800       61,200
Options Exercised            -            -            -            -
Options Cancelled            -            -            -            -
                    ----------   ----------   ----------   ----------
Balance at December
 31, 2002            1,127,000      910,000        0.622      629,450
                    ==========   ==========   ==========   ==========

At December 31, 2002, 779,167 outstanding options were exercisable.
The Target has adopted the disclosure-only provisions of FAS 123, as amended by FAS 148. Accordingly, no compensation cost related to employee options with exercise prices equal to the deemed fair value of the Target's common stock is recognized in the financial statements. Had compensation cost for stock options for the quarter ended December 31, 2002 been determined based on the fair value at the grant date for awards in those periods consistent with the provisions of FAS 123, as amended by FAS 148, the Target's net loss would not have been materially impacted.

The fair value of each employee option grant is estimated on the date of grant using the minimum-value method assuming, for the quarter ended December 31, 2002, an expected option life of 4 years, a risk-free interest of 2.51 percent and no dividends. The risk-free rate was calculated in accordance with the grant date and the expected option life.

During the quarter ended December 31, 2002, the Target issued 25,000 options to purchase common stock to its non-employee Directors. The fair value of these options was $6,227, which was expensed upon issuance. The fair value of the non-employee options issued were determined using the Black-Scholes method, based on assumed volatility of 0.0001, an option life equal to 10 years, a risk free interest rate of 3.73 percent based on the grant date and the term of the option, and assuming no dividends.

Total options under the Plan at December 31, 2002, comprised the following:

                          Number        Weighted        Number
                        Outstanding      Average      Exercisable
                           As Of        Remaining        As Of
                        December 31,   Contractual    December 31,
                            2002       Life (Years)       2002
                        ------------   ------------   ------------
$0.10                         30,000           2.87         30,000
$0.50                        232,000           4.80        232,000
$0.55                        300,000           4.95        300,000
$0.80                        228,000           8.67        133,833
$0.88                        120,000           8.30         83,333
                        ------------   ------------   ------------
Total                        910,000                       779,167
                        ============   ============   ============

Warrants
The following warrants are each exercisable into one share of common stock:

                                               Weighted
                                                Average
                                 Number Of     Exercise    Aggregate
                                   Shares      Price ($)     Price
                                 ----------   ----------   ----------
Balance at September 30, 2002       574,000        1.019      585,000
Warrants Granted                      8,000        1.225       10,000
                                 ----------   ----------   ----------
Balance at December 31, 2002        582,000        1.088      595,000
                                 ==========   ==========   ==========

During the quarter ended December 31, 2002, the Target issued an aggregate of 8,000 warrants to purchase common stock in connection with the Target's Promissory Note Program (see Note 3). The fair value of these warrants was $1,046, and was recorded as deferred stock compensation and will be accreted to interest over the life of the borrowing. The notes are due and payable in full on March 1, 2003. Of these amounts, 4,000 warrants with a fair market value of $540 were issued to related parties (See Note 6).

The fair value of the warrants issued was determined using the Black-Scholes method, based on assumed volatility of 0.0001, an expected term equal to the life of the warrant and at risk free interest rates ranging from 2.67 percent to 2.86 percent, and no dividends assumed.

Shares Reserved for Future Issuance
As of December 31, 2002, the Target has reserved shares of common stock for future issuance as follows:

Conversion of convertible preferred stock                   4,578,767
1995 Stock Option Plan                                      2,032,000
Common and preferred stock warrants                           765,091
                                                           ----------
Total                                                       7,375,858
                                                           ==========

8.  Employee Savings Plan
The Target maintains a 401(k) defined contribution plan that covers substantially all of its employees. Participants may elect to contribute up to a maximum of 15 percent of their annual compensation (subject to a maximum limit imposed by federal tax law). The Target, at its discretion, may make annual matching contributions to the plan. The Target has made no matching contributions to the plan through December 31, 2002.

9.  Income Taxes
As of December 31, 2002, the Target had deferred tax assets of approximately $5,913,000. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Deferred tax assets primarily relate to net operating loss and tax credit carry forwards.

As of December 31, 2002, the Target had federal net operating loss carry forwards of approximately $10,205,000. The Target also had federal research and development tax credit carry forwards of approximately $312,000. The net operating loss and tax credit carry forwards will expire at various dates beginning in 2008, if not utilized.

Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

10.  Subsequent Events
Please refer to the Unaudited Consolidated Financial Statements and corresponding Notes for the year ended September 30, 2003 and the quarter ended December 31, 2003 for information on subsequent events.

              Unaudited Consolidated Financial Statements
                         Intraop Medical Inc.
                   Quarter Ended September 30, 2003

                         Intraop Medical, Inc.
              Unaudited Consolidated Financial Statements
                          September 30, 2003

Assets
Current Assets
Cash & Cash Equivalents                           31,013
Accounts Receivable                              184,828
Inventory & WIP                                1,285,686
Prepaid Expenses                                  20,545
                                              ----------
Total Current Assets                           1,522,072

Property and Equipment
Furniture & Fixtures - Net Accum. Dep.            72,639
Mobetron - Net Accum. Dep.                       154,881
                                              ----------
Total Property and Equipment                     227,520

Other Assets
Intangibles - Net                                308,153
Deposits                                         110,514
                                              ----------
Total Other Assets                               418,667

Total Assets                                   2,168,259
                                              ==========

Liabilities and Capital
Current Liabilities
Accounts Payable                               2,374,485
Notes Payable                                  2,218,579
Royalty Payable                                  100,000
Interest Payable                                 139,097
Sales Tax Payable                                 58,950
Est. Liability Warranties & Serv. Contracts       50,435
Paid Leave Accrual & Wages Payable               103,301
Other Current Liabilities                         86,976
Contract Advances                                160,000
                                              ----------
Total Current Liabilities                      5,291,823
Long Term Liabilities                                  -
                                              ----------
Total Liabilities                              5,291,823

Capital
Issuance Costs                                  (137,245)
Preferred Stock                                    4,679
Common Stock                                       6,680
APIC                                           8,828,721
Treasury Stock                                  (150,000)
Deferred Stock                                    (3,480)
Retained Earnings                            (11,672,918)
                                              ----------
Total Capital                                 (3,123,563)
Total Liabilities & Capital                    2,168,259
                                              ==========


See accompanying notes.

                         Intraop Medical Inc.
            Unaudited Consolidated Statement of Operations
                 Fiscal Year Ended September 30, 2003

Revenue                                        1,367,246
Cost of Sales                                  1,216,732
                                              ----------
Gross Margin                                     150,514

Operating Expenses
General & Administrative                         636,943
Sales and Marketing                              434,292
Research and Development                         499,151
                                              ----------
Total Operating Expenses                       1,570,386

Operating Income/(Loss)                       (1,419,872)

Interest Expense and Taxes
Interest Expense/Income, Net                     192,799
State Income and Property Taxes                    5,801
                                              ----------
Total Interest and Taxes                         198,600
Net Income/(Loss)                             (1,618,472)
                                              ==========





See accompanying notes.

                         Intraop Medical Inc.
  Unaudited Consolidated Statements of Stockholders' Equity (Deficit)
                        At September 30, 2003

                   Convertible                                     Additional
                   Preferred Stock              Common Stock        Paid-In
                 Shares       Amount       Shares       Amount     Capital (1)
               ----------   ----------   ----------   ----------   ----------
Balance at
September 30,
2002            4,578,767   $    4,579    6,807,675   $    6,808   $8,375,059
Offering costs on
promissory note
program                 -            -            -            -      (42,498)
Issuance of Series
4 preferred stock
at $2.50 per
share             100,000          100            -            -      249,900
Issuance of common
stock at $1.25 per
share                   -            -      200,000          200      249,800
Exercise of options
for common stock at
$0.80 per share         -            -        5,000            4        3,996
Cancellation of stock
receivable              -            -            -         (332)    (165,543)
Stock compensation
for options granted
to non-employees and
non-employee
directors               -            -            -            -        7,005
Deferred stock
compensation for
warrants issued under
the Promissory Note
Program                 -            -            -            -       13,757
Amortization of
deferred stock
compensation            -            -            -            -            -
Net loss and
comprehensive loss      -            -            -            -            -
Balance at
September 30,
2003            4,678,767  $     4,679    7,012,675   $    6,680   $8,691,476

(1)  Additional Paid in Capital is shown net of Issuance Costs

                         Intraop Medical Inc.
  Unaudited Consolidated Statements of Stockholders' Equity (Deficit)
                        At September 30, 2003
Continued

                Advances
               Receivables                 Deferred
                for Stock    Treasury       Stock      Accumulated
                Purchase      Stock      Compensation     Deficit       Total
               ----------   ----------    ----------    ----------    ----------
Balance at
September 30,
2002             (165,875) $  (150,000)       (7,057)  $10,054,446   $ 1,990,932
Offering costs on
promissory note
program                 -            -             -             -       (42,498)
Issuance of Series
4 preferred stock
at $2.50 per
share                   -            -             -             -       250,000
Issuance of common
stock at $1.25 per
share                   -            -             -             -       250,000
Exercise of options
for common stock at
$0.80 per share         -            -             -             -         4,000
Cancellation of stock
receivable        165,875            -             -             -             -
Stock compensation
for options granted
to non-employees and
non-employee
directors               -            -             -             -         7,005
Deferred stock
compensation for
warrants issued under
the Promissory Note
Program                 -            -        13,757             -             -
Amortization of
deferred stock
compensation            -            -        17,334             -        17,334
Net loss and
comprehensive loss      -            -             -    (1,618,472)   (1,618,472)
Balance at
September 30,
2003                    -   $ (150,000)   $   (3,480) $(11,672,918)  $(3,123,563)





See accompanying notes.

                         Intraop Medical Inc.
               Unaudited Consolidated Cash Flow Statement
                  Fiscal Year Ended September 30, 2003

Cash Flows from Operations
  Net Income/(Loss)                           (1,618,472)
Adjustments to Reconcile to Net Income/(Loss)
to Cash Flows from Operations
  Depreciation and Amortization                  198,115
  Accounts Receivable                           (139,564)
  Inventory & WIP                               (890,287)
  Deposits with Vendors/Other                   (102,514)
  Prepaid Expenses                                (9,821)
  Notes Payable - Current                        913,222
  Accounts Payable                             1,545,488
  Interest Payable                                93,085
  Accrued Liabilities                            154,895
  Sales Tax Payable                              (12,047)
  Leases Payable                                (180,872)
  Deferred Revenue                               (53,292)
                                              ----------
    Net Cash from Operations                    (102,064)

Cash Flows from Investing Activities
  Computers                                       (2,729)
  Intangibles                                   (239,228)
  Equipment                                      (66,072)
                                              ----------
    Net Cash from Investing Activities          (308,029)

Cash Flows from Financing Activities
  Lease Payable L/T                              (81,409)
  Sales Tax Payable - L/T                         (5,020)
  Preferred Stock                                    100
  Common Stock                                      (128)
  Deferred Stock                                   3,577
  Issuance Costs                                 (44,021)
  Stock Subscription Receivable                  165,875
  Additional Paid In Capital                     526,311
                                              ----------
    Net Cash from Financing Activities           399,410
    Net Increase <Decrease> in Cash              (10,683)
                                              ==========





See accompanying notes.

                         Intraop Medical, Inc.
          Notes to Unaudited Consolidated Financial Statements
                           September 30, 2003


1.  Description of Business
Intraop Medical, Inc. (the "Target") was incorporated in Delaware in March 1993 to develop, manufacture, market, and service mobile electron beam treatment systems designed for intraoperative radiotherapy (IORT). IORT is the application of radiation directly to a cancerous tumor and/or tumor bed during surgery. In July 1998, the Target obtained FDA 510k clearance on its initial product, the "Mobetron."


2.  Basis of Presentation and Summary of Significant Accounting
Policies

Going Concern
The Target's financial statements have been prepared on a basis that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Target has incurred operating losses since inception and expects such losses to continue as it furthers its product development programs. From inception to September 30, 2003, the Target incurred cumulative net losses of $11,672,918.
The Target has cash and cash equivalents and other current assets of $1,522,072, which is not sufficient to pay existing liabilities and commitments and fund its obligations in the near term. These conditions raise substantial doubt about the Target's ability to continue as a going concern.

The Target's ability to continue as a going concern is highly dependent, among other factors, on its ability to continue the development and commercialization of its products, obtain sufficient financing to produce the products, and obtain additional customers for its products. The Target is currently pursuing additional funding to further the development of its products and markets. Such funding may include the issuance of equity securities or debt instruments. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Target be unable to continue in existence.

Basis of Presentation
The consolidated financial statements include the accounts of the Target and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents
The Target considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents. All investments are in money market accounts for the periods presented and are classified as available-for-sale. Unrealized gains or losses on investments are included as a component of other comprehensive income, net of related taxes. As of September 30, 2003, there were no unrealized gains or losses on available-for-sale investments. During fiscal 2003, there were no unrealized gains or losses on sales of available-for-sale investments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments
The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

Concentration of Risk
The Target's revenues are derived from the sale of one product, the Mobetron, and its related accessories. Should revenues from this product not increase as expected in the near term, results from operations would be severely impacted.

Financial instruments that potentially subject the Target to concentrations of credit risks are principally trade accounts receivable. The Target has limited sales to date, which are all to well-established health care institutions located worldwide. The
Target does not require collateral for accounts receivable.

Inventory
Inventories are stated at lower of cost or market. Cost is computed using the first-in, first-out basis. For the period presented, inventory was comprised of a Mobetron subject to acceptance testing, and parts and accessories for the Mobetron product.

Property and Equipment
Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Property and equipment at September 30, 2003, consist of the following:

     Furniture and fixtures                                $   12,503
     Computers and equipment                                  167,532
     Assets under capital lease                               690,706
                                                           ----------
                                                              870,741
     Less accumulated depreciation and Amortization          (643,221)
                                                           ----------
     Property and Equipment, Net                           $  227,520
                                                           ==========

Accumulated depreciation and amortization above includes accumulated amortization of assets under capital lease of $535,824 at September 30, 2003.

Intangible Assets
Intangible assets include installment payments to Schonberg Radiation Corporation for license rights to acquire their linear accelerator technology (see Note 6). They also include amounts paid to Siemens Medical Systems, Inc. for manufacturing and design rights and design instructions under the termination agreement (see Note 5) and amounts paid to CDS Group Corporation, the Target's contract manufacturer of the Mobetron, for engineering and vendor non-recurring expenses (see

Note 5). The cost basis is $439,228 at September 30, 2003. The assets are amortized on a straight-line basis over their estimated useful life of three to seven years. Accumulated amortization is $131,075 at September 30, 2003.

The Target's historical and projected revenues are related to the sale of the Target's sole product, the Mobetron. Should revenues of the Mobetron product in future periods be significantly less than management's expectation, the benefit from the use of the linear accelerator technology license rights, and the Siemens and CDS related intangibles, would be limited and may result in an impairment of the intangible assets.

Research and Development
Costs incurred for research and development, which include direct expenses and an allocation of research-related overhead expenses, are expensed as incurred. The Target has not incurred significant costs for software development related to its Mobetron product.

Income Taxes
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition
In 2003, revenue consisted primarily of product sales and payments received under an operating lease agreement.

Revenue from Mobetron product sales is recognized upon installation provided any remaining obligations are inconsequential or perfunctory and collection of the resulting receivable is deemed probable. Revenue for accessories are recognized upon shipment. The Target is responsible for warranty obligation arising from its sales and provides for an estimate of its warranty obligation at the time of sale. The Target's contract manufacturers are responsible for the costs of any manufacturing defects.

Revenue from operating lease activities is recognized as income over the lease term as it becomes receivable according to the provisions of the lease. As of September 30, 2003, the Target has one outstanding lease agreement providing for minimum monthly payments of $18,000 through September 1, 2004.

Stock-Based Compensation
In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Target's consolidated financial position or results of operations.

3.  Debt Obligations
Debt obligations at September 30, 2003, are summarized as follows:

     Notes payable - related parties          $  848,000
     Loans payable                             1,370,579
                                              ----------
                                               2,218,579
Less current portion of debt obligations       2,218,579
                                              ----------
Long-term portion of debt obligations         $        -
                                              ==========

Notes Payable - Related Parties
Notes payable to related parties include notes issued to various officers, directors, and stockholders of the Target. The notes are due on demand and bear interest at 9 percent and 10 percent annum, payable quarterly unless otherwise specified by each holder. Included in the total is $125,000, which represents promissory notes under the Target's Promissory Note Program described below.

Loans Payable
Loans Payable are comprised of Promissory Notes and Other Loans
Payable.

Promissory Notes
Promissory notes relate to notes issued under the Target's Promissory Note Program. Promissory notes are convertible to the Target common stock at $1.25 per share at the option of the note holders. Additionally, the note holders received warrants as described in Warrants (see Note 7.). The promissory notes are current and bear interest at 9 percent per annum, payable quarterly. As of September 30, 2003, the principal balance outstanding under the notes is $1,150,000.

Other Loans Payable
In fiscal 2003, the Target borrowed $325,073 from a financial institution. The loan was secured by the assignment of an equipment lease and the underlying equipment pursuant to a lease between the Target and one of its customers. The loan is current and bears interest at 6.75 percent per annum, payable monthly. As of September 30, 2003, the principal balance outstanding under the note is $191,477.

4.  Commitments
The Target rents its office facility in Santa Clara under a non-cancelable operating lease that expires on December 31, 2004. Rent expense was $75,798 for the year ended September 30, 2003. Future minimum lease payments that come due in the following fiscal years ending September 30 are:

          2004                       80,536
          2005                       20,423
                                 ----------
          Total                  $  100,959
                                 ==========

5.  Siemens Medical Systems, Inc.
The Target entered into a Manufacturing and Distribution Agreement and a Loan and Security Agreement with Siemens of October 7, 1997. Under the Manufacturing and Distribution Agreement, Siemens will manufacture, test, and distribute the Target's Mobetron system. The Target granted to Siemens an exclusive license under the agreement for the intellectual property rights to assemble this product. The product can either be sold to the Target at transfer prices as specified in the agreement or can be sold by Siemens directly to end users with a margin payment due the Target for each unit sold. Under this agreement, the Target appointed Siemens as a nonexclusive distributor to sell, distribute, market, and support the Target's products until such time as 10 units of the product have been sold and delivered by Siemens. Siemens has the option, upon agreement by the Target to minimum sales commitments of Siemens, to convert its appointment from nonexclusive to exclusive at which time the Target's right to see to end users expires. On November 25, 2002, Siemens and the Target agreed to a termination of the manufacturing and distribution arrangement. Concurrently, the Target has secured a new manufacturing arrangement with CDS Group Corporation (CDS). On June 25, 2003, the Target was unable to make the first of five equal installments to Siemens in the amount of $159,032, pursuant to the termination agreement noted above. As a result, the total amount due of $795,160 became due and payable immediately. Interest accrues on this amount at the rate of 9 percent per annum. Although the Target is working to resolve payment of this account, no assurance can be given that Siemens will continue to grant forbearance.


6.  Related Party Transactions
Schonberg Radiation Corporation
One of the Target's stockholders, is a former director, officer, and stockholder of Schonberg Radiation Corporation (SRC). SRC granted the Target an exclusive license to certain technology related to linear accelerator for use in medical applications. The license agreement provides for a payment of $25,000 upon delivery of each of the first 20 accelerators. After the payments have been made, there are no additional license payments under this agreement, and the Target has the right to obtain proprietary information for the manufacture of these accelerators. As of September 30, 2003, $100,000 of license payments were accrued and $125,000 has been paid by the Target under the agreement. Prior to receiving regulatory approval to market its Mobetron product, the Target expensed $25,000 of license payments. After receiving regulatory approval, the Target has capitalized these payments as they are made and amortized the related asset over a seven-year estimated useful life from the date of regulatory approval. At September 30, 2003, $200,000 has been capitalized with accumulated amortization of $117,253, and is included in intangible assets.

Transactions with Officers and Directors
The Target has an accounts payable balance to certain stockholders, officers, and Board of Directors members. The related party payable amounted to $23,150 as of September 30, 2003 for expense reimbursements and pre-employment consulting work performed for the Target.
Certain officers, directors and employees lent the Target $50,000 pursuant to the Target's Promissory Note Program (see Note 3) and received warrants to purchase common stock under the Program (see Note
7).

7.  Stockholders' Equity (Deficit)

Convertible Preferred Stock
Convertible preferred stock at September 30, 2003 was comprised the following:

                                              Number of
                                                Shares
                                              Issued And
                                 Authorized   Outstanding
                                 ----------   ----------
Series 1                            600,000      507,000
Series 2                          2,000,000    1,584,750
Series 3                          1,000,000      997,017
Series 4                          2,000,000    1,590,000
                                 ----------   ----------
Total                             5,600,000    4,678,767
                                 ==========   ==========

The rights, preferences, and privileges of the preferred stockholders are as follows:

Dividends
The holders of Series 1, 2, 3, and 4 preferred stock are entitled to receive cumulative dividends at an annual rate of $0.04, $0.08, $0.12, and $0.20 per share, respectively, when and as declared by the Board of Directors. After the dividends on the preferred stock have been paid or set aside, additional dividends may be declared on the common and preferred stock as if converted on a pari passu basis.

Liquidation
The holders of Series 1, 2, 3, and 4 preferred stock are entitled to a liquidation preference to common stockholders of $0.50, $1.00, $1.50, and $2.50 per share, respectively. After the above amounts have been paid, the remaining assets are distributed to the holders of preferred and common stock on an as-converted basis.

Conversion and Registration
Each share of Series 1, 2, 3, and 4 preferred stock is convertible, at the option of the holder, at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion is automatic upon the earlier of: (i) the closing of a firm commitment underwritten public offering of the Target's common stock for aggregate proceeds of not less than $10,000,000 and an offering price of not less that $5.00 per share or (ii) consent by the holders of two-thirds of the outstanding preferred stock. In addition, the stockholders have certain registration rights effective following the Target's initial public offering. The Target has reserved 4,678,767 shares of common stock in the event of conversion.

Voting
The holders of each share of preferred stock are entitled to vote on an as-converted basis along with common stockholders. As long as at least 1,000,000 shares of preferred stock remain outstanding, the Target may not, without the approval of a majority of the then outstanding shares of preferred stock, voting together as a separate class, increase the authorized number of shares of preferred stock; effect a recapitalization; change the rights, preferences, and privileges of the preferred stock; or sell substantially all of the Target's assets. Additionally, as long as 1,000,000 shares of Series 1 preferred stock or an equivalent number of shares of common stock are outstanding, the holders of the Series 1 preferred stock, voting together as a separate class, any elect one member of the Board of Directors.

Common Stock
The holders of common stock are entitled to one vote per share. All outstanding shares are subject to the Target's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Target's common stock, the Target is dissolved, or more that 50 percent of the outstanding capital stock is sold.

Stock Options
In 1995, the Target adopted the 1995 Stock Option Plan (the Plan) and reserved 2,400,000 shares of common stock for issuance under the Plan.

Under the Plan, incentive options to purchase the Target's common stock may be granted to employees at prices not lower than fair market value at the date of grant as determined by the Board of Directors. Non-statutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower than 85 percent of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or non-statutory options may be granted to persons owning more than 10 percent of the voting power of all classes of stock at prices no lower than 110 percent of the fair market value at the date of grant as determined by options (no longer than 10 years from the date of grant, five years in certain instances). Options granted generally vest at a rate of 33 percent per year.
Activity under the Plan is as follows:

                                               Weighted
                       Shares                   Average
                     Available     Number      Exercise    Aggregate
                     For Grant    Of Shares    Price ($)      Price
                    ----------   ----------   ----------   ----------
Balance at
September 30, 2001   1,328,500      748,500        0.574      429,700
Options Granted       (135,000)     135,000        0.800      108,000
Options Exercised            -      (40,000)      (0.613)     (24,500)
Options Cancelled       10,000      (10,000)      (0.800)      (8,000)
                    ----------   ----------   ----------   ----------
Balance at
September 30, 2002   1,203,500      833,500        0.606      505,200
Options Granted       (257,500)     257,500        0.805      207,350
Options Exercised            -       (5,000)      (0.800)      (4,000)
Options Cancelled      149,500     (149,500)      (0.529)     (79,100)
                    ----------   ----------   ----------   ----------
Balance at
September 30, 2003   1,095,500      936,500        0.672      629,450
                    ==========   ==========   ==========   ==========

At September 30, 2003, 819,639 outstanding options were exercisable.

The Target has adopted the disclosure-only provisions of FAS 123, as amended by FAS 148. Accordingly, no compensation cost related to employee options with exercise prices equal to the deemed fair value of the Target's common stock is recognized in the financial statements. Had compensation cost for stock options for the year ended September 30, 2003 been determined based on the fair value at the grant date for awards in those periods consistent with the provisions of FAS 123, as amended by FAS 148, the Target's net loss would not have been materially impacted.

The fair value of each employee option grant is estimated on the date of grant using the minimum-value method assuming, for the year ended September 30, 2003, an expected option life of 4 years, a risk-free interest rate ranging from 2.49 percent to 2.51 percent and no dividends. The risk-free rate was calculated in accordance with the grant date and the expected option life.

During the year ended September 30, 2003, the Target issued 3,000 options to purchase common stock for services rendered by non-employees. The fair value of these options was $778, which was expensed upon issuance.

During the year ended September 30, 2003, the Target issued 25,000 options to purchase common stock to its non-employee Directors. The fair value of these options was $6,227, which was expensed upon issuance. The fair value of the non-employee options issued were determined using the Black-Scholes method, based on assumed volatility of 0.0001, an option life equal to 10 years, a risk free interest rate ranging from 3.73 percent to 3.92 percent based on the grant date and the term of the option, and assuming no dividends.

Total options under the Plan at September 30, 2003, comprised the following:
                          Number        Weighted        Number
                        Outstanding      Average      Exercisable
                           As Of        Remaining        As Of
                        September 30,   Contractual    September 30,
                            2003       Life (Years)       2003
                        ------------   ------------   ------------
$0.10                         30,000           2.12         30,000
$0.50                         97,000           4.87         97,000
$0.55                        300,000           4.20        300,000
$0.80                        386,500           8.53        285,472
$0.88                        120,000           7.55        106,667
$1.25                          3,000           9.51            500
                        ------------   ------------   ------------
Total                        936,500                       819,639
                        ============   ============   ============

Warrants
The following warrants are each exercisable into one share of common stock:
                                               Weighted
                                                Average
                                 Number Of     Exercise    Aggregate
                                   Shares      Price ($)     Price
                                 ----------   ----------   ----------
Balance at September 30, 2001       550,417        1.162      639,584
Warrants Granted                     64,000        1.250       80,000
Warrants Expired                    (40,417)      (3.330)    (134,584)
                                 ----------   ----------   ----------
Balance at September 30, 2002       574,000        1.019      585,000
Warrants Granted                    191,091        1.295      247,500
                                 ----------   ----------   ----------
Balance at September 30, 2003       765,091        1.088      832,500
                                 ==========   ==========   ==========

During the year ended September 30, 2003, the Target issued an aggregate of 122,000 warrants to purchase common stock in connection with the Target's Promissory Note Program (see Note 3). The fair value of these warrants was $13,757, and was recorded as deferred stock compensation and will be accreted to interest over the life of the borrowing. The notes are currently due and payable in full on March 1, 2004. Of these amounts, 14,000 warrants with a fair market value of $1,666 were issued to related parties (See Note 6).

During the year ended September 30, 2003, the Target issued 69,091 warrants to purchase common stock for services rendered by a financial advisor in connection with the Promissory Note Program (see Note 3). The fair value of these warrants was $1,521, and was charged to issuance costs upon issuance, as all of the warrants were fully exercisable upon issuance.

The fair value of the warrants issued was determined using the Black-Scholes method, based on assumed volatility of 0.0001, an expected term equal to the life of the warrant and at risk free interest rates ranging from 2.00 percent to 2.88 percent, and no dividends assumed.

Shares Reserved for Future Issuance
As of September 30, 2003, the Target has reserved shares of common stock for future issuance as follows:

Conversion of convertible preferred stock                   4,678,767
1995 Stock Option Plan                                      2,032,000
Common and preferred stock warrants                           765,091
                                                           ----------
Total                                                       7,475,858
                                                           ==========

8.  Employee Savings Plan
The Target maintains a 401(k) defined contribution plan that covers substantially all of its employees. Participants may elect to contribute up to a maximum of 15 percent of their annual compensation (subject to a maximum limit imposed by federal tax law). The Target, at its discretion, may make annual matching contributions to the plan. The Target has made no matching contributions to the plan through September 30, 2003.

9.  Income Taxes
As of September 30, 2003, the Target had deferred tax assets of approximately $5,913,000. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Deferred tax assets primarily relate to net operating loss and tax credit carry forwards.

As of September 30, 2003, the Target had federal net operating loss carry forwards of approximately $11,445,000. The Target also had federal research and development tax credit carry forwards of approximately $321,000. The net operating loss and tax credit carry forwards will expire at various dates beginning in 2008, if not utilized.

Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

10.  Subsequent Events
Please refer to the Unaudited Consolidated Financial Statements and corresponding Notes for the quarter ended December 31, 2003 for information on subsequent events.

                         Intraop Medical, Inc.
              Unaudited Consolidated Financial Statements
                          September 30, 2002

                         Intraop Medical Inc.
                 Unaudited Consolidated Balance Sheet
                        At September 30, 2002

Assets
Current Assets
Cash                                              41,696
Accounts Receivable                               45,264
Inventory and Inventory Progress Pay             395,399
Prepaid Expenses                                  10,724
                                              ----------
Total Current Assets                             493,083

Property and Equipment
Furniture & Fixtures - Net                        14,221
Mobetron - Net                                   295,380
                                              ----------
Total Property and Equipment                     309,601

Other Assets
Technology License - Net                          91,157
Deposits                                           8,000
                                              ----------
Total Other Assets                                99,157

Total Assets                                     901,841

Liabilities and Capital
Current Liabilities
Accounts Payable                                 828,997
Royalty Payable                                   75,000
Interest Payable                                  46,012
Leases Payable                                   180,872
Sales Tax Payable                                 70,997
Notes Payable                                  1,305,357
Warranty Liability                                26,623
Personal Paid Leave Liability                     62,398
Other Current Liabilities                         46,796
Customer Advances                                110,000
Deferred Revenue                                  53,292
                                              ----------
Total Current Liabilities                      2,806,344





See accompanying notes.

                         Intraop Medical Inc.
                 Unaudited Consolidated Balance Sheet
                        At September 30, 2002
(Continued)

Long-Term Liabilities
Leases Payable                                    81,409
Sales Tax Payable                                  5,020
                                              ----------
Total Long-Term Liabilities                       86,429

Total Liabilities                              2,892,773

Capital
Stock Subscription Receivable                   (165,875)
Issuance Costs                                   (93,226)
Preferred Stock                                    4,579
Common Stock                                       6,808
APIC                                           8,468,285
Treasury Stock                                  (150,000)
Deferred Stock                                    (7,057)
Retained Earnings                            (10,054,446)
                                              ----------
Total Capital                                 (1,990,932)
Total Liabilities & Capital                      901,841
                                              ==========





See accompanying notes.

                         Intraop Medical Inc.
            Unaudited Consolidated Statement of Operations
                 Fiscal Year Ended September 30, 2002


Revenue                                        1,333,029
Cost of Sales                                    865,706
                                              ----------
Gross Margin                                     467,323

Operating Expenses
General & Administrative                         616,022
Sales and Marketing                              306,338
Research and Development                         487,201
                                              ----------
Total Operating Expenses                       1,409,561

Operating Income/(Loss)                         (942,238)

Interest Expense and Taxes
Interest Expense/Income, Net                     102,085
State Income and Property Taxes                    2,422
                                              ----------
Total Interest and Taxes                         104,507
Net Income                                    (1,046,745)
                                              ==========





See accompanying notes.

                         Intraop Medical Inc.
              Unaudited Consolidated Cash Flow Statement
                 Fiscal Year Ended September 30, 2002


Cash Flows from Operating Activities
Net Income/(Loss)                                          (1,046,745)
Adjustments to Reconcile to Net Income/(Loss)
to Cash Flows from Operations
  Depreciation & Amortization                                 186,247
  Accounts Receivable                                         153,445
  Inventory                                                     5,854
  Prepaid Expenses & Insurance                                 16,261
  Notes Payable - Current                                     960,000
  Accounts Payable                                           (143,558)
  Interest Payable                                             40,106
  Sales Tax Payable                                             1,004
  Est. Liability Under Warranties                              (3,045)
  Personal Paid Leave Liability                                10,951
  Other Current Liabilities                                     6,226
  Contract Advances                                           105,000
  Deferred Revenue                                            (72,638)
                                                           ----------
    Net Cash provided by Operations                           219,108

Cash Flows from Financing Activities
  Lease Payable                                              (149,268)
  Common Stock                                                     40
  APIC                                                         49,020
  Deferred Stock                                               (7,057)
  Issuance Costs                                              (60,000)
  Sales Tax Payable L/T                                       (12,047)
                                                           ----------
    Net Cash Used in Financing                                179,132

    Net Increase <Decrease> in Cash                            39,796
                                                           ==========





See accompanying notes.

                         Intraop Medical Inc.
  Unaudited Consolidated Statements of Stockholders' Equity (Deficit)
                         At September 30, 2002

                   Convertible                                     Additional
                   Preferred Stock              Common Stock        Paid-In
                 Shares       Amount       Shares       Amount     Capital (1)
               ----------   ----------   ----------   ----------   ----------
Balance at
September 30,
2001            4,578,767   $    4,579    6,767,675   $    6,768   $8,386,039
Offering costs on
promissory note
program                 -            -            -            -      (60,000)
Exercise of options
for common stock at
$0.10 per share         -            -       40,000           40       24,460
Stock compensation
for options granted
to non-employees and
non-employee
directors               -            -            -            -       10,430
Deferred stock
compensation for
warrants issued under
the Promissory Note
Program                 -            -            -            -       14,130
Amortization of
deferred stock
compensation            -            -            -            -            -
Net loss and
comprehensive loss      -            -            -            -            -
Balance at
September 30,
2002            4,578,767   $    4,579    6,807,675   $    6,808   $8,375,059

(1)  Additional Paid in Capital is shown net of Issuance Costs





See accompanying notes.

                         Intraop Medical Inc.
  Unaudited Consolidated Statements of Stockholders' Equity (Deficit)
                         At September 30, 2002
Continued

                Advances
               Receivables                 Deferred
                for Stock    Treasury       Stock      Accumulated
                Purchase      Stock      Compensation     Deficit       Total
               ----------   ----------    ----------    ----------    ----------
Balance at
September 30,
2001            $(165,875)  $ (150,000)   $        -   $(9,007,701)   $ (926,190)
Offering costs on
promissory note
program                 -            -             -             -       (60,000)
Exercise of options
for common stock at
$0.10 per share         -            -             -             -        24,500
Stock compensation
for options granted
to non-employees and
non-employee
directors               -            -             -             -        10,430
Deferred stock
compensation for
warrants issued under
the Promissory Note
Program                 -            -       (14,130)            -             -
Amortization of
deferred stock
compensation            -            -         7,073             -         7,073
Net loss and
comprehensive loss                   -             -    (1,046,745)   (1,046,745)
Balance at
September 30,
2002            $(165,875)  $ (150,000)   $   (7,057) $(10,054,446)  $(1,990,932)





See accompanying notes.

                         Intraop Medical, Inc.
          Notes to Unaudited Consolidated Financial Statements
                           September 30, 2002


1.  Description of Business
Intraop Medical, Inc. (the "Target") was incorporated in Delaware in March 1993 to develop, manufacture, market, and service mobile electron beam treatment systems designed for intraoperative radiotherapy (IORT). IORT is the application of radiation directly to a cancerous tumor and/or tumor bed during surgery. In July 1998, the Target obtained FDA 510k clearance on its initial product, the "Mobetron."


2.  Basis of Presentation and Summary of Significant Accounting
Policies

Going Concern
The Target's financial statements have been prepared on a basis that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Target has incurred operating losses since inception and expects such losses to continue as it furthers its product development programs. From inception to September 30, 2002, the Target incurred cumulative net losses of $10,054,446. The Target has cash and cash equivalents and other current assets of $493,083, which is not sufficient to pay existing liabilities and commitments and fund its obligations in the near term. These conditions raise substantial doubt about the Target's ability to continue as a going concern.

The Target's ability to continue as a going concern is highly dependent, among other factors, on its ability to continue the development and commercialization of its products, obtain sufficient financing to produce the products, and obtain additional customers for its products. The Target is currently pursuing additional funding to further the development of its products and markets. Such funding may include the issuance of equity securities or debt instruments. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Target be unable to continue in existence.

Basis of Presentation
The consolidated financial statements include the accounts of the Target and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents
The Target considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents. All investments are in money market accounts for the periods presented and are classified as available-for-sale. Unrealized gains or losses on investments are included as a component of other comprehensive income, net of related taxes. As of September 30, 2002, there were no unrealized gains or losses on available-for-sale investments. During fiscal 2002, there were no unrealized gains or losses on sales of available-for-sale investments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments
The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

Concentration of Risk
The Target's revenues are derived from the sale of one product, the Mobetron, and its related accessories. Should revenues from this product not increase as expected in the near term, results from operations would be severely impacted.

Financial instruments that potentially subject the Target to concentrations of credit risks are principally trade accounts receivable. The Target has limited sales to date, which are all to well-established health care institutions located worldwide. The Target does not require collateral for accounts receivable.

Inventory
Inventories are stated at lower of cost or market. Cost is computed using the first-in, first-out basis. For the period presented, inventory was comprised of parts and accessories for the Mobetron product.

Property and Equipment
Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Property and equipment at September 30, 2002, consist of the following:

     Furniture and fixtures                   $   12,503
     Computers and equipment                      98,729
     Assets under capital lease                  690,706
                                              ----------
                                                 801,938
     Less accumulated depreciation and
       Amortization                             (492,337)
                                              ----------
     Property and Equipment, Net              $  309,601
                                              ==========

Accumulated depreciation and amortization above includes accumulated amortization of assets under capital lease of $395,325 at September 30, 2002.

Intangible Assets
Intangible assets include installment payments to Schonberg Radiation Corporation for license rights to acquire their linear accelerator technology (see Note 6). The cost basis is $175,000 at September 30, 2002. The linear accelerator technology is utilized in the manufacture of the Mobetron product. The license rights are amortized on a straight-line basis over their estimated useful life of seven years. Accumulated amortization is $83,843 at September 30, 2002.

The Target's historical and projected revenues are related to the sale of the Target's sole product, the Mobetron. Should revenues of the Mobetron product in future periods be significantly less than management's expectation, the benefit from the use of the linear accelerator technology license rights would be limited and may result in an impairment of the intangible assets.

Research and Development
Costs incurred for research and development, which include direct expenses and an allocation of research-related overhead expenses, are expensed as incurred. The Target has not incurred significant costs for software development related to its Mobetron product.

Income Taxes
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition
In 2002, revenue consisted primarily of product sales and payments received under an operating lease agreement.

Revenue from Mobetron product sales is recognized upon installation provided any remaining obligations are inconsequential or perfunctory and collection of the resulting receivable is deemed probable. Revenue for accessories are recognized upon shipment. The Target is responsible for warranty obligation arising from its sales and provides for an estimate of its warranty obligation at the time of sale. The Target's contract manufacturers are responsible for the costs of any manufacturing defects.

Revenue from operating lease activities is recognized as income over the lease term as it becomes receivable according to the provisions of the lease. As of September 30, 2002, the Target has one outstanding lease agreement providing for minimum monthly payments of $18,000 through September 1, 2004.

Stock-Based Compensation
In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Target's consolidated financial position or results of operations.

3.  Debt and Lease Obligations
Debt and lease obligations at September 30, 2002, are summarized as follows:

     Notes payable - related parties                       $  560,000
     Loans payable                                            745,357
     Leases payable                                           262,281
                                                           ----------
                                                           $1,567,638
     Less current portion of debt and lease obligations     1,486,229
                                                           ----------
     Long-term portion of lease obligations                $   81,409
                                                           ==========

The long-term debt repayment schedule is as follows:

          Fiscal 2004            $   81,409


Notes Payable - Related Parties
Notes payable to related parties include notes issued to various officers, directors, and stockholders of the Target. The notes are due on demand and bear interest at 9 percent and 10 percent annum, payable quarterly unless otherwise specified by each holder. Included in the total is $75,000, which represents promissory notes under the Target's Promissory Notes Program described below.

Loans Payable

Promissory Notes
Promissory notes payable relate to notes issued under the Target's Promissory Note Program. Promissory notes are convertible to Target common stock at $1.25 per share at the option of the note holders. Additionally, the note holders received warrants as described in Warrants (see Note 7). The promissory notes are current and bear interest at 9 percent per annum, payable quarterly. As of September 30, 2002, the principal balance outstanding under the notes is $725,000. Leases Payable

A Mobetron was leased by the Target from DVI Financial Services during fiscal 2000. This asset was financed in a capital lease transaction. As of September 30, 2002, the Target has $262,281 outstanding under this capital lease. This borrowing bears interest at 11.0 percent and is due in monthly payments of $16,732 through February 2004.


4.  Commitments
The Target rents its office facility in Santa Clara under a non-cancelable operating lease that expires on December 31, 2004. Rent expense was $75,523 for the year ended September 30, 2002. Future minimum lease payments that come due in the following fiscal years ending September 30 are:

          2003                   $   75,977
          2004                       80,536
          2005                       20,423
                                 ----------
          Total                  $  176,936
                                 ==========

5.  Siemens Medical Systems, Inc.
The Target entered into a Manufacturing and Distribution Agreement and a Loan and Security Agreement with Siemens of October 7, 1997. Under the Manufacturing and Distribution Agreement, Siemens will manufacture, test, and distribute the Target's Mobetron system. The Target granted to Siemens an exclusive license under the agreement for the intellectual property rights to assemble this product. The product can either be sold to the Target at transfer prices as specified in the agreement or can be sold by Siemens directly to end users with a margin payment due the Target for each unit sold. Under this agreement, the Target appointed Siemens as a nonexclusive distributor to sell, distribute, market, and support the Target's products until such time as 10 units of the product have been sold and delivered by Siemens. Siemens has the option, upon agreement by the Target to minimum sales commitments of Siemens, to convert its appointment from nonexclusive to exclusive at which time the Target's right to see to end users expires.

In fiscal 2002, Siemens and the Target agreed to a termination of the manufacturing and distribution arrangement. Concurrently, the Target has secured a new manufacturing arrangement with CDS Group Corporation.

6.  Related Party Transactions
Schonberg Radiation Corporation
One of the Target's stockholders, is a former director, officer, and stockholder of Schonberg Radiation Corporation (SRC). SRC granted the Target an exclusive license to certain technology related to linear accelerator for use in medical applications. The license agreement provides for a payment of $25,000 upon delivery of each of the first 20 accelerators. After the payments have been made, there are no additional license payments under this agreement, and the Target has the right to obtain proprietary information for the manufacture of these accelerators. As of September 30, 2002, $75,000 of license payments were accrued and $125,000 has been paid by the Target under the agreement. Prior to receiving regulatory approval to market its Mobetron product, the Target expensed $25,000 of license payments. After receiving regulatory approval, the Target has capitalized these payments as they are made and amortized the related asset over a seven-year estimated useful life from the date of regulatory approval. At September 30, 2002, $175,000 had been capitalized with accumulated amortization of $83,843, and is included in intangible assets.

Transactions with Officers and Directors
In September 1998, one of the Target's directors, who is also a stockholder and former officer of the Target, purchased 381,750 shares of common stock at $0.50 per share. The purchase was paid partly in cash in 1999 ($25,000 for 50,000 shares) and partially by a promissory note for $165,875. The note bears interest at 8 percent per annum. Principal and interest are payable on December 7, 2002. Notwithstanding the foregoing, the officer shall not sell, convey, transfer, or assign 190,875 shares prior to a sale of substantially all of the Target's assets or prior to an initial public offering by the Target of its securities. As collateral for the note, the officer has granted the Target an interest in the 381,750 shares of common stock.
An officer, director, and shareholder of the Target lent the Target $75,000 pursuant to the Target's Promissory Note Program (see Note 3) and received warrants to purchase common stock under the Program (see
Note 7).

7.  Stockholders' Equity (Deficit)
Convertible Preferred Stock
                                              Number of
                                                Shares
                                              Issued And
                                 Authorized   Outstanding
                                 ----------   ----------
Series 1                            600,000      507,000
Series 2                          2,000,000    1,584,750
Series 3                          1,000,000      997,017
Series 4                          2,000,000    1,490,000
                                 ----------   ----------
Total                             5,600,000    4,578,767
                                 ==========   ==========

The rights, preferences, and privileges of the preferred stockholders are as follows:

Dividends
The holders of Series 1, 2, 3, and 4 preferred stock are entitled to receive cumulative dividends at an annual rate of $0.04, $0.08, $0.12, and $0.20 per share, respectively, when and as declared by the Board of Directors. After the dividends on the preferred stock have been paid or set aside, additional dividends may be declared on the common and preferred stock as if converted on a pari passu basis.

Liquidation
The holders of Series 1, 2, 3, and 4 preferred stock are entitled to a liquidation preference to common stockholders of $0.50, $1.00, $1.50, and $2.50 per share, respectively. After the above amounts have been paid, the remaining assets are distributed to the holders of preferred and common stock on an as-converted basis.

Conversion and Registration
Each share of Series 1, 2, 3, and 4 preferred stock is convertible, at the option of the holder, at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion is automatic upon the earlier of: (i) the closing of a firm commitment underwritten public offering of the Target's common stock for aggregate proceeds of not less than $10,000,000 and an offering price of not less that $5.00 per share or (ii) consent by the holders of two-thirds of the outstanding preferred stock. In addition, the stockholders have certain registration rights effective following the Target's initial public offering. The Target has reserved 4,578,767 shares of common stock in the event of conversion.

Voting
The holders of each share of preferred stock are entitled to vote on an as-converted basis along with common stockholders. As long as at least 1,000,000 shares of preferred stock remain outstanding, the Target may not, without the approval of a majority of the then outstanding shares of preferred stock, voting together as a separate class, increase the authorized number of shares of preferred stock; effect a recapitalization; change the rights, preferences, and privileges of the preferred stock; or sell substantially all of the Target's assets. Additionally, as long as 1,000,000 shares of Series 1 preferred stock or an equivalent number of shares of common stock are outstanding, the holders of the Series 1 preferred stock, voting together as a separate class, any elect one member of the Board of Directors.

Common Stock
The holders of common stock are entitled to one vote per share. All outstanding shares are subject to the Target's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Target's common stock, the Target is dissolved, or more that 50 percent of the outstanding capital stock is sold.

Stock Options
In 1995, the Target adopted the 1995 Stock Option Plan (the Plan) and reserved 2,400,000 shares of common stock for issuance under the Plan. Under the Plan, incentive options to purchase the Target's common stock may be granted to employees at prices not lower than fair market value at the date of grant as determined by the Board of Directors. Non-statutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower than 85 percent of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or non-statutory options may be granted to persons owning more than 10 percent of the voting power of all classes of stock at prices no lower than 110 percent of the fair market value at the date of grant as determined by the Board of Directors. The Board of Directors also has the authority to set the term of the options (no longer than 10 years from the date of grant, five years in certain instances). Options granted generally vest at a rate of 33 percent per year.

Activity under the Plan is as follows:
                                               Weighted
                       Shares                   Average
                     Available     Number      Exercise    Aggregate
                     For Grant    Of Shares    Price ($)      Price
                    ----------   ----------   ----------   ----------
Balance at September
 30, 2000            1,239,750      837,250        0.585      489,525
Options Granted        (60,500)      60,500        0.800       48,400
Options Exercised            -            -            -            -
Options Cancelled      149,250     (149,500)      (0.725)    (108,225)
                    ----------   ----------   ----------   ----------
Balance at September
 30, 2001            1,328,500      748,500        0.574      429,700
Options Granted       (135,000)     135,000        0.800      108,000
Options Exercised            -      (40,000)      (0.613)    (24,500)
Options Cancelled       10,000      (10,000)      (0.800)     (8,000)
                    ----------   ----------   ----------   ----------
Balance At September
 30, 2002            1,203,500      833,500        0.606      505,200
                    ==========   ==========   ==========   ==========

At September 30, 2002, 779,167 outstanding options were exercisable.

The Target has adopted the disclosure-only provisions of FAS 123, as amended by FAS 148. Accordingly, no compensation cost related to employee options with exercise prices equal to the deemed fair value of the Target's common stock is recognized in the financial statements. Had compensation cost for stock options for the year ended September 30, 2002 been determined based on the fair value at the grant date for awards in those periods consistent with the provisions of FAS 123, as amended by FAS 148, the Target's net loss would not have been materially impacted.

The fair value of each employee option grant is estimated on the date of grant using the minimum-value method assuming, for the year ended September 30, 2002, an expected option life of 4 years, a risk-free interest rate of 3.58 percent and no dividends. The risk-free rate was calculated in accordance with the grant date and the expected option life.

During the year ended September 30, 2002, the Target issued 5,000 options to purchase common stock for services rendered by non-employees. The fair value of these options was $1,490, which was expensed upon issuance.

During the year ended September 30, 2002, the Target issued 30,000 options to purchase common stock to its non-employee Directors. The fair value of these options was $8,940, which was expensed upon issuance.

The fair value of the non-employee options issued were determined using the Black-Scholes method, based on assumed volatility of 0.0001, an option life equal to 10 years, a risk free interest rate of 4.66 percent based on the grant date and the term of the option, and assuming no dividends.

Total options under the Plan at September 30, 2002, comprised the following:

                          Number        Weighted        Number
                        Outstanding      Average      Exercisable
                           As Of        Remaining        As Of
                        September 30,   Contractual    September 30,
                            2002       Life (Years)       2002
                        ------------   ------------   ------------
$0.10                         30,000           3.12         30,000
$0.50                        232,000           5.06        232,000
$0.55                        300,000           5.20        300,000
$0.80                        171,500           8.57        133,833
$0.88                        100,000           8.26         83,333
                        ------------   ------------   ------------
Total                        833,500                       779,167
                        ============   ============   ============

Warrants
The following warrants are each exercisable into one share of common stock:

                                               Weighted
                                                Average
                                 Number Of     Exercise    Aggregate
                                   Shares      Price ($)     Price
                                 ----------   ----------   ----------
Balance at September 30, 2000       664,125        1.334      886,000
Warrants Granted                          -            -            -
Warrants Expired                   (113,708)      (2.167)    (246,416)
                                 ----------   ----------   ----------
Balance at September 30, 2001       550,417        1.162      639,584
Warrants Granted                     64,000        1.250       80,000
Warrants Expired                    (40,417)      (3.330)    (134,584)
                                 ----------   ----------   ----------
Balance at September 30, 2002       574,000        1.019      585,000
                                 ==========   ==========   ==========

In fiscal 2004, 515,500 warrants to purchase common stock will expire if unexercised.

During the year ended September 30, 2002, the Target issued an aggregate of 64,000 warrants to purchase common stock in connection with the Target's Promissory Note Program (see Note 3). The fair value of these warrants was $14,130, and was recorded as deferred stock compensation and will be accreted to interest over the life of the borrowing. The notes are due and payable in full on March 1, 2003. Of these amounts, 6,000 warrants with a fair market value of $828 were issued to related parties (See Note 6).

The fair value of the warrants issued was determined using the Black-Scholes method, based on assumed volatility of 0.0001, an expected term equal to the life of the warrant and at risk free interest rates ranging from 2.70 percent - 4.58 percent, and no dividends assumed. Shares Reserved for Future Issuance

As of September 30, 2002, the Target has reserved shares of common stock for future issuance as follows:

Conversion of convertible preferred stock      4,578,767
1995 Stock Option Plan                         2,037,000
Common and preferred stock warrants              574,000
                                              ----------
Total                                          7,195,267
                                              ==========

8.  Employee Savings Plan
The Target maintains a 401(k) defined contribution plan that covers substantially all of its employees. Participants may elect to contribute up to a maximum of 15 percent of their annual compensation (subject to a maximum limit imposed by federal tax law). The Target, at its discretion, may make annual matching contributions to the plan. The Target has made no matching contributions to the plan through September 30, 2002.

9.  Income Taxes
As of September 30, 2002, the Target had deferred tax assets of approximately $4,802,000. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Deferred tax assets primarily relate to net operating loss and tax credit carry forwards.

As of September 30, 2002, the Target had federal net operating loss carry forwards of approximately $9,851,000. The Target also had federal research and development tax credit carry forwards of approximately $306,000. The net operating loss and tax credit carry forwards will expire at various dates beginning in 2008, if not utilized.

10.  Subsequent Events
Please refer to the Unaudited Consolidated Financial Statements and corresponding Notes for the quarter ended December 31, 2003, the year ended September 30, 2003 and the quarter ended December 31, 2003 for information on subsequent events.

Management's Discussion and Analysis of Target's Financial Condition and Results of Operations

THIS DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE TARGET'S FINANCIAL STATEMENTS AND ACCOMPANYING FOOTNOTES.

This section contains forward-looking statements within the meaning of
Section 21E of the Securities and Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements involve a number of risks and uncertainties, including those identified in the section of this Information Statement entitled "Summary - Risk Factors" that may cause actual results to differ materially from those discussed in, or implied by, such forward-looking statements. Forward-looking statements within this Information Statement are identified by words such as "believes," "anticipates," "expects," "intends," "may," "will" and other similar expressions. However, these words are not the only means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. We are not obligated and expressly disclaim any obligation to publicly release any update to any forward-looking statement. Actual results could differ materially from those anticipated in, or implied by, forward-looking statements as a result of various factors, including the risks outlined elsewhere in this report.

The Target manufactures, markets and distributes the Mobetron, a proprietary mobile electron beam cancer treatment system designed for use in IORT. The IORT procedure involves the direct application of radiation to a tumor and/or tumor bed while a patient is undergoing surgery for cancer. The Mobetron is designed to be used without requiring additional shielding in the operating room, unlike conventional equipment adopted for the IORT procedure. The Mobetron system can be moved from operating room to operating room, thereby increasing its utilization and cost effectiveness. In addition to IORT, the Mobetron system also can be used as a conventional radiotherapy electron beam accelerator.

The Target's strategy is to expand its customer base both in the United States and internationally through direct and distributor sales channels and joint ventures with health care providers. The Target also intends to continue its research and development efforts for additional Mobetron applications.

The Target derives revenues from Mobetron product and accessory sales and operating leases. Product sales revenue is recognized upon installation provided that any remaining obligations are inconsequential or perfunctory and collection of the receivable is deemed probable. Revenues from accessory sales are recognized upon shipment. Revenue from operating lease activities is recognized as income over the lease term as it becomes receivable according to the provisions of the lease.

Cost of revenues consists primarily of amounts paid to contact manufacturers, salary and benefit costs for employees performing customer support and installation. General and administrative expenses include the salaries and benefits of executive and administrative personnel, communications, facilities, insurance, professional services and other administrative expenses. Sales and marketing costs include salaries, benefits and the related expenses of the sales staff travel expenses, promotion materials, conferences and seminars. Research and development expenses consist primarily of compensation and related direct costs for employees and an allocation of research and development-related overhead expenses. Since inception the Target has invested approximately $5.7 million in research and development. These amounts have been primarily invested in development of the Mobetron product and have been expensed as they have been incurred.

THIS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS IS BASED UPON AND SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THEIR RELATED FOOTNOTES.

This discussion and analysis of financial condition and results of operation is based on our financial statements which we prepare in conformity with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates and assumptions are based on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions also require the application of certain accounting policies, many of which require us to make estimates and assumptions about future events and their impact on amounts reported in our financial statements and related notes. We periodically review our accounting policies and estimates and make adjustments when facts and circumstances dictate. Actual results may differ from these estimates under different assumptions or conditions. Any differences may have a material impact on our financial condition and results of operations.

As of December 31, 2003, the Target had federal net operating loss carry forwards of approximately $12,866,000. The Target also had federal research and development tax credit carry forwards of approximately $329,000. The net operating loss and tax credit carry forwards will expire at various dates beginning in 2008, if not utilized.

RESULTS OF OPERATIONS
RESULTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2003 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 2002
Revenues. Total revenues increased $34,217, or 2.5 percent, from $1,333,029 for the year ended September 30, 2002 to $1,367,246 for the year ended September 30, 2003. In each of the two years, $216,000 of revenues were from operating leases and the remainder from Mobetron and accessory sales, $151,246 and $1,117,029 in 2003 and 2002 respectively. In November 2002, the Target terminated its manufacturing and distribution agreement with Siemens Medical Systems Inc. for the production of the Target's Mobetron product. The Target now contracts with CDS Group Corporation of Freemont, California for the production on its Mobetrons. The Target is now responsible Mobetron distribution, which it fulfills using its own employees for U.S. and Canada sales, while it relies on distributor arrangements for overseas sales. Mobetron revenue in 2002 was due to sales of Siemens built machines, while 2003 revenues were derived from CDS manufactured Mobetrons.
Cost of Revenues. Total cost of revenues increased $351,000, or 40.5 percent, from $866,000 in 2002 to $1,217,000 in 2003. Gross margin (total revenues less cost of revenues divided by total revenues) decreased from 35 percent in 2002 to 11 percent in 2003. The increase in costs and decrease in margin was primarily due to higher production and installation costs of the Mobetron.

General and Administrative. G&A expenses remained flat from 2002 to 2003, increasing $21,000, or 3.4 percent, from $616,000, or 46 percent of revenues, in 2002 to $637,000, or 47 percent of revenues, in 2003. Sales and Marketing. Sales and Marketing expenses increased $128,000, or 42 percent, from $306,000, or 23 percent of revenues, in 2002 to $434,000, or 32 percent of revenues, in 2003. The increase was due mainly to overseas sales and marketing efforts in Europe and Asia. Research and Development. Research and development expenses increased slightly by $12,000, or 2.5 percent, from $487,000, or 36.5 percent of revenues, in 2002 to $499,000, or 36.5 percent of revenues in 2003. Wages and benefits make up the majority of the research and development expenses, and these have remained fairly stable.

The Target has adopted the disclosure-only provisions of FAS 123, as amended by FAS 148. Accordingly, no compensation cost related to employee options with exercise prices equal to the deemed fair value of the Target's common stock is recognized in the financial statements. Had compensation cost for stock options for the year ended September 30, 2002 been determined based on the fair value at the grant date for awards in those periods consistent with the provisions of FAS 123, as amended by FAS 148, the Target's net loss would not have been materially impacted.

Depreciation and Amortization. Depreciation and amortization expense is recognized on a straight-line basis over the estimated useful lives of the Target's fixed assets and non-goodwill related intangible assets increased by $12,000, or 6.6 percent, from 2002 to 2003 due primarily to the acquisition of certain intangible assets as part of the Target's manufacturing termination agreement with Siemens.

Interest Expense/Income, Net. Interest income for 2002 and 2003 was negligible. Interest expense increased $91,000, or 88.9 percent, from 2002 to 2003 primarily due to an increase in Target's debt under its convertible promissory note program and loans from officers and directors.

Income Taxes. The Target did not record a provision for income taxes in 2002 or 2003, as the Target did not generate book or taxable income. As of September 30, 2002 and September 30, 2003, the Target had federal net operating loss carry forwards of approximately $9,851,000 and 11,445,412 respectively. The Target also had federal research and development tax credit carry forwards of approximately $306,000 and $321,000 for those same periods. The net operating loss and tax credit carry forwards will expire at various dates beginning in 2008, if not utilized. These future tax benefits have not been recognized as an asset on the Target's balance sheet due to uncertainties surrounding its ability to generate sufficient taxable income in future periods to realize the benefits. The extent to which these loss carry forwards can be used to offset future taxable income may be limited.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED DECEMBER 31, 2003 COMPARED TO THE QUARTER ENDED DECEMBER 31, 2002
Revenues. Total revenues increased $161,000, or 200 percent, from $81,000 for the quarter ended December 31, 2002 to $242,000 for the quarter ended December 31, 2003. During the period, the Target sold one of its Mobetrons for a gross sales price of and received cash in the amount of $1,230,685. Because of certain contingencies, which may result in the repurchase of the Mobetron by the Target, $1,048,339 of the gross amount was recorded as deferred revenue and was excluded from sales revenue. Of the first quarter fiscal 2003 revenues, $27,000 were from Mobetron product and accessory sales and $54,000 were from operating leases, as compared to $187,000 and $54,000 respectively for comparable period of fiscal 2004.

Cost of Revenues. Total cost of revenues from $36,000 in the first quarter of 2003 to $1,025,000 for the comparable period of 2004, primarily due the to sale of a Mobetron in the 2004 period. Gross margin (total revenues less cost of revenues divided by total revenues) was 56 percent in the first quarter of 2003 to a large negative margin in the first quarter of 2004, primarily due to the deferral of revenue taken upon the Mobetron sale in that quarter.

General and Administrative. G&A expenses increased from first quarter 2003 to first quarter 2004, increasing $179,000, or 130 percent, from $138,000 or 170 percent of revenues, in the first quarter of 2003 to $317,000, or only 132 percent of revenues, in the first quarter of 2004. Increases were due to a large extent to higher insurance costs, higher wage costs due to staff expansion, and increases in depreciation and amortization.

Sales and Marketing. S&M expenses decreased $29,000, or 24 percent, from $121,000, or 149 percent of revenues, in first quarter 2003 to $92,000, or 38 percent of revenues, in first quarter 2004. Decreased uses of contract personnel accounted for the bulk of the change.

Research and Development. Research and development expenses increased by $36,000, or 36 percent, from $100,000, or 123 percent of revenues, in first quarter of 2003 to $136,000, or 38 percent of revenues in first quarter of 2004. The Target has adopted the disclosure-only provisions of FAS 123, as amended by FAS 148. Accordingly, no compensation cost related to employee options with exercise prices equal to the deemed fair value of the Target's common stock is recognized in the financial statements. Had compensation cost for stock options for the year ended September 30, 2002 been determined based on the fair value at the grant date for awards in those periods consistent with the provisions of FAS 123, as amended by FAS 148, the Target's net loss would not have been materially impacted.

Depreciation and Amortization. Depreciation and amortization expense is recognized on a straight-line basis over the estimated useful lives of the Target's fixed assets and non-goodwill related intangible assets increased by $25,000 or 27 percent from first quarter 2003 to first quarter 2004 due primarily to the acquisition of certain intangible assets as part of the Target's manufacturing termination agreement with Siemens.

Interest Expense/Income, Net. Interest income for the first fiscal quarters of 2003 and 2004 were negligible. Interest expense increased $42,000 or 31 percent from 2002 to 2003 primarily due to an increase in Target's debt under its convertible promissory note programs.
Income Taxes. The Target did not record a provision for income taxes in first fiscal quarters of 2003 or 2004, as the Target did not generate book or taxable income. As of December 31, 2002 and December 31, 2003, the Target had federal net operating loss carry forwards of approximately $10,204,909 and $12,866,000 respectively. The Target also had federal research and development tax credit carry forwards of approximately $312,000 and $329,000 for those same periods. The net operating loss and tax credit carry forwards will expire at various dates beginning in 2008, if not utilized. These future tax benefits have not been recognized as an asset on the Target's balance sheet due to uncertainties surrounding its ability to generate sufficient taxable income in future periods to realize the benefits. The extent to which these loss carry forwards can be used to offset future taxable income may be limited.

CRITICAL ACCOUNTING POLICIES
Certain accounting policies are important to the presentation of the Target's financial position and results of operations and require the application of significant judgment by its management. As a result, they are subject to an inherent degree of uncertainty. In applying those policies, Target uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on historical experience, terms of existing contracts, observance of trends in the industry, information provided by customers and information available from other outside sources, as appropriate. Our critical accounting policies include:

Revenue Recognition
Although Target may receive nominal payments towards for Mobetron purchases when an order is placed for a Mobetron, revenue from Mobetron sales occurs upon installation provided any remaining obligations are inconsequential or perfunctory and collection of the resulting receivable is deemed probable. Revenue for accessories are recognized upon shipment. The Target's contract manufacturers are responsible for the costs of any manufacturing defects. Revenue from operating lease activities is recognized as income over the lease term as it becomes receivable according to the provisions of the lease.

Warranty Obligations
The Target is responsible for warranty obligation arising from its sales and provides for an estimate of its warranty obligation at the time of sale. The Target periodically reviews the adequacy of its warranty estimates.

Liquidity and Capital Resources
The Target has incurred significant operating losses since inception and expects such losses to continue as it furthers its product development programs. From inception to September 30, 2003, the Target incurred cumulative net losses of $11,673,000. As of September 30, 2003 the Target had cash and cash equivalents and other current assets of $1,522,072, which was not sufficient to pay existing liabilities and commitments and fund its obligations in the near term. These conditions continue though the date of this information statement and raise substantial doubt about the Target's ability to continue as a going concern. Since inception, the Target has financed its operations primarily through a combination of indebtedness, capital leases, private equity financings, government grants and revenues.
Net cash used for operating activities was ($102,064) in 2003 compared to $219,108 in 2002. Growth in inventory and accounts payable accounted for much of the difference, as the Target had one of its Mobetrons on in inventory for pre-shipment testing at the end of 2003 and also had a payable of approximately $795,000 to Siemens Medical Systems as a result of the termination of manufacturing and distribution agreement with the Target.

Beginning in the fiscal year 2002, the Target its Promissory Notes Program to raise funds for the Target's continuing operations. The promissory notes are convertible to Target common stock at $1.25 per share at the option of the note holders. The note holders also received 10 percent warrant coverage at $1.25 per share. Originally due on March 1, 2003, the maturity date of was extended to March 1, 2004 by agreement of the note holders. The note is current and bears interest at 9 percent payable quarterly. The principal balance outstanding of the Promissory Notes was $725,000, $1,150,000 and $1,375,000 at September 30, 2002, September 30, 2003 and December 31, 2003 respectively.

Subsequent to December 31, 2003, holders of $345,000 of notes under the Target's Promissory Note Program agreed, subject to the closing of the merger described below, to convert their notes into common stock at $1.25 per share, while holders of $650,000 and $205,000 of Promissory notes agreed to extend their notes until June 6, 2004 and September 1, 2004, respectively. In exchange for their agreement to convert or extend their Promissory notes, the Target will issue 240,000 warrants to these note holders. The remaining holders or $300,000 of Promissory notes elected not to either convert or extend and these Promissory notes were repaid between March 25 and March 31, 2004.

The Target began its Convertible Note Program in fiscal 2003. Convertible notes are convertible into Target common stock at $1.50 per share at the option of the note holders, however such notes will automatically convert to Target common stock at between $1.00 and $1.50 per share based on the terms and attainment of its next round of equity financing. The notes are current and bear interest at 8 percent per annum and are due in full including all accrued interest on February 28, 2005. As of December 31, 2003, the principal balance outstanding under the notes is $251,250.

In February 2003, the Target borrowed $325,073 from a financial institution. The loan was secured by the assignment of an equipment lease and the underlying equipment pursuant to a lease between the Target and one of its customers. The loan is current and bears interest at 6.75 percent per annum, payable monthly. As of December 31, 2003, the principal balance outstanding under the note is $140,422. In December 2003, the Target received an unsecured, non-interest bearing promissory note of $400,000 from a third party. The current balance under the note at December 31, 2003 was $400,000. The note was repaid in March 2004.

On March 22, 2004, the Target closed and funded a secured loan with a financial institution for an amount of $3,000,000. In connection with this loan, the Target granted the lender a lien on all of assets of the Target and issued 2,400,00 shares of common stock to the lender as additional collateral. The net proceeds to the Target after deducting expenses, fees, prepaid interest and other amounts was approximately $2,000,000. At December 31, 2003, the Target had negative working capital, and had negative cash flow during the quarter and during the year. They also had a deficit in stockholder's equity. At December 31, 2003, the Target had $325,318 of cash, short and long-term investments. Based on current sales forecast and planned operating expenditures, the Target believes that its cash and short-term investments will be sufficient to meet expected cash flow needs for only an additional three to four months from the date of this Information Statement. However, they are seeking to raise additional funds. Additional financing may not be available on terms favorable to the Target, or at all. If adequate funds are not available on acceptable terms, the Target's ability to fund its operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressure could be significantly limited.

Debt and Lease Obligations
At December 31, 2003, the Target had $3,052,000 in debt from various sources. Interest rates on such debt range from 0 percent to 21 percent. At December 31, 2003, the Target had no capital lease obligations. The Target leases space at its principal executive and corporate headquarters, with the lease term expiring on December 31, 2004.

Future minimum payments under all debt and lease obligations at December 31, 2003 are as follows (in thousands):

Debt obligations at December 31, 2003, are summarized as follows:

Notes payable - related parties               $  873,000
Loans payable                                  2,179,312
                                              ----------
                                               3,052,312
Less current portion of debt obligations       3,052,312
                                              ----------
Long-term portion of debt obligations         $        -
                                              ==========

At December31, 2003, future minimum lease payments that come due in the current and following fiscal years ending September 30 are:

                        2004                      62,362
                        2005                      20,423
                                              ----------
                        Total                 $   82,785

Recent Accounting Pronouncements
In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Target's consolidated financial position or results of operations.

                    PRO FORMA FINANCIAL INFORMATION
              REFLECTING THE EFFECTS OF THE PROPOSED MERGER

The following present the combined financial data of the Company and the Target for the year ended September 30, 2003, the Target's latest fiscal year end, and December 31, 2003, the Target's latest quarter end. The Company's balance sheet and operating information as of December 31, 2003 and September 30, 2003 have been derived from financial statements included in this Information Statement and those previously filed by the Company under form 10QSB/A for the quarter ended September 30, 2003. The Target's balance sheet and operating information as of December 31, 2003 and September 30, 2003 have been derived from financial statements included in this Information Statement. The combined balance sheet and operating data as of December 31, 2003 and September 30, 2003 assume that the merger of the Company and the Target occurred on those dates respectively.
The pro forma balance sheets and operating data presented is not necessarily indicative of the results that actually would have occurred if the merger had been completed on the assumed date(s) nor are the statements necessarily indicative of future combined financial position or earnings. The data presented should be read in conjunction with the financial statements of the Company and the Target for the periods shown.

For accounting purposes, the transaction is being accounted for as a reverse merger as Target is deemed to be the accounting acquirer.
Adjustments would be required to stockholders' equity to reflect the transaction being accounted for as a reverse merger.

        Unaudited Proforma Balance Sheet at December 31, 2003

                               Company        Target
Balance Sheet                Stand Alone   Stand Alone   Adjustments    Proforma
-------------                -----------   -----------   -----------   -----------
Assets
Current Assets
Cash & Cash Equivalents      $        93   $   325,318   $         -   $   325,411
Accounts Receivable                    -        86,177             -        86,177
Inventory & WIP                        -     1,146,947             -     1,146,947
Prepaid Expenses                       -        80,053             -        80,053
                             -----------   -----------   -----------   -----------
Total Current Assets                  93     1,638,495             -     1,638,588

Property and Equipment
Furniture & Fixtures-Net Accum. Dep.   -        73,151             -        73,151
Mobetron - Net Accum. Dep.             -       127,176             -       127,176
                             -----------   -----------   -----------   -----------
Total Property and Equipment           -       200,327             -       200,327

Other Assets
Intangibles - Net                      -       297,851             -       297,851
Deposits                               -       245,956             -       245,956
                             -----------   -----------   -----------   -----------
Total Other Assets                     -       543,807             -       543,807

Total Assets                          93     2,382,629             -     2,382,722




Liabilities and Capital
Current Liabilities
Accounts Payable                       -     1,973,408             -     1,973,408
Royalty Payable                        -       125,000             -       125,000
Interest Payable                       -       184,367             -       184,367
Sales Tax Payable                      -        58,950             -        58,950
Notes Payable                      5,000     3,052,312             -     3,057,312
Est. Liability Warranties &
 Service Contracts                     -       172,165             -       172,165
Paid Leave Accrual & Wages Payable     -        78,479             -        78,479
Deferred Revenue                       -     1,048,339             -     1,048,339
Other Current Liabilities              -        62,400             -        62,400
Customer Advances                      -       160,000             -       160,000
                             -----------   -----------   -----------   -----------
Total Current Liabilities          5,000     6,915,420             -     6,920,420
Long-Term Liabilities                  -             -             -             -
                             -----------   -----------   -----------   -----------
Total Liabilities                  5,000     6,915,420             -     6,920,420

Capital
Issuance Costs                         -      (137,245)            -      (137,245)
Preferred Stock                        -         4,679        (4,679)            -
Common Stock                      22,284         6,695       (13,734)       15,245
APIC                              59,161     8,881,539       (67,939)    8,872,761
Treasury Stock                         -      (150,000)            -      (150,000)
Deferred Stock                         -          (293)            -          (293)
Retained Earnings                (86,352)  (13,138,166)       86,352   (13,138,166)
                             -----------   -----------   -----------   -----------
Total Capital                     (4,907)   (4,532,791)            -    (4,537,698)
Total Liabilities & Capital  $        93   $ 2,382,629   $         -   $ 2,382,722
                             -----------   -----------   -----------   -----------

               Unaudited Proforma Statement of Operations

                               Company        Target
Income Statement             Stand Alone   Stand Alone   Adjustments    Proforma
----------------             -----------   -----------   -----------   -----------
Revenue                      $         -   $   241,289   $         -   $   241,289
Cost of Sales                          -     1,025,260             -     1,025,260
                             -----------   -----------   -----------   -----------
Gross Margin                           -      (783,971)            -     1,266,549

Operating Expenses
General and Administrative        34,590       317,275             -       351,865
Sales and Marketing                    -        92,288             -        92,288
Research and Development               -       135,726             -       135,726
                             -----------   -----------   -----------   -----------
Operating Expenses                34,590       545,289             -       579,879

Operating Income/(Loss)          (34,590)   (1,329,260)            -    (1,363,850)
Current Tax Expense                    -         1,852             -         1,852
Deferred Tax Expense                   -             -             -             -
Interest Expense/Income -- Net         -       134,136             -       134,136
                             -----------   -----------   -----------   -----------
Net Income (Loss)            $   (34,590)  $(1,465,248)  $         -   $(1,499,838)

         Unaudited Proforma Balance Sheet at September 30, 2003

                               Company        Target
Balance Sheet                Stand Alone   Stand Alone   Adjustments    Proforma
-------------                -----------   -----------   -----------   -----------
Assets
Current Assets
Cash & Cash Equivalents      $     2,506   $    31,013   $         -   $    33,519
Accounts Receivable                    -       184,828             -       184,828
Inventory & WIP                        -     1,285,686             -     1,285,686
Prepaid Expenses                       -        20,545             -        20,545
                             -----------   -----------   -----------   -----------
Total Current Assets               2,506     1,522,072             -     1,524,578

Property and Equipment
Furniture & Fixtures-Net Accum. Dep.   -        72,639             -        72,639
Mobetron - Net Accum. Dep.             -       154,881             -       154,881
                             -----------   -----------   -----------   -----------
Total Property and Equipment           -       227,520             -       227,520

Other Assets
Deffered Stock Offering Costs     24,742             -             -        24,742
Intangibles - Net                      -       308,153             -       308,153
Deposits                               -       110,514             -       110,514
                             -----------   -----------   -----------   -----------
Total Other Assets                24,742       418,667             -       443,409

Total Assets                      27,248     2,168,259             -     2,195,507

Liabilities and Capital
Current Liabilities
Accounts Payable                  31,310     2,374,484             -     2,405,794
Notes Payable                      5,000     2,218,579             -     2,223,579
Royalty Payable                        -       100,000             -       100,000
Interest Payable                       -       139,097             -       139,097
Sales Tax Payable                      -        58,950             -        58,950
Est. Liability Warranties &
 Serv. Contracts                       -        50,435             -        50,435
Paid Leave Accrual & Wages Payable     -       103,301             -       103,301
Other Current Liabilities              -        86,976             -        86,976
Contract Advances                      -       160,000             -       160,000
                             -----------   -----------   -----------   -----------
Total Current Liabilities         36,310     5,291,822             -     5,328,132
Long Term Liabilities                  -             -             -             -
                             -----------   -----------   -----------   -----------
Total Liabilities                 36,310     5,291,822             -     5,328,132
Capital
Issuance Costs                         -      (137,245)            -      (137,245)
Preferred Stock                        -         4,679        (4,679)            -
Common Stock                       1,114         6,680         7,436        15,230
APIC                              41,586     8,828,721       (54,519)    8,815,788
Treasury Stock                         -      (150,000)            -      (150,000)
Deferred Stock                         -        (3,480)            -        (3,480)
Retained Earnings                (51,762)  (11,672,918)       51,762   (11,672,918)
                             -----------   -----------   -----------   -----------
Total Capital                     (9,062)   (3,123,563)            -    (3,132,625)
Total Liabilities & Capital  $    27,248   $ 2,168,259   $         -   $ 2,195,507
                             ===========   ===========   ===========   ===========

              Unaudited Proforma Statement of Operations for the Twelve Months Ending September 30, 2003

                               Company        Target
Statement of Operations      Stand Alone   Stand Alone   Adjustments    Proforma
-----------------------      -----------   -----------   -----------   -----------
Revenue                      $         -   $ 1,367,246   $         -   $ 1,367,246
Cost of Sales                          -     1,216,732             -     1,216,732
                             -----------   -----------   -----------   -----------
Gross Margin                           -       150,514             -     2,583,978

Operating Expenses
General and Administrative        (1,476)      636,943             -       635,467
Sales and Marketing                    -       434,292             -       434,292
Research and Development               -       499,151             -       499,151
                             -----------   -----------   -----------   -----------
Operating Expenses                (1,476)    1,570,386             -     1,568,910

Operating Income/(Loss)            1,476    (1,419,872)            -    (1,418,396)

Current Tax Expense                    -         5,801             -         5,801
Deferred Tax Expense                   -             -             -             -
Interest Expense/Income -- Net         -       192,799             -       192,799
                             -----------   -----------   -----------   -----------
Net Income (Loss)            $     1,476  $ (1,618,472)  $         -   $(1,616,996)
                             ===========   ===========   ===========   ===========

                          FURTHER INFORMATION


For further information concerning this matter, contact Mr. David Shamy of Intraop Medical Corporation, at PO Box 9301, Salt Lake City, Utah 84109; telephone number (801) 943-2345.

                              APPENDICES

Appendix A: Agreement and Plan of Reorganization by and among Intraop Medical, Inc. and Intraop Medical Corporation dated as of February 24, 2004 (the "Merger Agreement").

Appendix B:  Nevada Revised Statutes - Sections 92a.300 - 92a.500
(Rights Of Dissenting Owners).

Appendix C: 10-QSB/A Report of Intraop Medical Corporation filed with the SEC on February 25, 2004.

Appendix D: 10-KSB Report of Intraop Medical Corporation for the fiscal year ending December 31, 2003.

Appendix E:  Form of Written Consent of the Stockholders of the
Company.


Gray Cary\SA\8047892.15
104832-157435